As filed with the Securities and Exchange Commission on January 7, 2011	Registration No. 333-166868

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT NO. 6 TO
FORM S-1/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CHINA FOR-GEN CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

800
(Primary Standard Industrial Classification Code Number)

11-3840621
(IRS Employer Identification No.)

Tengao District, Haicheng City
Liaoning Province, P.R.China 114000
+0412-2988160
( Address, including zip code, and telephone number,
including area code, of registrant’ s principal executive offices )

Sherry Li
c/o China For-Gen Corp.
87 Dennis Street
Garden City Park, NY 11040
(212) 240-0707
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to :	Copies to :
Barry I. Grossman, Esq.	Mitchell Nussbaum, Esq.
Adam Mimeles, Esq.	Giovanni Caruso, Esq.
Ellenoff Grossman & Schole LLP	Loeb & Loeb LLP
150 East 42 nd Street	345 Park Avenue
New York, NY 10017	New York, NY 10154
Tel: (212) 370-1300	Tel: (212) 407-4159
Fax: (212) 370-7889	Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement has been declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)		Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price (1)	Amount of registration fee

Common stock, par value $0.001 per share	4,600,000	(2)	$6.00	$27,600,000	$3,204.36
Common stock, par value $0.001 per share (3)	8,068,698		6.00	48,412,188	5,620.66
Representative’s Warrant	1		—	—	—
Common stock, par value $0.001 per share, underlying warrants held by the Representative (4)(5)	360,000		6.00	2,160,000	250.78

Total	13,028,698		6.00	$78,172,188	$9,075.8	(6)

(1)
The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Includes shares which the underwriter has the option to purchase to cover over-allotments.

(2)	Includes 600,000 shares of common stock, which may be sold upon exercise of a 45-day option granted to the Underwriter to cover over-allotments if any.
(3)	Reflects shares of common stock being registered for resale by the selling stockholders set forth herein.
(4)
The 360,000 shares of common stock being registered in this registration statement consist of shares issuable by the registrant upon the exercise of the Representative’s common stock purchase warrants issued in connection with this offering.

(5)	Pursuant to Rule 416, this registration statement also covers such number of additional ordinary shares to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(6)	Previously paid.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

This Registration Statement contains two prospectuses, as set forth below.

•
Public Offering Prospectus.  A prospectus to be used for the public offering by the Registrant of up to 4,000,000 shares of the Registrant’s common stock (in addition, up to 600,000 shares of the Registrant’s common stock may be sold upon exercise of the underwriters’ over-allotment option and 360,000 shares of the Registrant’s common stock may be sold upon exercise of the Representative’s Warrant) (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•
Resale Prospectus.  A prospectus to be used for the resale by the selling stockholders set forth therein of an aggregate of 8,068,698 of the Registrant’s common stock, of which 2,370,947 are currently issued and outstanding and 5,697,751 are issuable upon (i) conversion of outstanding preferred stock and convertible promissory notes and (ii) exercise of outstanding warrants (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•	they contain different outside and inside front covers and back covers;

•	they contain different offering sections than in the Prospectus Summary section beginning on page 1 (page SS-1);

•	they contain different Use of Proceeds sections (page SS-1);

•	a Selling Stockholders section is included in the Resale Prospectus (page SS-2);

•	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

•	the Underwriting section from the Public Offering Prospectus on page 77 is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place (page SS-5); and

•	the Legal Matters section in the Resale Prospectus on page SS-6 deletes the reference to counsel for the underwriters.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject To Completion, Dated [ ], 2011

CHINA FOR-GEN CORP.

    4,000,000 SHARES OF COMMON STOCK

1 REPRESENTATIVE WARRANT
360,000 SHARES OF COMMON STOCK UNDERLYING REPRESENTATIVE WARRANT

We are offering 4,000,000 shares of common stock, $0.001 par value per share.  Prior to this offering, there has been no public market for our securities. The public offering price of the shares was determined by negotiation between us and the underwriters.

The maximum public offering price of the common stock is expected to be not less than $4 and not more than $6 per share.  We intend to apply to have our shares listed on the NYSE AMEX Stock Exchange concurrent with this offering.

The purchase of the securities involves a high degree of risk.  See section entitled “Risk Factors” beginning on page 8.

	Per Share	Total

Public offering price	$4.00 – 6.00*	$16,000,000 – 24,000,000
Underwriting discounts and commissions	$0.32 – 0.48	$12,800,000 – 1,920,000
Non- accountable expense (1)	$0.04 – 0.06	$160,000 – 21,840,000
Proceeds, to China For-Gen Corp.	$3.64 – 5.46	$14,560,000 – 21,840,000

* The range of the maximum offering price is based on bona fide estimate pursuant to Item 501(b)(3) of Regulation S-K.
(1) The non-accountable expense allowance of 1.0% of the gross proceeds of the offering is not payable with respect to the shares sold upon exercise of the underwriters’ over-allotment option.

We have agreed to issue to the representative of the underwriters a common stock purchase warrant to purchase a number of shares of our common stock equal to an aggregate of 360,000 of the shares sold in the offering at an exercise price equal to [   ] per share.

The underwriters have a 45-day option to purchase up to 600,000 additional shares of common stock from us solely to cover over-allotments, if any.

The underwriters expect to deliver the shares to purchasers on or about [          ], 2011.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus is [         ], 2011

i

TABLE OF CONTENTS

Prospectus Summary	1
The Offering	5
Risk Factors	8
Cautionary Note Regarding Forward-Looking Statements and Other Information Contained in this Prospectus	23
Use of Proceeds	24
Dividend Policy	25
Capitalization	26
Market Price of and Dividends of Common Equity and Related Stockholder Matters	27
Determination of Offering Price	28
Dilution	29
Exchange Rate Information	30
Selected Consolidated Financial and Operating Data	31
Management’s Discussion and Analysis of Financial Condition and Results of Operations	32
Industry Overview	41
Business	47
Facilities	49
Legal Proceedings	53
Our History and Corporate Structure	56
Directors and Executive Officers	59
Executive Compensation	63
Security Ownership of Certain Beneficial Owners and Management	64
Certain Relationships and Related Transactions	65
Description of Our Securities	66
Shares Eligible for Future Sale	69
Material PRC Income Tax Considerations	70
Underwriting	73
Transfer Agent and Registrar	76
Legal Matters	76
Experts	76
Interests of Named Experts and Counsel	76
Service of Process and Enforcement of Judgments	76
Where You Can Find More Information	76
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	78
Index to Financial Statements	F-1

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information or to make any representations about us, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus.  If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.  Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. This prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be the most important information about us, you should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our securities, especially the risks of investing in our securities, which we discuss later in the section of this prospectus entitled “Risk Factors,” and our consolidated financial statements and related notes beginning on page F-1.

Unless otherwise specified or required by context, references to “we,” “our,” “us” and the “Company” refer collectively to China For-Gen Corp., a Delaware corporation (“China For-Gen”), and the subsidiaries of China For-Gen Corp., which are (i) Liaoning Shengsheng Biotechnological Co., Ltd., a PRC company formerly known as Anshan Xinfang Gardening Limited Company (“Liaoning Shengsheng” or the “WFOE”), which is wholly owned by China For-Gen, and (ii) Karamai Pusheng Forest and Wood Industry, LLC, a PRC limited liability company (“Pusheng”), which is wholly owned by Liaoning Shengsheng Biotechnological Co., Ltd. For convenience, certain amounts in Chinese Renminbi (“RMB”) have been converted to United States dollars at an exchange rate in effect at the date of the related financial statements.  Assets and liabilities are translated at the exchange rate as of balance sheet date. Income and expenditures are translated at the average exchange rate of the period.

This prospectus assumes the over-allotment has not been exercised, unless otherwise indicated.  Share numbers included herein reflect the 1:1.5 reverse stock split of all of the Company’s outstanding common stock, which occurred on May 12, 2010, unless otherwise indicated.

Our Company

China For-Gen Corp. is a Delaware corporation formed on February 26, 2008 solely for the purpose of acquiring all of the equity interests of Liaoning Shengsheng, a company incorporated in the People’s Republic of China (“China” or the “PRC”) on November 24, 2000.  Since its inception, Liaoning Shengsheng has been an agricultural and forestry company engaged in the breeding, cloning and sale of plant seedlings and specialized transgenic plant seedlings, and the research and development of seedling breeding technologies.

The Company’s primary product is fast growing poplar saplings, which are grown in the far northwest regions of China, in Xinjiang province near the city of Karamai.  The Company grows two distinct types of poplar saplings: Shengsheng No. 1 and Shengsheng No. 2.  Each product is separated into 5 different subcategories (1-5 years old trees) according to their age.  These varieties of poplar trees have been genetically modified for faster growth, pest resistance, low water requirements and high fiber strength.  The poplar seedlings mature in 3-5 years instead of the normal maturation time of 13-15 years.  The saplings are sold primarily to distributors who then resell our products to independent third parties for various uses, including re-forestation in western China.  As of December 31, 2009, our plantations under management had an area of approximately 8,300 mu in Xinjiang Province.  Internally generated cash flow and the potential capital from this offering are expected to finance the Company’s operations and future business plans, all as set forth herein.  For its 2009 fiscal year, the Company’s two major clients were Karamai Teng Lin Farming Co., Ltd. and Liaoning Dongran Landscape Engineering Co., Ltd. (each of which are independent third party distributors), contributing 53.37% and 29.94%, respectively, of the Company’s 2009 revenues.  Through the first three quarters of the Company’s fiscal 2010 year, these clients accounted for 62% and 30%, respectively, of the Company’s revenues.

The Company is growing in the forestry/lumber industry. The majority of revenues currently come from the sale of poplar saplings.  For the calendar year ended 2009 the Company generated $23,615,957 in revenue and $12,795,675 in net income versus 2008 revenue of $22,146,254 and net income of $6,688,771.  For the nine months ended September   30, 2010, the Company generated revenues of $16,288,827 and net income of $9,833,662 versus $12,922,412 and $4,670,646, respectively, during the first nine months of 2009.

Our Industry

Due to increasing demand, China can no longer rely on importing timber to meet its needs. The “2009 National Forestry Economy Performance” from the State Forestry Administration (SFA) of the PRC, estimated the value of China’s forestry industry output in 2009 amounted to RMB 1.58 trillion (approximately $2.3 billion), up approximately 10% from 2008, but grew at a slower pace than in prior years.  According to Zhang Jianlong, deputy administrator of the SFA, China’s total timber consumption will increase from 457 million m3 in 2009 to 477 million m3 for 2010.  Additionally, Mr. Zhang of the SFA believes it is urgent to promote domestic timber supply, allocate new land areas for wood and timber production and improve forest management.

According to the latest national forest inventory released by the SFA of the PRC on January 28, 2010, China’s total forest cover is 195 million hectares, accounting for 20% of China’s total land area, with 13.7 billion m 3 standing wood stock volume.  In recent years, China has been aggressive in its reforestation efforts and conversion of agricultural land to forests through the implementation of its National Forest Protection Program.

Domestic consumption of timber and wood products is expected to grow between 2010 and 2012 in line with social and economic development. The National Plan for Conservation and Utilization of Forest Land projects China’s forestry area will reach 223 million hectares and standing wood stock will reach 15.8 billion m 3 by 2020.

Competitive Strengths

While the Chinese forestry industry is highly competitive, we believe that the following strengths give us a competitive edge:

•	our proprietary technology allows us to breed faster growing, disease resistant trees;
•	our ability to select, culture and grow our nursery stock and to scale these processes as our production capacity increases;
•	we have strategically located production bases;
•
our expansion strategy seeks to create a vertically integrated operator in our industry, handling all aspects of forest, lumber and wood production, from seedling production and plantation, through growth management and harvesting, to lumber processing and production and sale of MDF and other wood products; and

•	we have an experienced management team.

Strategies

Our goal is to become a vertically integrated operator in the lumber and wood products industry.  To achieve our goals, we intend to:

•	expand existing seedling operations and plantations;
•	develop new plantations;
•	enter the lumber processing and manufacturing market through potential acquisitions; and
•	enter into manufacturing and production of medium density fiberboard (MDF);

Funds from this offering should accelerate our business strategy. We further anticipate that internally generated cash flow over the next 18 months will help complement and finance our growth plans.  A more detailed description of our business and strategy is located in the “Description of Business” section.

Risks and Challenges

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary.  These include:

•	our dependence on poplar saplings and trees;
•	extreme weather conditions, natural disasters and potential impacts on our plantations;
•	political issues associated with doing business inside the PRC;
•	inflationary pressures and potential adverse impact on our prices inside the PRC; and
•	our ability to comply with U.S. public reporting requirements, including maintenance of an effective system of internal controls over financial reporting.

Structure

In connection with the acquisition of the WFOE, certain officers and directors of Lioaning Shengsheng (the “Call Option Stockholders”) entered into a call option agreement (the “Call Option Agreement”) with Ms. Sherry Li (“Ms. Li”), then the sole officer, director and shareholder of China For-Gen, wherein Ms. Li agreed to transfer 12,000,000 shares of Company common stock to the Call Option Stockholders after our initial public offering.  The call option may be exercised by the Call Option Stockholders for nominal consideration of $0.001 per share (the “Call Option”).  The Call Option Agreement provides that Ms. Li may not dispose of any China For-Gen shares owned by her without the prior written consent of the Call Option Stockholders.  The Call Option Agreement was amended and restated in its entirety on May 12, 2010 to comply with PRC laws, including, without limitation, laws with respect to acquisitions by foreign entities and ownership by PRC citizens in a foreign enterprise (the “Amended Call Option Agreement”).  The percentage ownership of the Company to be granted to the Call Option Stockholders remains unchanged.  On December 31, 2010, the Call Option Stockholders exercised their rights under the Amended Call Option Agreement with respect to 50% of the shares and they have indicated that they intend to exercise their rights with respect to the remaining 50% on or by December 31, 2011.  Upon exercise of the Call Option, neither the ownership structure of the Company nor the number of shares of Company common stock outstanding changed or will change from the current structure as the shares underlying the Call Option are currently issued and outstanding and beneficially owned by the Call Option Stockholders.  Please see the section titled “Security Ownership of Certain Beneficial Owners and Management ” on page 59 for the percentage ownership of Company common stock owned by the Call Option Stockholders.

Our post initial public offering organization structure is summarized below:

Company Information

Our executive offices are located at Tengao District, Haicheng City, Liaoning Province, PRC 114000 and our telephone number is 0412-2988160. The website of our primary operating subsidiary is http://www.biosheng.com. Information contained on or accessed through our website is not intended to constitute and shall not be deemed to constitute part of this prospectus.

THE OFFERING

Securities offered:	4,000,000 shares of common stock, with an over-allotment option for an additional 600,000 shares, plus an additional 8,068,698 shares to be registered by the selling stockholders listed herein.

Common stock outstanding before the offering:	14,270,948 shares

Common stock to be outstanding after the offering:	18,870,948 shares (1)

Offering price:	$[ ] per share

Use of proceeds:	We intend to use the net proceeds from the offering substantially as follows:

·  approximately $3.18 million to pay the remaining unpaid purchase price to the original Liaoning Shengsheng shareholders (the “Shengsheng Shareholders”) who shall immediately transfer such amount to Liaoning Shengsheng for working capital purposes, which may include acquisitions in the ordinary course of business; and

· approximately $5.03 million to expand and construct our Karamai MDF production facilities; and

·  approximately $3-$5 million to pay the balance for the acquisition of Beijisong, with the final price to be determined by an appraisal of Beijisong to be conducted in early 2011 (as set forth herein).  This estimate is based in part on our estimation that (i) Beijisong owns net assets worth not more than $6.6 million, (ii) we are only purchasing 80% of Beijisong, (iii) we have already paid $877,693 for such acquisition and (iv) we may also purchase additional raw materials owned by Beijisong; and

· approximately $2.64 million to pay for the acquisition of Yuying (as set forth herein); and

· approximately $1.5 million to be used as working capital for Beijisong and Yuying after their respective acquisitions; and

· approximately $2.0 million for transaction expenses related to this offering; and

· approximately $1.0 million for an escrow account to fund the initial expenses of being a public company; and

· the remaining balance to expand our poplar seedling business and for working capital and general corporate purposes.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our acquisition and development efforts, sales and marketing activities, and the amount of cash generated or used by our operations.  We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Additionally, we may choose to expand our current business through acquisition of complimentary businesses using cash or shares, as set forth herein.  However, we have not entered into any negotiations, agreements or commitments with respect to any such acquisitions at this time. See the section of this prospectus entitled “Use of Proceeds” for more information on the use of proceeds.

The $1,000,000 escrow account established to fund the initial expenses of being a public company will be controlled by the Company and funds shall be disbursed as and when needed for, among other things, legal and accounting fees, insurance and directors’ compensation.

Risk factors:
Investing in our securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors.”

Listing	We intend to apply to have our common stock listed on the NYSE AMEX under the symbol CFG.

(1)  The number of shares of common stock to be outstanding immediately after this offering is based on 14,270,948 shares of common stock outstanding as of January 5, 2011 and includes (i) 600,000 shares, which may be sold upon exercise of a 45-day option granted to the underwriter to cover over-allotments and (ii) 416,667 shares issued in January, 2010 upon cashless exercise of the warrants issued in our May 30, 2008 private placement, but excludes:

·	444,119 shares of our common stock issuable upon conversion of Series A Convertible Preferred Stock issued May 30, 2008;

·
5,186,965 shares of common stock issuable upon the conversion of those certain convertible promissory notes and warrants issued pursuant to the Note Purchase Agreement between us and certain investors dated February 12, 2010 and August 10, 2010; and

·	66,667 shares of common stock issuable upon the conversion of warrants issued to an investor.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table is derived from and summarizes the relevant financial data for our business and should be read in conjunction with our audited financial statements and the related notes, which are included elsewhere in this prospectus and which account for the 1:1.5 reverse stock split of all of the Company’s outstanding common stock, which occurred on May 12, 2010.

	Year ended	Year ended	Nine months Ended	Nine months Ended
	December 31,	December 31,	September 30,	September 30,
	2009	2008	2010	2009

Sales revenues	$23,615,957	$22,146,254	$16,288,827	$12,922,412

Cost of goods sold	$6,351,073	$10,428,042	$3,485,125	$5,201,809

Gross profit	$17,264,884	$11,718,212	$12,803,702	$7,720,603

Operating expenses
Selling expense	$3,561,550	$4,206,849	$1,729,768	$2,562,828
General and administrative expenses	$912,870	$830,813	$1,019,482	$491,064
Total operating expenses	$4,474,020	$5,037,662	$2,749,250	$3,053,892

Net operating income	$12,790,464	$6,680,550	$10,054,452	$4,666,711

Other income (expense)
Interest income	$5,211	$8,221	$7,793	$4,180
Gain on change of fair value of derivative liabilities			$149,644	-
Interest expense			$(376,623)	-
Other expense			$(1,514)	(245)
Total other income (expense)	$5,211	$8,221	$(220,790)	$3,935

Net income before taxes	$12,796,075	$6,688,771	$9,833,662	$4,670,646

Taxes	$-	$-	$-	$-

Net income	$12,795,675	$6,688,771	$9,833,662	$4,670,646

Foreign Currency Translation Adjustment	$34,412	$1,138,567	$843,976	$(3,026)

Comprehensive Income	$12,830,087	$7,827,338	$10,677,638	$4,667,620

Balance Sheet Data (at end of Period)	December 31		September 30,
	2009	2008	2010
Cash	$843,358	$612,971	$8,689,839
Total Current Assets	$28,258,086	$21,552,444	$34,459,079
Total Assets	$30,981,287	$24,529,932	$40,293,467
Total Liabilities	$1,556,016	$1,796,182	$4,277,596
Total Stockholder's Equity	$29,424,671	$22,733,750	$36,015,871
Total Liabilities & Shareholder's Equity	$30,981,287	$24,529,932	$40,293,467

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Associated With Our Business

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have only limited audited financial results on which you can evaluate us and our operations.  We have operated our business in our current corporate structure only since April 2000 and are subject to, and may be unable to address, the risks typically encountered by companies operating in a rapidly evolving marketplace, including those risks relating to:

•	the failure to develop brand name recognition and reputation;

•	the failure to achieve market acceptance of our products;

•	an inability to grow and adapt our business and technology to evolving consumer demand.

If we are unable to address any or all of these or related risks, our business and results of operations may be materially and adversely affected.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates.  Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results.

Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in this prospectus, as well as the following factors, may affect our operating results:

•	our ability to continue to develop fast growing poplar saplings;

•	the results of the implementation of our intended business plan;

•	the quality of our products;

•	our ability to generate revenue;

•	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure;

•	our focus on long-term goals over short-term results; and

•	our ability to keep our facilities operational at a reasonable cost.

We are dependent on a single product for substantially all of our revenues.

Our revenues are substantially dependent on our fast growing poplar saplings, which account for 99% of our business revenue.  These trees are grown in the far northwest regions of China, in Xinjiang province near the city of Karamai and we grow two distinct types of poplar saplings: Shengsheng No. 1 and Shengsheng No. 2.  No assurances can be given that customers and potential customers will continue to seek our genetically modified poplar saplings.  For example, other products may be introduced into the marketplace which our customers prefer or there may be other reasons, many of which are expected to be beyond our control, for a switch away from our products.  In the event sales of our saplings decrease, our revenue, results of operations and future growth prospects can be expected to be materially harmed.  Accordingly, unless and until we diversify and expand our product offerings, our future success will significantly depend upon our genetically modified poplar saplings.

Because of the capital-intensive nature of our business, we may have to incur additional indebtedness or issue new equity securities, and if we are not able to obtain additional capital our ability to operate or expand our business may be impaired and our results of operations could be adversely affected.

We require significant levels of capital to acquire additional forest area, to finance the development of our facilities and for the construction and acquisition of new facilities, and we therefore expect we will need additional capital, over and above what we raise in this offering, to fund our future growth.  If cash from available sources is insufficient or unavailable due to restrictive credit markets, or if cash is used for unanticipated needs, we may require additional capital sooner than anticipated. Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

•	investors’ perceptions of, and demand for, companies in the Chinese timber industry;

•	investors’ perceptions of, and demand for, companies operating in China;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flows;

•	governmental regulation of foreign investment in China;

•	economic, political and other conditions in the United States, China, and other countries; and

•	governmental policies relating to foreign currency borrowings.

•	In the event we are required or choose to raise additional funds, we may be unable to do so on favorable terms or at all.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings.  There is no assurance we will be able to secure suitable financing in a timely fashion or at all.  In addition, there is no assurance we will be able to obtain the capital we require by any other means.  Future financings through equity investments are likely to be dilutive to our existing stockholders.  Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors.  Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects.  Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible promissory notes and warrants, which will adversely impact our financial condition.

If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our strategy to maintain our growth and competitiveness or to fund our operations.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

Our revenues are highly dependent on a limited number of customers and the loss of any one of our major customers could materially and adversely affect our growth and our revenues.

During the years ended December 31, 2009 and 2008, our two largest customers collectively accounted for 87% and 69%, respectively, of our accounts receivable and 81% and 94% of total sales, respectively.  As a result of our reliance on a limited number of customers, we may face pricing and other competitive pressures which may have a material adverse effect on our growth and our revenues.  We do not have an exclusivity arrangement with any of our customers.  In addition, there are a number of factors, other than our performance, that could cause the loss of a customer or a substantial reduction in revenue from any single customer and that may not be predictable.  For example, the government could determine not to make utilization of forestry resources a high priority or may reduce the sale and license of forestry resources to private businesses.  The loss of any one of our major customers can be expected to result in a decrease in our sales volume and could materially adversely affect our growth and our revenues.  Moreover, the loss of any one of our major customers could require us to layoff employees, which in turn could make it more difficult for us to attract and retain professionals in the future, which could further materially adversely affect our growth and our revenues.  If our customers seek to negotiate their agreements on terms less favorable to us and we accept such unfavorable terms, such unfavorable terms may have a material adverse effect on our business, financial condition and results of operations.  Accordingly, unless and until we diversify and expand our customer base, our future success will significantly depend upon the timing and volume of business from our largest customers.

We do not have any current sales contracts with our customers.

All of our sales contracts are seasonal in nature and are generally valid for less than nine months.  We customarily execute contracts in the late summer or early fall. Such contracts typically require performance by all parties not later than May, at which time the contracts terminate.  Accordingly, as of the date hereof, we do not have sales contracts with any of our customers, and there is no assurance that our customers will enter into new agreements with us in the future.  Failure to enter into any such contracts would significantly reduce our revenue.

We may not be able to attract and retain a sufficient number of clients to maintain or expand our business.

Our business depends on our ability to attract and retain clients, and we cannot assure you that our marketing efforts will lead to more companies purchasing our genetically modified saplings.  In the event we are successful in acquiring additional forest area, in developing our timber processing operations or in our manufacturing of MDF, we will need to find substantial sources of revenue for each of these business operations as well.  There are numerous factors that could lead to a decline in business or a failure to obtain clients for our expanded operations, including general economic conditions, market maturity or saturation, a decline in our ability to deliver quality products at a competitive price, direct and indirect competition and a decline in the demand for timber and manufactured wood products.  Any decrease in our client base or any failure to attract clients to our new businesses may adversely impact our operating margins and future growth prospects.

If we do not continue to develop new products or if our products do not continue to appeal to the market, we may not remain competitive, and our revenues and operating results could suffer.

The genetically modified saplings that we offer are subject to changing customer demands. Our future operational and financial performance depends on our ability to develop and market new services and products and to enhance our existing services and products, each on a timely basis to respond to new and evolving customer demands, to achieve market acceptance and keep pace with new developments.  We may be unable to develop, introduce on a timely basis (or at all) or market any new or enhanced services or products, and we cannot assure you that any new or enhanced services or products will appeal to the market.  Our failure to develop new services and products and to enhance our existing services and products or the failure of our services and products to continue to appeal to the market could have an adverse impact on our business, financial condition, results of operations and future operating prospects.

We may be unable to make acquisitions or enter into joint ventures, which could impair our growth prospects, and we may be unable integrate, operate or realize the anticipated benefits of such businesses.

As part of our growth strategy, we intend to pursue selected acquisitions or joint ventures. We cannot assure you we will be able to effect these transactions on commercially reasonable terms, or at all. Any future acquisitions or joint ventures may require access to additional capital, and we cannot assure you we will have access to such capital on commercially reasonable terms, or at all. Even if we enter into these transactions, we may not realize the benefits we anticipate or we may experience difficulties in integrating any acquired companies and products into our existing business; attrition of key personnel from acquired businesses; significant charges or expenses; higher costs of integration than we anticipate; or unforeseen operating difficulties that require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of our existing operations.

Consummating these transactions could also result in the incurrence of additional debt and related interest expense, as well as unforeseen contingent liabilities, all of which could have a material adverse effect on our business, financial condition or results of operations. We may also issue additional equity in connection with these transactions, which would dilute our existing stockholders.

We may not obtain the government approvals necessary to build our planned manufacturing facility in Karamai, which could impair our future growth prospects.

Karamai, China is located in Xinjiang Province.  Local lumber supply is imported from other provinces and countries and the resulting transportation costs makes the final product very expensive.  In order to reduce this cost, the Karamai city government established a new fast-growing forest base of 100,000 mu (one mu is equal to 1/6 of one acre) for industrial use located in Xinjiang province.  On November 1, 2005, the Karamai Developing Planning Commission approved Pusheng to establish an MDF facility capable of producing 80,000 cubic meters of MDF using poplar and other trees provided from this fast-growing forest base.  However, this government approval to build the plant has expired.  While we believe Pusheng will receive the proper government approvals and permits necessary to build the facility at such time as we are ready to do so, no assurances thereof can be given.  In the event we are unable to obtain the necessary government approvals, our expansion plans may be harmed and accordingly, our future growth prospects may be more limited than if we were to receive such approval.

We face competition from other research and development companies and timber processing companies which could erode our market share, brand recognition and profitability.

We face formidable competition in every aspect of our business, and particularly from other timber processors and wood products manufacturers.  Our competitors may be better capitalized, have more experience and have more established or deeper relationships with relevant government authorities, vendors, suppliers, distributors or customers than us.  Our competitors may make acquisitions or invest more aggressively in marketing or product development.  We cannot assure you our competitors will not attempt to copy our business model, or portions thereof, and that this will not erode our market share and brand recognition, and impair our growth rate and profitability.  If our competitors are able to provide similar or better services and products than ours, we could experience a significant decline in revenue.  Any such decline could negatively affect our profitability and future growth prospects.

Third parties may infringe on our brand and other intellectual property rights, and we may be unable to protect ourselves against such infringement for competitive and legal reasons, any of which could have a material adverse impact on our business.

We do not currently hold any registered trademarks or patents for our products, names or symbols. Moreover, intellectual property rights and related laws in China are still developing, and there are uncertainties involved in the protection and the enforcement of such rights.  There is a risk that third parties may infringe on, misappropriate or misuse our brand and other intellectual property rights.  If we are unable to protect or enforce our intellectual property rights, the value of our brand, services and products could be diminished and our business may suffer.  Our precautions may not prevent misappropriation of our intellectual property. Any legal action that we may bring to protect our brand and other intellectual property may not achieve the desired results, may be very expensive and could divert management’s attention from other business concerns.

Our failure to protect our intellectual property rights under applicable law could lead to the loss of a competitive advantage that could not be compensated by our damages award.

We may be sued by third parties who claim that our products, and formulations, methods of manufacture or methods of use infringe on their intellectual property rights.

We may be exposed to future litigation by third parties based on claims that our technologies, processes, formulations, methods or products infringe the intellectual property rights of others or that we have misappropriated the trade secrets of others.  Any litigation or claims against us, whether or not valid, would result in substantial costs, could place a significant strain on our financial and human resources and could harm our reputation.  Such a situation may force us to do one or more of the following:

•	incur significant costs in legal expenses for defending against an intellectual property infringement suit;

•
cease selling, making, importing, incorporating or using one or more or all of our technologies and/or formulations or products that incorporate the challenged intellectual property, which would adversely affect our revenue;

•	obtain a license from the holder of the infringed intellectual property right, which license may be costly or may not be available on reasonable terms, if at all; or

•	redesign our formulations or products, which would be costly and time-consuming.

Moreover, the possibility exists that a patent could be issued that would cover one or more of our products, requiring us to defend a patent infringement suit or necessitating a patent validity challenge that would be costly, time consuming and possibly unsuccessful. If a lawsuit were to be filed against us for patent infringement, we would incur significant legal costs to defend ourselves.

If we fail to effectively manage our anticipated growth, our business and operating results could be adversely effected.

We intend to pursue a strategy of growth and expansion that is expected to place strain on our management personnel, systems and resources.  To accommodate our intended growth, we anticipate that we will need to implement a variety of new and upgraded research and development, manufacturing and processing and other operational facilities, as well as financial systems, procedures and controls and the improvement of our accounting and other internal management systems, all of which require substantial management efforts and financial resources.  We will also need to continue to expand, train, manage and motivate our workforce, and develop and manage our relationships with our existing and target client base.  All of these endeavors will require substantial management effort and skills, and the incurrence of additional expenditures.  We cannot assure you we will be able to efficiently or effectively implement our growth strategies and manage the growth of our operations, and any failure to do so may limit our future growth and hamper our business strategy.

We depend on key personnel and our business may be severely disrupted if we lose the services of our key executives and employees.

Our future prospects are heavily dependent upon the continued service of our key executives, particularly Mr. Baoquan Wang, our President and Chairman, and a major shareholder of our company. We rely on his expertise in our business operations, and on the personal relationships he has with the relevant regulatory authorities, customers and suppliers.  On January 1, 2010 we renewed employment agreements with our key officers through December 31, 2012, but we have not entered into non-competition or non-solicitation agreements with our officers. If one or more of our key executives and employees are unable or unwilling to continue in their present positions, we may not be able to replace them easily and our business may be severely disrupted. In addition, if any of our key executives or employees joins a competitor or forms a competing company, we may lose customers and suppliers and incur additional expenses to recruit and train personnel. Further, we do not maintain key-man life insurance for any of our key executives.

We rely on highly skilled personnel and if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals.  Our continued ability to compete effectively depends on our ability to attract, retain and motivate our existing personnel.  The market for highly skilled personnel is highly competitive as a result of the limited availability of such personnel. The inability to hire or retain such qualified personnel may hinder our ability to implement our business strategy and may harm our business.

We rely on third party service or product providers and research partners and the failure of these third parties to deliver high level of service and support required in our business or the loss of a relationship with them will adversely impact our business and future operating prospects.

Our ability to increase sales, retain current and future memberships and strengthen our brand will depend in part upon our relationships with third parties, including the various government agencies that purchase our services.  The termination of these relationships could lead to the loss of a competitive advantage or even the loss of customers and revenue.  Moreover, if such third parties are unable to satisfy their commitments to us, our business would also be adversely affected.  Additionally, due to our association with such third parties, poor performance by our strategic partners outside of their relationship with us, a decline in the quality of the products supplied by them or deterioration of their reputation or other negative publicity about them could adversely impact our reputation and business performance.

Because we may not be able to obtain business insurance in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

Business insurance is not readily available in the PRC and we may suffer a loss of a type which would normally be covered by insurance in the United States, such as business interruption insurance and third party liability insurance to cover claims related to personal injury, or property damage arising from accidents during our operations. We would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment.  We have not obtained fire or casualty insurance, and there is no insurance coverage for our equipment, furniture and buildings in China.  Any losses incurred by us will have to be borne by us without any assistance, and we may not have sufficient capital to cover material damage to, or the loss of, our facility due to fire, severe weather, flood or other cause, and such damage or loss would have a material adverse effect on our financial condition, business and prospects.

We could be subject to claims related to health or safety risks.

Our timber harvesting, processing and manufacturing business, if and when entered into, may pose potential health or safety risks to our employees and there is a risk that claims will be asserted against us for injury or death.  Personal injury claims and lawsuits can result in significant legal defense costs, settlement amounts and awards, and could have an adverse effect on our business, financial condition and result of operations or cash flow.  In addition to the risks of liability exposure and increased costs of defense, claims may produce publicity that could hurt our reputation and business.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock.

We are required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules promulgated by the SEC thereunder. Our management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls will prevent all possible errors or all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

As of September 30, 2010, our management has not conducted a comprehensive review to determine whether our internal control over financial reporting has significant deficiencies.  However, we lack sufficient personnel with the appropriate level of knowledge, experience and training in the application of US generally accepted accounting principles (“GAAP”) standards, especially related to complicated accounting issues.  This could cause us to be unable to fully identify and resolve certain accounting and disclosure issues that could lead to a failure to maintain effective controls over preparation, review and approval of certain significant account reconciliation from Chinese GAAP to US GAAP and necessary journal entries. We have a relatively complicated corporate structure, which consists of multiple facilities and subsidiaries. The relatively small number of professionals we employ in our bookkeeping and accounting functions prevents us from appropriate segregating duties within our internal control system.  The inadequate segregation of duties is a weakness because it could lead to the untimely identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews.

To date, we have not determined whether our internal controls over financial reporting are sufficient, nor have we undertaken any remedial steps to remedy the deficiencies set forth above.  In the event our review demonstrates further internal control deficiencies, any remedial measures we undertake may be insufficient to address our material weaknesses, and there can be no assurance that significant deficiencies or material weaknesses in our internal controls over financial reporting will not be identified or occur in the future.  If additional material weaknesses or significant deficiencies in our internal controls are discovered or occur in the future, we may fail to meet our future reporting obligations on a timely basis, our consolidated financial statements may contain material misstatements, we may be required to again restate our prior period financial results, we may be subject to litigation and/or regulatory proceedings, and our business and operating results may be harmed.

The legal requirements associated with being a public company, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We may be unable to attract and retain qualified officers, directors and members of our board of directors and committees required to provide for our effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers.  The actual and perceived personal risks associated with compliance with the Sarbanes-Oxley Act and other public company requirements may deter qualified individuals from accepting roles as directors and executive officers.  Further, the requirements for board or committee membership, particularly with respect to an individual’s independence and level of experience in finance and accounting matters, may make it difficult to attract and retain qualified board members.  If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain the listing of our common stock on any stock exchange (assuming we are able to obtain such listing) could be adversely affected.

Our business will suffer if we cannot obtain, maintain or renew necessary permits or licenses.

All PRC enterprises in the timber industry are required to obtain from various PRC governmental authorities certain permits and licenses, including, without limitation, a License of Forest Seed Distribution, a License of Forest Seed Production and an Urban Landscaping Enterprise Qualification Certificate.  We have obtained permits and licenses required for Forest Seed Distribution and Production and Urban Landscaping.  Failure to obtain all necessary approvals/permits may subject us to various penalties, such as fines or being required to vacate from the facilities where we currently operate our business or even cease operations.

These permits and licenses are subject to periodic renewal and/or reassessment by the relevant PRC government authorities and the standards of compliance required in relation thereto may from time to time be subject to change. We intend to apply for renewal and/or reassessment of such permits and licenses when required by applicable laws and regulations; however, we cannot assure you we can obtain, maintain or renew the permits and licenses or accomplish the reassessment of such permits and licenses in a timely manner. Any changes in compliance standards, or any new laws or regulations that may prohibit or render it more restrictive for us to conduct our business or increase our compliance costs may adversely affect our operations or profitability. Any failure by us to obtain, maintain or renew the licenses, permits and approvals, may have a material adverse effect on the operation of our business. In addition, we may not be able to carry on business without such permits and licenses being renewed and/or reassessed.

There are unique risks in the MDF industry that we may not face in the seedling and harvesting industries.

In addition to investing in the construction of manufacturing facilities, there are also other investments related to land acquisition, environmental impact assessment, infrastructure construction, transportation, product and environmental testing and quality assurance, among others.  Accordingly, entering the MDF processing industry involves financial risks and unique obstacles than the other industries in which we are already active, i.e. the forestry and seedling industries.

Risks Relating to the Our Corporate Structure

We are a holding company that depends on cash flow from its subsidiaries to meet our obligations.

We are a holding company with no material assets other than the stock of Liaoning Shengsheng, which conducts all our operations.  We currently expect that the earnings and cash flow of Liaoning Shengsheng will primarily be retained and used for their continued business operations.

Our controlling shareholder has potential conflicts of interest with our company which may adversely affect our business.

Mr. Baoquan Wang is our primary controlling shareholder as well as our chairman and president.  Given his significant interest in our company, there is a risk that when conflicts of interest arise, Mr. Wang will not act completely in the best interests of our stockholders (as opposed to his personal interest) or that conflicts of interests will be resolved in our favor.

Additionally, in the event you believe your rights have been infringed under the securities laws or otherwise as a result of any one of the circumstances described above, it may be difficult or impossible for you to bring an action against us or our officers or directors who reside within China.  Even if you are successful in bringing an action, the laws of the PRC may render you unable to enforce a judgment against our assets and management, all of which are located in China.

Risks Associated With Doing Business in China

Our operations and assets in China are subject to significant political and economic uncertainties over which we have little or no control, and we may be unable to alter our business practice in time to avoid the possibility of reduced revenues.

Doing business outside the United States, particularly in China, subjects us to various risks including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation.  Changes in the PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition.  Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization.  There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice. We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions.  Therefore, we may be unable to alter our business practice in time to avoid the possibility of reduced revenues.

We derive all of our sales in China and a slowdown or other adverse developments in the PRC economy may materially and adversely affect our business.

All of our assets are located in China and all of our revenue is derived from our operations in China. We anticipate that our revenues generated in China will continue to represent all of our revenues in the near future, including upon the expansion of our business.  Accordingly, our results of operations and prospects are subject, to a significant extent, on the economic, political and legal developments in China.  We are therefore subject to the risks associated with an economic slowdown or other adverse developments in the PRC.  Moreover, the industry in which we are involved in the PRC is growing and transitioning from government-owned to privately owned so we cannot be sure of the laws, rules, regulations, policies and processes the various PRC government entities may impose as our industry evolves.  In addition, the Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.  Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in reduced demand for our services and products.  A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products or otherwise materially and adversely affect our business, results of operations and future growth prospects.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

We are dependent on our relationship with the local governments in the provinces in which we operate our business.  The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters.  The central or local governments of the various PRC jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.  Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could reduce the price of our common stock.

Inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  Rapid economic growth can lead to growth in the money supply and rising inflation.  If prices for our services and products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability.  These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our services and products.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese Renminbi into foreign currencies and, if Chinese Renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. Substantially all of our revenue and expenses are in Chinese Renminbi.  We are subject to the effects of exchange rate fluctuations with respect to these currencies.  For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar.  However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese Renminbi to the U.S. dollar.  Under the new policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar.  We can offer no assurance that Chinese Renminbi will be stable against the U.S. dollar or any other foreign currency.

Our financial statements are translated into U.S. dollars at the average exchange rates in each applicable period.  To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions results in reduced revenue, operating expenses and net income for our international operations.  Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations.  We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign consolidated subsidiaries into U.S. dollars in consolidation.  If there is a change in foreign currency exchange rates, the conversion of the foreign consolidated subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income.  Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss.  We have not entered into agreements or purchased instruments to hedge our exchange rate risks, which could leave us exposed to the potential adverse effects of currency fluctuations.  Moreover, the availability and effectiveness of any hedging transaction, should such transactions be available to us on reasonable terms and should we choose to engage in such transactions (of which no assurances can be given), may be limited and we may not be able to hedge our exchange rate risks.

The State Administration of Foreign Exchange (“SAFE”) restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively and to pay dividends.

All of our sales revenue and expenses are denominated in Chinese Renminbi.  Under PRC law, the Renminbi is currently convertible under the “current account,” which includes trade and service-related foreign exchange transactions and dividends, but not under the “capital account,” which includes foreign direct investments and loans.  Currently, our PRC operating subsidiaries may purchase foreign currencies for settlement of current account transactions, including for payment of dividends to us, without the approval of SAFE, by complying with certain procedural requirements.  However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future.  Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to pay dividends or utilize revenue generated in Renminbi to fund any business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by PRC operating subsidiaries under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE.  These limitations could affect our PRC operating subsidiaries’ ability to obtain foreign exchange through debt or equity financing.  If the foreign exchange control system prevents us from obtaining foreign currency, we may be unable to pay the interest and principal on any debentures we may issue, pay dividends on our equity or meet obligations that may be incurred in the future that require payment in foreign currency.

The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions.

Because our principal assets are located outside of the United States and a majority of our directors and our officers will reside outside of the United States, it may be difficult for you to enforce your rights based on the United States federal securities laws against us and our officers and directors in the United States or to enforce judgments of United States courts against us or them in the PRC.

All of our officers and directors reside outside of the United States. In addition, our operating subsidiaries are located in the PRC and all of their assets are located outside of the United States.  China does not have a treaty with United States providing for the reciprocal recognition and enforcement of judgments of courts.  It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against us in the courts of either the United States or the PRC, and even if civil judgments are obtained in courts of the United States, to enforce such judgments in the PRC courts.  Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties against us or our officers and directors under the United States federal securities laws or otherwise.

Because the assets of our wholly-owned subsidiaries are located overseas, stockholders may not receive distributions that they would otherwise be entitled to if we were declared bankrupt or insolvent.

Because all of the assets of our wholly-owned subsidiaries are located in the PRC, they may be outside of the jurisdiction of U.S. courts to administer if we are the subject of an insolvency or bankruptcy proceeding. As a result, our stockholders may not receive distributions on liquidation under U.S. Bankruptcy laws that they would otherwise be entitled to if our assets were located within the U.S.

The PRC legal system contains uncertainties which could limit the legal protections available to us and you, or could lead to penalties on us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value.  In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. Our PRC operating subsidiaries are subject to laws and regulations applicable to foreign investment in China. In addition, all of our subsidiaries are incorporated in China and subject to all applicable Chinese laws and regulations. Because of the relatively short period for enacting such a comprehensive legal system, it is possible that the laws, regulations and legal requirements are relatively recent, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to us and other foreign investors, including you, and may lead to penalties imposed on us because of the different understanding between the relevant authority and us.  In addition, we cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws.

We may have limited legal recourse under the PRC laws if disputes arise under our contracts with third parties.

The Chinese government has enacted significant laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade.  However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable.  If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies.  The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under the PRC laws, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring.  The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.  Although legislation in China over the past 30 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you.  The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our operations.

PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate.

In November 2005, SAFE issued a public notice, known as Circular 75, concerning the use of offshore holding companies in mergers and acquisitions in China. The public notice provides that before an offshore company is established or controlled by PRC residents for the purpose of seeking offshore equity financing by using assets or interests owned by such PRC residents in onshore companies, such overseas investment will be subject to registration with the relevant foreign exchange authorities. The public notice also suggests that registration with the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of shares in an offshore holding company that owns an onshore company. The PRC residents must each submit a registration form to the local SAFE branch with respect to their ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transactions or use of assets in China to guarantee offshore obligations.

Our current PRC beneficial owners may fall within the ambit of Circular 75 and be required to register with the local SAFE branch as required under Circular 75. If so required, and if such PRC beneficial owners fail to timely register their SAFE registrations pursuant to the Circular 75, or if future shareholders and/or beneficial owners of our company who are PRC residents fail to comply with the registration procedures set forth in the Circular 75, this may subject such shareholders, beneficial owners and/or our PRC subsidiaries to fines and legal sanctions and may also limit our ability to contribute additional capital (including using the proceeds from this offering) into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute dividends to our company, or otherwise adversely affect our business.

On August 8, 2006, MOFCOM, joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect September 8, 2006 and was amended on June 22, 2009.  These new rules significantly revised China’s regulatory framework governing onshore-to-offshore restructurings and foreign acquisitions of domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the new rules establish reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

Among other things, the revised M&A Regulations include new provisions that purport to require that an offshore special purpose vehicle, or SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.  On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings.  However, the application of this PRC regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement.

We were advised by our PRC counsel that our restructuring is not subject to CSRC approval.  However, we cannot exclude the possibility that the CSRC or another PRC regulatory agency subsequently determines that CSRC approval was required for our restructuring.  If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval was required for our restructuring, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.

If later the CSRC requires that we obtain its approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stock. Furthermore, published news reports in China recently indicated that the CSRC may have curtailed or suspended overseas listings for Chinese private companies.

It is uncertain how our business operations or future strategy will be affected by the interpretations and implementation of Circular 75 and its internal implementing guidelines and the Revised M&A Regulations. It is anticipated that application of the new rules will be subject to significant administrative interpretation, and we will need to closely monitor how MOFCOM and other ministries apply the rules to ensure that our domestic and offshore activities continue to comply with PRC law. Given the uncertainties regarding interpretation and application of the new rules, we may need to expend significant time and resources to maintain compliance.

Our partial payment of the acquisition price for Liaoning Shengsheng creates regulatory restrictions that limit Liaoning Shengsheng’s ability to pay dividends to us and may result in other regulatory restrictions.

Generally there is no SAFE approval required prior to remitting dividends of a foreign invested enterprise.  However, according to the Notice on Relevant Issues concerning Improving Foreign Direct Investment Foreign Exchange Administration by SAFE, effective as of April 1, 2003, before the acquisition price of an acquisition of a PRC company by a foreign investor has been paid off, any dividend remittance abroad by such PRC company may only be in proportion to the actual payments made by such foreign investor.  Since we have only paid $1.28 million of $5.12 million consideration due to the Shengsheng Shareholders, Liaoning Shengsheng can only remit 25% of its dividends or profits to us until we have paid all the acquisition consideration. This restriction is not affected by the timing of the exercise of the call option granted from Sherry Li to the Shengsheng Shareholders pursuant to the Amended and Restated Call Option Agreement dated May 12, 2010.

The Company may not be allowed by PRC regulatory authorities to consolidate Liaoning Shengsheng’s equity and assets into its consolidated financial statements before the Company has paid the acquisition price in full.

According to the Circular on Strengthening the Administration of Approval, Registration, Foreign Exchange and Taxation of Foreign Invested Enterprise (“Circular 575”), promulgated by the PRC Ministry of Foreign Trade and Economic Cooperation (currently Ministry of Commerce), State Administration of Taxation, State Administration for Industry and Commerce and State Administration of Foreign Exchange, effective as of January 1, 2003, in the event a foreign investor who purchases a controlling equity interest in a PRC company has not paid the purchase price in full, such investor shall not consolidate the equity and assets of the merged enterprise into its financial statements.  The financial statements forming a part of this prospectus have been consolidated in accordance with GAAP.  Since the Company has only made partial payment of the purchase price to the Shengsheng Shareholders, as per Circular 575, the Company may face a risk that it would not be allowed by the PRC regulatory authorities to consolidate Liaoning Shengsheng's equity and assets into the Company’s consolidated financial statements.  However, Circular 575 does not specify the legal consequences of consolidation of the financial statements prior to full payment of the purchase price, and there are no specific implementing rules concerning any penalties or fines under current PRC laws.  Accordingly, the legal effect of the PRC regulatory authorities making a determination that the Company is not in compliance with Circular 575 is unknown at this time.

Our labor costs are likely to increase as a result of changes in Chinese labor laws.

We expect to experience an increase in our cost of labor due to recent changes in Chinese labor laws which are likely to increase costs further and impose restrictions on our relationship with our employees. In June 2007, the National People’s Congress of the PRC enacted new labor law legislation called the Labor Contract Law and more strictly enforced existing labor laws.  The new law, which became effective on January 1, 2008, amended and formalized workers’ rights concerning overtime hours, pensions, layoffs, employment contracts and the role of trade unions.  In addition, under the new law, employees who either have worked for a company for 10 years or more or who have had two consecutive fixed-term contracts should be given an “open-ended employment contract” upon the request of such employee that, in effect, constitutes a long term contract which is only terminable under certain limited circumstances.  Should we become subject to such open-ended employment contracts, our employment related risks could increase significantly and we may be limited in our ability to downsize our workforce in the event of an economic downturn. No assurance can be given that we will not in the future be subject to labor strikes or that it will not have to make other payments to resolve future labor issues caused by the new laws.  Furthermore, there can be no assurance that the labor laws will not change further or that their interpretation and implementation will vary, which may have a negative effect upon our costs and results of operations.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Foreign companies, including some of our competitors, are not subject to these prohibitions.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time to time in China.  If our competitors engage in these practices, they may receive preferential treatment or other advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage.  Such disadvantage can be expected to have a material adverse impact on our business, growth prospects and results of operations.  Although we inform our personnel that such practices are illegal, we do not yet have an official policy in place and, even once such a policy is implemented, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties, which could be expected to have a material adverse effect on our reputation, share price and future operating prospects.

If we make equity compensation grants to persons who are PRC citizens, they may be required to register with SAFE.  We may also face regulatory uncertainties that could restrict our ability to adopt equity compensation plans for our directors and employees and other parties under PRC laws.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also know as “Circular 78.”  It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. For any plans which are so covered and are adopted by a non-PRC listed company, such as our company, after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan.  In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007.  We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming.

The Call Option Agreement signed by and among the Shengsheng Shareholders and Sherry Li could be regarded by SAFE as an equity incentive plan.  However, we do not believe the Call Option Agreement is required to be filed with SAFE, as the Company is not recognized as a "listed company" under Circular 78 as of the date hereof and the Shengsheng Shareholders have not exercised their rights under the Call Option Agreement.  In the future, we may adopt an equity incentive plan and make numerous stock option grants under the plan to our officers, directors and employees, some of whom are PRC citizens and may be required to register with SAFE.  If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected.

Due to various restrictions under PRC laws on the distribution of dividends by our PRC operating companies, we may not be able to pay dividends to our shareholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended and the Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises (“WFOE”) may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, a WFOE is required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds.  These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes.

Furthermore, if our consolidated subsidiaries in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our consolidated subsidiaries are unable to receive all of the revenues from our operations due to these contractual or dividend arrangements, we may be unable to pay dividends on our common stock.  In addition, under current PRC law, we must retain a reserve equal to 10 percent of net income after taxes each year, with the total amount of the reserve not to exceed 50 percent of registered capital.  Accordingly, this reserve will not be available to be distributed as dividends to our shareholders.  We presently do not intend to pay dividends in the foreseeable future. Our management intends to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business.

As all of our operations and personnel are in the PRC, we may have difficulty establishing adequate western style management, legal and financial controls.

The PRC historically has been deficient in western style management and financial reporting concepts and practices, as well as in modern banking, and other control systems.  We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC.  As a result of these factors, and especially given that we expect to be a publicly listed company in U.S. and subject to regulation as such, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.  We may have difficulty establishing adequate management, legal and financial controls in the PRC.  Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act and other applicable laws, rules and regulations.  This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business and the public announcement of such deficiencies could adversely impact our stock price.

An outbreak of a pandemic avian influenza, SARS or other contagious disease may have an adverse effect on the Chinese economy which may adversely affect our results of operations.

During the past four years, large parts of Asia experienced unprecedented outbreaks of avian influenza.  Currently, no fully effective avian flu vaccines have been developed and there is evidence that the H5N1 virus is evolving.  An effective vaccine may not be discovered in time to protect China against an avian flu pandemic. Also, in the first half of 2003, certain countries in Asia experienced an outbreak of severe acute respiratory syndrome, or SARS, a highly contagious form of atypical pneumonia, which seriously interrupted the economic activities in the affected regions.

An outbreak or perceived outbreak of avian flu, SARS, swine flu or other contagious disease may seriously interrupt our operations, which may have a materially adverse effect on our financial results.

Our bank accounts are not insured or protected against loss.

We maintain our cash with various banks and trust companies located in China. Our cash accounts are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.

Under the PRC EIT Law, we may be classified as a “resident enterprise” of the PRC. Such classification could result in PRC tax consequences to us and our non-PRC resident enterprise shareholders.

On March 16, 2007, the National People’s Congress approved and promulgated a new tax law, the PRC Enterprise Income Tax Law, or “EIT Law,” which took effect on January 1, 2008. Under the EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management bodies” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem our managing body as being located within China.  Due to the short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of a foreign (non-PRC) company on a case-by-case basis.

If the PRC tax authorities determine we are a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25 percent on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, under the EIT Law and its implementing rules, dividends paid between “qualified resident enterprises” are exempt from enterprise income tax. As a result, if we are treated as a “qualified resident enterprise,” all dividends that we receive from Liaoning Shengsheng (assuming such dividends are considered sourced within the PRC) should be exempt from PRC tax. If we are treated as a “non-resident enterprise” under the EIT Law, then dividends that we receive from Liaoning Shengsheng (assuming such dividends are considered sourced within the PRC) may be subject to a 10 percent PRC withholding tax. Any such tax on dividends could materially reduce the amount of dividends, if any, we could pay to our shareholders.

Finally, the new “resident enterprise” classification could result in a situation in which a 10 percent PRC tax is imposed on dividends we pay to our enterprise, but not individual, investors that are not tax residents of the PRC (“non-resident investors”) and gains derived by them from transferring our common stock, if such income is considered PRC-sourced income by the relevant PRC tax authorities. In such event, we may be required to withhold a 10 percent PRC tax on any dividends paid to our non-resident investors. Our non-resident investors also may be responsible for paying PRC tax at a rate of 10 percent on any gain realized from the sale or transfer of our common stock in certain circumstances. We would not, however, have an obligation to withhold PRC tax with respect to such gain under the PRC tax laws.

Moreover, the State Administration of Taxation (“SAT”) released Circular Guoshuihan No. 698 (“Circular 698”) on December 10, 2009 that reinforces the taxation of certain equity transfers by non-resident investors through overseas holding vehicles. Circular 698 addresses indirect equity transfers as well as other issues. Circular 698 is retroactively effective from January 1, 2008. According to Circular 698, where a non-resident investor who indirectly holds an equity interest in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers an equity interest in a PRC resident enterprise by selling an equity interest in the offshore holding company, and the latter is located in a country or jurisdiction where the actual tax burden is less than 12.5 percent or where the offshore income of its residents is not taxable, the non-resident investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days of the execution of the equity transfer agreement.  The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets. If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the seller to PRC tax on the capital gain from such transfer. Since Circular 698 has a short history, there is uncertainty as to its application. We (or a non-resident investor) may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that we (or such non-resident investor) should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations (or such non-resident investor’s investment in us).

If any PRC tax applies to a non-resident investor, the non-resident investor may be entitled to a reduced rate of PRC tax under an applicable income tax treaty and/or a deduction for such PRC tax against such investor’s domestic taxable income or a foreign tax credit in respect of such PRC tax against such investor’s domestic income tax liability (subject to applicable conditions and limitations). Investors are urged to consult their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available deductions or foreign tax credits.  For a further discussion of these issues, see the section of this prospectus captioned “Material PRC Income Tax Considerations,” below.

Risks Associated With Our Common Stock

Shares of our common stock lack a significant trading market.

We will seek to list our common stock on the NYSE AMEX under the symbol CFG.  There can be no assurance that an active trading market in our common stock will develop, or if such a market develops, that it will be sustained.  The price at which investors purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. Investors may be unable to sell their shares of common stock at or above their purchase price, which may result in substantial losses.

The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	liquidity of the market for the shares;

•	actual or anticipated fluctuations in quarterly operating results;

•	Sales of substantial amounts of our common stock, or the perception such sales might occur;

•	changes in financial estimates by securities research analysts;

•	conditions in PRC and international timber and wood processing markets;

•	changes in the economic performance or market valuations of other companies in the industry;

•	announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	addition or departure of key personnel;

•	fluctuations of exchange rates between RMB and the U.S. dollar;

•	intellectual property litigation;

•	our dividend policy; and

•	general economic or political conditions in China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our stock.

The future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. Sales of shares of our common stock in the public market covered under an effective registration statement, or the perception that those sales may occur, could cause the trading price of our common stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

  We may issue additional shares of our capital stock or debt securities to raise capital or complete acquisitions, which would reduce the equity interest of our stockholders.

Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, $.001 par value per share, and 2,000,000 shares of preferred stock, $.001 par value per share.  There are currently 14,270,948 shares of our common stock, and 500,000 shares of our preferred stock, outstanding.  An additional 5,697,751 shares of common stock are reserved for issuance upon the exercise of outstanding warrants, conversion of the Series A Convertible Preferred Stock and conversion of outstanding convertible promissory notes.  As a result, there are approximately 28,083,703 authorized and unissued shares of our common stock and 1,500,000 shares of our preferred stock which have not been reserved and are available for future issuance. Although we have no commitments as of the date of this offering to issue our securities other than as set forth herein, we may issue a substantial number of additional shares of our securities to complete a business combination or to raise capital.  We registered many shares under the registration statement of which this prospectus is a part for the benefit of certain selling stockholders, many of which are shares of common stock underlying convertible promissory notes, preferred stock and warrants.  Accordingly, such shares are not yet issued and outstanding, but the registration of such shares may make it more likely such securities will be converted or exercised (as applicable) and such additional shares of common stock issued to such investors.  The issuance of additional shares of our securities may cause economic and percentage dilution to our stockholders and may adversely affect prevailing market prices for our common stock.

As of August 10, 2010, those investors who purchased convertible promissory notes and warrants in our February 2010 private placement exercised their right to purchase up to an additional $2,500,000 of notes on terms identical to those in the February 2010 offering.  See “Description of Our Securities – February 2010 Private Placement” included herein for a complete description of the February 2010 Private Placement.

We currently plan to raise a majority of the funds required for our future growth, if any, from the capital markets; however there can be no assurances thereof.  If we raise these funds by issuing additional securities, the newly issued securities can be expected to result in substantial dilution of our stockholders.

Our management and directors own a significant amount of our common stock or options to purchase a significant amount of our common stock, giving them influence or control in corporate transactions and other matters, and their interests could differ from those of other stockholders.

As of the date of this prospectus, our management and directors as a group have the right to control 86.61% of our outstanding common stock.  As a result, they are in a position to significantly influence the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of any amendment to our articles of incorporation or bylaws, and the approval of significant corporate transactions. Their control may delay or prevent a change of control on terms favorable to our other stockholders and may adversely affect your voting and other stockholder rights.

Risks Related to an Investment in Our Securities

No cash dividends on our common stock are expected to be paid in the foreseeable future.

While we do pay dividends on our Series A Preferred Stock at a rate of 11% per annum, we do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends in the event we choose to do so.  Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. Furthermore, the terms of our Series A Preferred Stock prohibit the payment of dividends on our common stock while any Series A Preferred Stock is outstanding.  We intend to retain all earnings for our operations.  As a result, investors in our common stock should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future.  Moreover, investors may not be able to resell their shares of the Company at or above the price they paid for them.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock may be characterized by significant price volatility, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Our common stock may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We intend to apply to have our common stock listed on the NYSE AMEX.  Our common stock may be “thinly-traded”, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.  This situation may be attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broad or active public trading market for our common stock will develop or be sustained.

The elimination of liability of our directors, officers and employees under Delaware law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions that eliminate the liability of our directors to our company and stockholders to the extent allowed under Delaware law, and we are prepared to give such indemnification to our directors and officers to the extent provided by Delaware law.  The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and stockholders.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 of the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement (which disappears after one year).  Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements.  Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our common stock.  In addition we are registering for resale 8,068,698 shares of common stock from our private placements on the Registration Statement relating to this prospectus.  Such shares will be freely tradable with no restrictions after registration.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plan,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. In particular, these include statements relating to future actions, future performance, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur and you should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 4,000,000 shares of common stock in the offering at an offering price of $[    ] per share will be approximately $[  ] million after deducting the underwriting discounts and commissions and estimated offering expenses.  Our net proceeds will be approximately $[   ] million if the underwriter exercises its over-allotment option to purchase additional shares of common stock from us in full.

We intend to use the net proceeds from the offering for the following purposes subject to our application for and obtaining of applicable registrations and approvals under PRC laws and regulations:

o
approximately $3.18 million to pay the remaining unpaid purchase price to the Shengsheng Shareholders who shall immediately transfer such amount to Liaoning Shengsheng (with the amount of cash as reflected in the balance sheet as of the end of the corresponding fiscal period increasing by $3.84 million as does total shareholder’s equity) for working capital purposes, which may include acquisitions in the ordinary course of business; and

o
approximately $5.03 million to expand and construct our Karamai MDF production facilities/capabilities.  The total investment for such expansion is anticipated to be approximately $9.5 million. The remaining $4.5 million required is expected to be financed from the Company’s then-existing cash flow;

o
approximately $3-$5 million to pay the balance for the acquisition of Beijisong, with the final price to be determined by an appraisal of Beijisong to be conducted in early 2011 (as set forth herein).  This estimate is based in part on our estimation that (i) Beijisong owns net assets worth not more than $6.6 million, (ii) we are only purchasing 80% of Beijisong, (iii) we have already paid $877,693 for such acquisition and (iv) we may also purchase additional raw materials owned by Beijisong; and

o	approximately $2.64 million to pay for the acquisition of Yuying (as set forth herein); and

o	approximately $1.5 million to be used as working capital for Beijisong and Yuying after their respective acquisitions; and

o	approximately $1.0 million for an escrow account to fund the initial expenses of being a public company;

o	approximately $2.0 million for transaction expenses related to this offering; and

o	the remaining balance to expand our poplar seedling business and for working capital and general corporate purposes.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our acquisition and development efforts, sales and marketing activities, and the amount of cash generated or used by our operations.  We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Additionally, we may choose to expand our current business through acquisition of complimentary businesses using cash or shares, as set forth herein.  Except as set forth herein, we have not entered into any negotiations, agreements or commitments with respect to any such acquisitions at this time.

The $1,000,000 escrow account established to fund the initial expenses of being a public company will be controlled by the Company and funds shall be disbursed as and when needed for, among other things, legal and accounting fees, insurance and directors’ compensation.

DIVIDEND POLICY

Although we will continue paying required dividends of 11% per annum with respect to our outstanding Series A Preferred Stock, we have not paid, and do not currently intend to pay, cash dividends on our common stock in the foreseeable future.  Liaoning Shengsheng, the Company’s subsidiary, declared a one time dividend in the amount of $6,139,166 in 2008 (prior to our acquisition of Liaoning Shengsheng), and paid such dividends to the Shengsheng Shareholders in 2009.

On January 20, 2010, Liaoning Shengsheng, the Company’s subsidiary, declared a dividend to the Shengsheng Shareholders in the amount of $8,091,017 (RMB 55,300,000).  This dividend was based on Liaoning Shengsheng’s profit for its 2009 fiscal year, which was not finally determined until completion of the audit of its 2009 financial statements.  RMB 34,557,800 ($5,056,198) of such dividend was paid in May 2010 to the non-management Shengsheng Shareholders. On June 28, 2010, the remaining Shengsheng Shareholders agreed to waive their right to obtain their dividends, in a total amount equal to $3,046,471 (RMB 20,742,200), in order to assist the Company’s future developments.

Our policy is to retain all earnings, if any, to provide funds for operation and expansion of our business. We are a holding company incorporated in the State of Delaware and do not have any assets or conduct any business operations other than our investments in our subsidiaries.  As a result of our holding company structure, we rely entirely on dividend payments from our PRC subsidiaries.  PRC accounting standards and regulations currently permit payment of dividends only out of accumulated profits, a portion of which is required to be set aside for certain reserve funds.  Our inability to receive all of the revenues from our PRC subsidiaries' operations may provide an additional obstacle to our ability to pay dividends if we so decide in the future.  The declaration of dividends, if any, will be subject to the discretion of our board of directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others.

Generally there is no prior SAFE approval required for remitting dividends of a foreign invested enterprise. However, according to Notice on Relevant Issues concerning Improving Foreign Direct Investment Foreign Exchange Administration by SAFE, effective as of April 1, 2003, before the acquisition price of an acquisition of a PRC company by a foreign investor has been paid off, any dividend remittance abroad by such PRC company may only be in proportion to the actual payments made by such foreign investor.  Since we have only paid $1.28 million of $5.12 million consideration due to the Liaoning shareholders, Liaoning Shengsheng can only remit 25% of its dividends or profits to us until we have paid all the acquisition consideration.  This restriction is not affected by the timing of the exercise of the call option granted from Sherry Li to the Shengsheng Shareholders pursuant to the Amended and Restated Call Option Agreement dated May 12, 2010.

CAPITALIZATION

On May 11, 2010, the Company effected a 1:1.5 reverse split of the Company’s issued and outstanding common stock (the “Reverse Split”).  The following table summarizes our capitalization as of September 30, 2010, after taking into account the Reverse Split, on an actual basis and as adjusted basis to reflect our receipt of estimated net proceeds from the sale of 4,000,000 shares of common stock (excluding the 600,000 shares of common stock which the underwriter has the option to purchase to cover over-allotments, if any) in this offering at an offering price of $[    ] per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses of approximately $[   ] per share.

You should read this table in conjunction with the sections of this prospectus entitled “Use of Proceeds,” “Summary Consolidated Financial Information,” “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	September 30, 2010 (1)
	Actual	As Adjusted

Stockholders’ equity:
Common stock, $0.001 par value, 52,000,000 shares authorized, 14,270,948 shares outstanding at September 30, 2010(1) actual and as adjusted	$14,271	$
Preferred stock, $0.001 par value, 2,000,000 shares authorized, 500,000 issued and outstanding at September 30, 2010	500
Additional paid-in capital	9,439,394
Statutory reserves	—
Accumulated other comprehensive income	3,439,698
Retained earnings (accumulated deficit)	23,122,008
Total stockholders’ equity (deficiency)	36,015,871
Total capitalization	$40,293,467	$

(1)	The table above excludes, as of September 30, 2010:

•
shares of our common stock issuable upon the conversion of Series A Convertible Preferred Stock at a one to one conversion ratio pursuant to the Securities Purchase Agreement between us and Professional Offshore Opportunity Fund, Ltd. in May 2008;

•
shares of common stock issuable upon the conversion of those certain convertible promissory notes and warrants issued pursuant to the Note Purchase Agreement between us and certain investors in February and August 2010; and

•	66,667 shares of common stock issuable upon the conversion of warrants issued to an investor.

MARKET PRICE OF COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Market Information

There is currently no public market for our common stock.  We intend to apply to have our common stock listed on the NYSE AMEX under the symbol CFG.

Holders

As of January 5, 2011, there were 13 holders of record of our common stock.

Equity Compensation Plan Information

As of September 30, 2010 and January 5, 2011, we did not have any equity compensation plan in effect.

DETERMINATION OF OFFERING PRICE

The representative has advised us that the underwriters propose to offer the common stock directly to the public at the public offering price that appears on the cover page of this prospectus. Prior to this offering, there was no public market for any of our securities. The public offering price of our common stock was determined by negotiation between us and the underwriters. The principal factors considered in determining the public offering price of the common stock included:

•	the information in this prospectus and otherwise available to the underwriters;

•	the history and the prospects for the industry in which we compete;

•	the ability of our management;

•	the prospects for our future earnings;

•	the present state of our development and our current financial condition;

•	the general condition of the economy and the securities markets in the United States at the time of this offering;

•	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

•	other factors as were deemed relevant.

We cannot be sure the public offering price will correspond to the price at which our common stock will trade in the public market following this offering or that an active trading market for our common stock will develop or continue after this offering.

DILUTION

If you invest in our securities, your investment will be diluted immediately to the extent of the difference between the public offering price per share of common stock you pay in this offering, and the pro forma net tangible book value per share of common stock immediately after this offering.

Pro forma net tangible book value represents the amount of our total tangible assets reduced by our total liabilities after giving effect to the sale of four million shares of common stock in this offering. Tangible assets equal our total assets less goodwill and intangible assets. Pro forma net tangible book value per share represents our pro forma net tangible book value divided by the number of shares of common stock outstanding after giving effect to the conversion of 500,000 shares of Series A Convertible Preferred Stock.  As of September 30, 2010, our pro forma net tangible book value was $[   ] million and our pro forma net tangible book value per share was $[    ].

After giving effect to the sale of 4,000,000 shares of common stock in the offering at a public offering price of $[    ] per share, and after deducting the underwriting discount and commission and estimated offering expenses, our adjusted pro forma net tangible book value as of September 30, 2010 would have been $[    ] million, or $[      ] per share. This represents an immediate increase in pro forma net tangible book value of $[  ] per share to existing stockholders and immediate dilution of $[    ] per share to new investors purchasing shares in this offering.

The following table illustrates this per share dilution:

	As of September 30, 2010			As Adjusted
Public offering price per share				$	[	]
Pro forma net tangible book value per share as of September 30, 2010	$	[	]
Increase in pro forma net tangible book value per share attributable to new investors		[	]
Adjusted pro forma net tangible book value per share after the offering					[	]
Dilution in net tangible book value per share to new investors				$	[	]

The information above is as of September 30, 2010 and excludes the following:

•
444,119 shares of common stock (as adjusted pursuant to both its terms and the Reverse Split) issuable upon the conversion of Series A Convertible Preferred Stock owned by a single investor, as such investor’s ownership of our common stock would have exceeded the cap of 4.9% if such shares of Series A Convertible Preferred Stock were also converted to common stock. According to the terms of our Preferred Stock, holders of our Series A Convertible Preferred Stock are restricted from converting to common stock if the number of shares of common stock to be issued pursuant to such conversion would cause the number of shares of common stock owned by such holder and its affiliates at such time to equal or exceed 4.9% of our then issued and outstanding common stock; and

•	2,216,667 shares of common stock issuable upon the exercise of warrants outstanding at September 30, 2010 with a weighted average exercise price of $2.29 per share;

•
2,970,298 shares of common stock issuable upon the conversion of convertible promissory notes issued pursuant to the Note Purchase Agreement between us and certain investors dated February 2010 and August 2010; and

•	66,667 shares of common stock issuable upon the conversion of warrants issued to an investor.

Our adjusted pro forma net tangible book value after the offering, and the dilution to new investors in the offering, will change from the amounts shown above if the underwriters’ over-allotment option is exercised.

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our adjusted pro forma net tangible book value per share after this offering by approximately [$   ], and dilution per share to new investors by approximately $[   ], after deducting the underwriting discount and estimated offering expenses payable by us.

EXCHANGE RATE INFORMATION

Our business is primarily conducted in China and all of our revenues are denominated in RMB. Capital accounts of our consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of the balance sheet date.  Income and expenditures are translated at the average exchange rate of the period.  RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at the rates used in translation.

The following table sets forth information concerning exchange rates between the RMB and the United States dollar for the periods indicated.

Year Ended December 31 ,	Year End (1)	Yearly Average (2)

2007	7.2946	7.5806
2008	6.8225	6.9193
2009	6.8282	6.8314
2010	6.6023	6.7842

(1)	The exchange rates reflect the noon buying rates as reported by the Federal Reserve Bank of New York.

(2)	Annual averages are calculated from month-end rates. Monthly averages are calculated using the average of the daily rates during the relevant period.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The selected consolidated statement of income data for the fiscal years ended December 31, 2009 and 2008 and the consolidated balance sheet data as of December 31, 2009 and 2008 have been derived from our audited consolidated financial statements of included elsewhere in this prospectus.  The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future periods.

	Year ended	Year ended	Nine months ended	Nine months ended
	December 31,	December 31,	September 30,	September 30,
	2009	2008	2010	2009

Sales revenues	$23,615,957	$22,146,254	$16,288,827	$12,922,412

Cost of goods sold	$6,351,073	$10,428,042	$3,485,125	$5,201,809

Gross profit	$17,264,884	$11,718,212	$12,803,702	$7,720,603

Operating expenses
Selling expense	$3,561,550	$4,206,849	$1,729,768	$2,562,828
General and administrative expenses	$912,870	$830,813	$1,019,482	$491,064
Total operating expenses	$4,474,020	$5,037,662	$2,749,250	$3,053,892

Net operating income	$12,790,464	$6,680,550	$10,054,452	$4,666,711

Other income (expense)
Interest income	$5,211	$8,221	$7,793	$4,180
Gain on change of fair value of derivative liabilities			$149,644	-
Interest expense			$(376,623)	-
Other expense			$(1,514)	(245)
Total other income (expense)	$5,211	$8,221	$(220,790)	$3,935

Net income before taxes	$12,796,075	$6,688,771	$9,833,662	$4,670,646

Taxes	$-	$-	$	$-

Net income	$12,795,675	$6,688,771	$9,833,662	$4,670,646

Foreign Currency Translation Adjustment	$34,412	$1,138,567	$843,976	$(3,026)

Comprehensive Income	$12,830,087	$7,827,338	$10,677,638	$4,667,620

Balance Sheet Data (at end of Period)	December 31		September 30,
	2009	2008	2010
Cash	$843,358	$612,971	$8,689,839
Total Current Assets	$28,258,086	$21,552,444	$34,459,079
Total Assets	$30,981,287	$24,529,932	$40,293,467
Total Liabilities	$1,556,016	$1,796,182	$4,277,596
Total Stockholder's Equity	$29,424,671	$22,733,750	$36,015,871
Total Liabilities & Shareholder's Equity	$30,981,287	$24,529,932	$40,293,467

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the consolidated financial statements of the Company for the two years ended December 31, 2009 and 2008, and the nine months ended September 30, 2010 and 2009, and should be read in conjunction with such financial statements and related notes included in this prospectus.  Those statements in the following discussion that are not historical in nature should be considered to be forward looking statements that are inherently uncertain. Actual results and the timing of the events may differ materially from those contained in these forward looking statements due to a number of factors, including those discussed in the “Cautionary Note on Forward Looking Statements” set forth elsewhere in this prospectus.

Overview

We were incorporated under the laws of the State of Delaware on February 26, 2008.  The core activities of our business include the sale of transgenic poplar seedlings and trees, and the planting, harvesting, processing, forestation, and cloning of such seedlings and trees.  We are based in Anshan City of Liaoning Province, China.

Through joint research with specialized universities, we have developed transgenic poplar seedlings that are fast-growing, highly pest and drought-resistant and high in fiber density.  As a result, our seedlings are ultimately purchased by government departments and other organizations responsible for tree planting.

Operating Results

The following selected comparative financial information for the nine months ended September 30, 2010 and 2009, and the years ended December 31, 2009 and 2008 have been derived from and should be read in conjunction with the financial statements of the Company for the nine months ended September 30, 2010 and 2009, and the fiscal years ended December 31, 2009 and 2008 included as exhibits to this prospectus.  Because the Company is categorized as in a farm and forest industry, it is entitled to participate in a government subsidy program for its sapling business.  Under the program, the Company collects value added tax (VAT) from customers in an amount equal to 3% of sales during the year ended December 31, 2009 and 6% of sales during the year ended December 31, 2008. This amount is not required to be remitted to the government. VAT, which is included in revenue, was $682,735 and $1,251,786 for the years ended December 31, 2009 and 2008 respectively.

Comparison of Nine and Three Months Ended September 30, 2010 and 2009

	Nine Months ended September 30,		Three months ended September 30,
	2010	2009	2010	2009
Sales revenues	$16,288,827	$12,922,412	$45,552	$6,094
Cost of goods sold	3,485,125	5,201,809	9,957	4,483
Gross profit	12,803,702	7,720,603	35,595	1,611
Operating expenses
Selling expense	1,729,768	2,562,828	7,625	628
General and administrative expenses	1,019,482	491,064	211,762	114,349
Total operating expenses	2,749,250	3,053,892	219,387	114,977
Operating income	10,054,452	4,666,711	(183,792)	(113,366)
Other income (expense)
Interest income	7,793	4,180	3,613	531
Gain on change of fair value of derivative liabilities	149,644	-	68,726	-
Interest expense	(376,623)	-	(166,708)	-
Other expense	(1,514)	(245)	(741)	(476)
Total other income (expenses)	(220,790)	3,935	(95,110)	55
Net income	9,833,662	4,670,646	(278,902)	(113,311)
Foreign Currency Translation Adjustment	843,976	(3,026)	742,056	30,396
Comprehensive Income	$10,677,638	$4,667,620	$463,154	(82,915)

The Company experiences strong seasonality in the sales of poplar saplings, its main product. The majority of sales are executed in April, May, October and November each year.  During the first quarter, the Company’s sales revenue was derived from sales of vegetables and flowers.  The revenue from sales of vegetables and flowers historically does not account for more than 1% of total revenue of the Company each year.  The price of vegetables and flowers sold and the related expenses have been relatively stable over the past several years.  The sale of vegetables and flowers does not have a substantial impact on the Company’s operating results.

Sales Revenue

Total revenues increased $3,366,415 or 26% during the nine months ended September 30, 2010, compared to the same period of 2009.  This is primarily due to the sales of Sapling No. 2, a product we began selling in 2010.

Cost of Goods Sold

Cost of goods sold decreased $1,716,684 or 33% during the nine months ended September 30, 2010, compared to the same period of 2009. This is primarily due to the fact that we used saplings bred and cultivated in house with lower costs in 2010, compared to saplings outsourced from third parties in 2009.

Gross Profit

Gross profit increased $5,083,099 or 66% and $33,984 during the nine and three months ended September 30, 2010, respectively, compared to the same periods of 2009. This was primarily due to the aforementioned increase in sales and decrease in cost of goods sold.

The gross profit margin (gross profit as a percent of total revenues) increased 19% to 78.6% in the nine months ended September 30, 2010 from 60% in the nine months ended September 30, 2009. This was primarily due to new products introduced in 2010 and the use of self-bred and cultivated saplings in 2010.

Selling Expenses

Selling expenses decreased by $833,059, or 33% during the nine months ended September 30, 2010, compared to the same period of 2009.  This was mainly due to the fact that the Company sold more saplings in 2009 and the size of saplings sold in 2010 have been typically larger than those sold in 2009, resulting in lower unit variable cost for each sapling.

General and Administration Expenses

General and administration expenses increased by $528,418 or 108% and $97,413 or 85% during the three and nine months ended September 30, 2010, respectively, compared to the same periods of 2009.  This was mainly due to increased professional fees, entertainment fees and building maintenances fees.

Gain on the change of fair value of warrants liabilities

The Company used the Black-Scholes model to estimate the fair value of warrants then outstanding as of September 30, 2010. There were 1,108,334 Series A warrants and 1,108,333 Series B warrants outstanding as of September 30, 2010, which were valued at $500,876 and $410,333, respectively for the nine months ended September 30, 2010, resulting in a gain on change of fair value of warrant liability of $68,726 and $149,644 for the three and nine months ended September 30, 2010, respectively.

Interest Expense

On February 12, 2010, the Company issued five-year convertible promissory notes with a face amount of $2,000,000 and a maturity date of February 11, 2015.  These notes bear interest at a rate of 10% per annum accrued monthly in kind for the first 12 months and shall be payable in cash on the 10th day of each month following the initial 12 months, at the election of the note holders.  As of September 30, 2010, the Company recorded accrued interest of $64,067 and $25,627 on the convertible promissory notes for the three and nine months ended September 30, 2010, respectively.

On August 10, 2010, the investors exercised their right and purchased an additional $2,500,000 face value of convertible promissory notes. As of September 30, 2010, the Company recorded accrued interest of $17,758 on the convertible promissory notes for the three and nine months ended September 30, 2010.

The conversion feature of the convertible promissory notes provides for a rate of conversion that is below market value. This feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20. The Company recorded an amortization expense of $108,741 and $43,497 of BCF related to the convertible promissory notes for the three and nine months ended September 30, 2010.

Net Income

For the three months ended September 30, 2010, net loss was $278,092 compared to $113,311 for the corresponding period of 2009, a decrease of $165,592 or 41%.  For the nine months ended September 30, 2010, net income was $9,833,662 compared to $4,670,646 for the corresponding period of 2009, an increase of 111%.  The increases in net incomes for the three and nine months ended September 30, 2010 were mainly due to the aforementioned higher revenues and lower cost of goods sold and selling and general and administrative expenses.

Taxes

The Company incurred no income taxes during the three and nine months ended September 30, 2010 since income from the sale of tree saplings is tax exempt in the PRC.

Foreign Currency Translation Adjustment

The accompanying financial statements are presented in U.S. Dollars. The Company's functional currency is the Renminbi ("RMB") of the PRC.  The financial statements are translated into U.S. Dollars from RMB at period-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The Company recognized $843,976 foreign currency translation gain and $3,026 foreign currency loss for the nine months ended September 30, 2010 and 2009, respectively.  For the three months ended September 30, 2010, the Company recognized $742,056 foreign currency translation gain, compared to a gain of $30,396 for the three months ended September 30, 2009.

Comprehensive income

For the three months ended September 30, 2010, comprehensive income (loss) was $463,154 compared to $(82,915) for the corresponding period of 2009, an increase of $380,239.  For the nine months ended September 30, 2010, comprehensive income was $10,677,638 compared to $4,667,620 for the corresponding period of 2009, an increase of $6,010,017 or 132%.  The increases in comprehensive income for the three and nine months ended September 30, 2010 were mainly due to changes in foreign currency adjustments.

Comparison of Fiscal Years Ended December 31, 2009 and 2008

	Year ended December 31, 2009	Year ended December 31, 2008

Sales revenues	$23,615,957	$22,146,254

Cost of goods sold	$6,351,073	$10,428,042

Gross profit	$17,264,884	$11,718,212

Operating expenses
Selling expense	$3,561,550	$4,206,849
General and administrative expenses	$912,870	$830,813
Total operating expenses	$4,474,020	$5,037,662

Net operating income	$12,790,464	$6,680,550

Other income
Interest income	$5,211	$8,221
Total other income	$5,211	$8,221

Net income before taxes	$12,795,675	$6,688,771

Taxes	$-	$-

Net income	$12,795,675	$6,688,771

Foreign Currency Translation Adjustment	$34,412	$1,138,567

Comprehensive Income	$12,830,087	$7,827,338

Sales Revenue

Sales for the year ended December 31, 2009 and 2008 were $23,615,957 and $22,146,254 respectively, an increase of $1,469,703 or 6.64%. The increase was primarily due to the fact that approximately 9 million more saplings were sold than in the prior year.

Cost of Goods Sold

Cost of goods sold in 2009 and 2008 was $6,351,073 and $10,428,042 respectively.  The cost of goods sold in 2009 showed a decrease of approximately $4,076,969, or 39.1%.  Our sales include both saplings grown internally and semi-mature saplings (e.g. year old saplings) purchased from other suppliers.  The cost of internally grown saplings is lower than semi-mature saplings purchased for growing and resale.  In 2009, our sales included a majority of internally grown saplings, lowering the cost of sales.

Gross Profit

Gross profit increased from $11,718,212 in 2008 to $17,264,884 in 2009, an increase of $5,546,672, or 47.33%. This increase was primarily due to the decrease in cost of goods sold.

Selling Expenses

Selling expenses were $4,206,849 in 2008 and $3,561,550 in 2009.  This decrease of $645,299, or 15.34%, is primarily due to a decrease in labor costs because younger saplings were sold in year 2009 compared to year 2008.

General and Administrative Expenses

General and administrative expenses were $830,813 in 2008 and $912,870 in 2009.  This increase of $82,057, or 9.88%, reflects a proportionate increase in administrative expenses, such as utilities, as business activity increased.

Government Subsidies

Because the Company is categorized as in a farm and forest industry, it is entitled to participate in a government subsidy program for its sapling business.  Under the program, the Company collects value added tax (VAT) from customers in an amount equal to 3% of sales during the year ended December 31, 2009 and 6% of sales during the year ended December 31, 2008. This amount is not required to be remitted to the government. VAT, which is included in revenue, was $682,735 and $1,251,786 for the years ended December 31, 2009 and 2008 respectively.  The subsidy rate is applicable on qualified revenues, which for us includes the sale of the saplings, but not landscaping projects.

Net Income Before Taxes

Net income was $12,795,675 in 2009 and $6,688,771 in 2008.  This increase of $6,106,904, or 91.3%, in net income before taxes was mainly attributed to the increase in gross profit.

Taxes

Taxes were zero in 2009 and in 2008. According to the PRC income tax regulations, our income from the sale of tree saplings is tax exempt in the PRC.

Net Income

Net income was $12,795,675 in 2009 and $6,688,771 in 2008. This increase of $6,106,904, or 91.3%, was primarily due to the increase in gross profit.

Foreign Currency Translation Adjustment

The accompanying financial statements are presented in U.S. Dollars. The Company's functional currency is the Renminbi ("RMB") of the PRC. The financial statements are translated into U.S. Dollars from RMB at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. During the fiscal period ended December 31, 2009, the RMB steadily appreciated against the U.S. dollar, and we recognized a foreign currency translation gain of $34,412.

Comprehensive Income

Comprehensive income was $12,830,087 in 2009 and $7,827,338 in 2008. The primary reason for this increase of $ 5,002,749, or 63.9%, is due to the combined effect of higher revenues, slightly lower operating expenses, and, most importantly, a significant decrease in cost of sales that led to a higher gross profit.

Liquidity and Capital Resources

The Company experiences strong seasonality in the sales of poplar saplings, its main product. The majority of sales are executed in April, May, October and November of each year. 11.26%, 41.87%, 47.24% and 8.69% of the sales were made in April, May, October and November, respectively, in 2009. Mainly because of the seasonality in its current business, the Company has relatively higher than average accounts receivable on its year-end balance sheets.  All outstanding accounts receivables are expected to be received from customers within a year after the delivery date of the products specified in the relevant sales contracts. The Company has experienced no bad debts in its history and expects all of its customers to make their required payments. All sales made within the first half of fiscal year 2009 were collected within a year of the date of product delivery.

The Company’s current and long-term liquidity is very high as its current poplar sapling business requires relatively low investment in fixed assets.  Short-term liquidity continues to improve as the Company’s current ratio has increased year-over-year since 2007, from 5.34 in 2007 to 12.76 in 2008 and 19.49 in 2009. The MDF business the Company intends to enter requires a relatively high investment in fixed assets, such as manufacturing facilities, land and machinery. The Company expects the impact would be insignificant as it believes there is very high demand in China for MDF.  The Company expects to develop good relationships with its MDF customers and suppliers, and expects timely payments from its customers.

On March 26, 2009, the Company entered into an acquisition agreement with Liaoning Shengsheng.  Pursuant to the terms of such agreement, the Company acquired Liaoning Shengsheng in consideration for $5.12 million. In February, 2010, the Company paid $1.28 million to the Shengsheng Shareholders.  The Company’s long-term payable is $3.84 million for this transaction and is expected to be satisfied using the proceeds of this offering.

On May 13, 2009, Liaoning Shengsheng and Tuqiang Forestry Bureau of Daxinganling (the “Tuqiang Forestry Bureau”) entered into an acquisition agreement pursuant to which Liaoning Shengsheng has the right to acquire up to 80% of the outstanding equity of Beijisong for total consideration equal to 80% of the appraised value of Beijisong. Liaoning Shengsheng has made payments of $877,693 for the Beijisong acquisition. No further payments are due until an appraisal of Beijisong has been completed and a final purchase price has been determined. We anticipate such appraisal will be concluded in 2010, although no assurances thereof can be given. A portion of the proceeds of this offering are intended to be used for such remaining payment following completion of the appraisal of Beijisong.  We cannot determine the full extent of our short-term or long-term payables as the appraisal of Beijisong has not yet been completed. The timing and result of such appraisal can be expected to impact the timing and amount of our current and future payables.

We expect to source a majority of the funds required for our future growth, if any, from the capital markets; however there can be no assurances thereof.  We intend to enter into the business of manufacturing MDF by making strategic acquisitions in the northeast areas of China.  We also intend to expand our existing plantation base in Xihuangdi Village, Dongsi Fangtai Town, and acquire new plantation bases to support our anticipated growth.  However, we have not identified any acquisition candidates nor made a comprehensive assessment of the benefits, risks or costs involved in such undertakings.

The following table summarizes our liquidity and capital resources for the periods presented:

	September 30, 2010	December 31, 2009
Cash	$8,689,839	$843,358
Working capital	$33,993,267	$26,808,395
Stockholders' equity	$36,015,871	$29,424,671

The following table shows the movements of our cash for the periods presented.

	Nine Months Ended September 30,
	2010	2009
Net cash provided by (used in) operating activities	$8,779,501	$(114,794)
Net cash used in investing activities	$(108,776)	$(1,149)
Net cash used in financing activities	$(910,281)	$(70,553)
Effect of exchange rate changes on cash	$86,037	$(223)
Net increase (decrease) in cash	$7,846,481	$(186,719)

Operating Activities

Net cash provided by operating activities for the nine months ended September 30, 2010 was $8,779,501.  This is primarily due to net income of $9,833,662, adjusted by non-cash related expenses, including depreciation and amortization of $155,504, a gain on the change of fair value of derivative liabilities of $149,644, amortization of discount convertible notes of $242,438 and amortization of deferred financing costs of $28,983, offset by a net increase in working capital of $1,330,562.  The net increase in working capital items was mainly due to an increase in accounts receivable, prepaid expenses, long term deposits and advances to suppliers. The net increase in working capital items was partially offset by the decrease in inventory, income tax receivable and advances from customers.

The Company paid $2,643,716 to Karamai Gas Company for large-scale forestation projects (30,000 mu) during the nine months ended September 30, 2010.

Net cash used in operating activities for the nine months ended September 30, 2009 was $114,794.  This is primarily due to a net income of $4,670,646, adjusted by non-cash related expenses, including depreciation and amortization, of $149,015, offset by a net decrease in working capital of $4,934,455.  The net decrease in working capital was mainly due to increases in accounts receivable, advances to suppliers and income tax receivable.  The decrease in accounts payable, other receivables and accrued expenses also contributed to the net decrease in working capital items.

Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2010 was $1,149.  This is primarily due to $1,149 of capital expenditures for plant and office equipment.

Financing Activities

Net cash used in financing activities for the nine months ended September 30, 2010 was $910,281.  This is primarily due to net proceeds of $4,052,500 from the issuance of convertible promissory notes and gross proceeds of $4,500,000 offset by financial costs of $447,500, short-term loans of $93,417 from a shareholder of the Company who advanced certain expenses on behalf of the Company, an $8,091,017 dividend paid and $3,034,819 in capital contributions.  The $93,167 payable due to such shareholder has no stated interest.

On January 20, 2010, Liaoning Shengsheng, the Company’s subsidiary, declared a dividend to the Shengsheng Shareholders in the amount of $8,091,017 (RMB 55,300,000).  RMB 34,557,800 ($5,056,198) of such dividend was paid in May 2010 to the non-management Shengsheng Shareholders. On June 28, 2010, the remaining Shengsheng Shareholders agreed to waive their right to obtain their dividends, in a total amount equal to $3,046,471 (RMB 20,742,200), in order to assist the Company’s future developments.

Net cash used in financing activities for the nine months ended September 30, 2009 was $70,533, representing funds borrowed from one of our stockholders.

For the Year Ended December 31, 2009 and 2008

	Years Ended December 31,
	2009	2008

Net cash provided by operating activities	$6,419,755		$648,988
Net cash (used in) investing activities	$(2,923)		$(106,146)
Net cash (used in) financing activities	$(6,187,557)	$	(749,506)

Operating Activities

Our net operating cash flow for 2009 was $6,419,755 and $648,988 for 2008.  This was primarily attributable to a significant increase in net income, $12,795,675 compared to $6,688,771 in 2008.  The rise in net income was mainly due to the increase in gross profit as our cost of sales decreased.

Investing Activities

Cash used in investing activities in 2009 was $2,923 compared to $106,146 in 2008. The primary reason for this decrease was because there were no significant purchases of plant or equipment in 2009.  No additional land purchases, leases or construction was made.

Financing Activities

Cash used in financing activities in 2009 was $6,187,557, compared to $749,506 in 2008. The primary reason for the increase was an increase in dividends paid.  No additional funds were provided from bank financing.

Liaoning Shengsheng, the Company’s subsidiary, declared a one time dividend in the amount of $6,139,166 in 2008 (prior to our acquisition of Liaoning Shengsheng), and paid such dividends to the Shengsheng Shareholders in 2009.

Capital Expenditures

Capital expenditures were approximately $2,923 in 2009 and $106,146 in 2008, reflecting a decrease of $103,223, or 97.2%.  Rent paid for real estate was a major component of our capital expenditures in 2008, accounting for approximately 92% of total capital expenditures.  The main reason for the decrease is that such rent was prepaid in 2008 for both 2008 and 2009.  Accordingly, no rent payments were made in 2009.

Contractual Obligations

We have one contractual obligation for the purchase of equipment.  We engaged an MDF equipment manufacturer in April 2009 to design, build and install an MDF production line for us in Karamai.  The total cost is approximately $9,004,392 and 80% of the total has been paid.  Contract terms allow the Company to pay the remaining balance as follows: 15% upon completion of installation and 5% to be retained by the Company as maintenance and support fees. Currently we are surveying suitable land space for the production line and equipment.

Market Risks

We are exposed to various types of market risks, including changes in foreign exchange rates, commodity prices and inflation in the normal course of business.

Interest rate risk

We are subject to risks resulting from fluctuations in interest rates on our bank balances.  A substantial portion of our cash is held in China in interest bearing bank deposits and denominated in RMB.  To the extent we may need to raise debt financing in the future, upward fluctuations in interest rates will increase the cost of new debt.  We do not currently use any derivative instruments to manage our interest rate risk.

Commodity price risk

We are not exposed to any commodity price risk.  We do not speculate on commodity prices. We did not have any commodity price derivatives or hedging arrangements outstanding at September 30, 2010 and did not employ any commodity price derivatives during the three and nine months ended September 30, 2010.

Foreign exchange risk

We carry out all of our transactions in Renminbi. Therefore, we have limited exposure to foreign exchange fluctuations.  A substantial portion of our cash is held in China in interest bearing bank deposits and denominated in RMB.  The Renminbi is not a freely convertible currency. The PRC government may take actions that could cause future exchange rates to vary significantly from current or historical exchange rates. Fluctuations in exchange rates may adversely affect the value of any dividends we declare.

Inflation risk

In recent years, China has not experienced significant inflation or deflation and thus inflation and deflation have not had a significant effect on our business during the past three years.  According to the National Bureau of Statistics of China, inflation as measured by the consumer price index in China was -0.7%, 5.9% 4.8% and 1.5% in 2009, 2008,2007 and 2006, respectively.

Seasonality

The majority of our sales occur in the months of April, May, October and November.  Accordingly, the Company has extreme seasonal fluctuations in its revenue, operating income and cash flows.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our investors.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of its financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. Our financial statements reflect the selection and application of accounting policies, which require management to make significant estimates and judgments.  We believe the following paragraphs reflect the more critical accounting policies that currently affect our financial condition and results of operations.

Accounts receivable

The Company collected accounts receivables incurred in 2008 more quickly than those incurred in 2009, resulting in less accounts receivable outstanding as of December 31, 2008, as compared to December 31, 2009. This is the primary reason accounts receivable increased faster than sales in 2009 than 2008.  We did not accrue allowance on trade receivables because we have not previously incurred any loss on trade receivables.  We are confident we can collect all accounts receivable outstanding.  We expect to collect all accounts receivable within a year.  All accounts receivable outstanding as of December 31, 2009 were collected in 2010.

Impairment

We account for impairment of long-lived assets including property, plant and equipment, and amortizable intangible assets in accordance with SFAS No.144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires an impairment loss to be recognized when the carrying amount of a long-lived asset or asset group exceeds its fair value and is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition). The impairment loss is measured as the excess of the carrying amount over the assets’ (or asset groups) fair value.

Revenue recognition

Our revenues consist of sales of genetically modified saplings. Sales are recognized in accordance with SEC Staff Accounting Bulletin (“SAB”) No. 104 included in the codification as ASC 605, Revenue Recognition, when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable and collectability is reasonably assured. No return allowance is made as products are normally not returnable upon acceptance by the customers.

The price at which we sell fast-growing poplar seedlings is based on numerous factors, including: market price changes of fast-growing poplar seedlings; regional supply of fast-growing poplar seedlings; seasonal availability of seedlings and demand for fast-growing poplar seedlings. Generally, it takes 20 days for a single transaction to be consummated. This time frame includes negotiation of terms, execution of contract, preparation, delivery, transportation, planting of products and receipt of payment. For larger transactions, it can take up to one year for the last payment to be made.

Our revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104, included in the Codification as ASC 605, Revenue Recognition. Sales revenue is recognized at the date of shipment or delivery to customers when a formal arrangement exists, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. No return allowance is made as products are normally not returnable upon acceptance by the customers.

Because the Company is categorized as in a farm and forest industry, it is entitled to participate in a government subsidy program for its sapling business. Under the program, the Company collects value added tax (VAT) from customers in an amount equal to 3% of sales during the year ended December 31, 2009 and 6% of sales during the year ended December 31, 2008. This amount is not required to be remitted to the government. VAT, which is included in revenue, was $682,735 and $1,251,786 for the years ended December 31, 2009 and 2008 respectively.

Foreign currency translation

The reporting currency of the Company is United States Dollars. All assets and liabilities accounts have been translated into United States Dollars using the current exchange rate at the balance sheet date.  Capital stock is recorded at historical rates. Revenue and expenses are translated using the average exchange rate in the year.  The resulting gain and loss has been reported as other comprehensive income (loss) within the shareholder’s equity.

Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates. Significant estimates include estimates of accruals and inventory valuation.

The fair value of the Warrants was determined using the Black-Scholes option pricing method with the following assumptions (not accounting for the Reverse Split and any adjustment in the exercise price such Warrants as a result thereof):

	Nine Months Ended September 30,	Year Ended December 31,
	2010	2009	2008
Estimated dividends	11%	11%	11%
Expected volatility	54%	54%	54%
Risk-free interest rate	1.72%	3%	3%
Expected term	4.4years	3.3 years	4.3 years

Stock based compensation

We adopted SFAS No. 123R effective January 1, 2006, and are using the modified prospective method, in which compensation cost is recognized beginning with the effective date based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date that remain unvested on the effective date.  We account for stock option and warrant grants issued and vesting to non-employees in accordance with EITF No. 96-18: “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF No. 00-18 “Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees” whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete.

Recently issued accounting pronouncements

In June 2009, the FASB issued authoritative guidance on accounting standards codification and the hierarchy of generally accepted accounting principles effective for interim and annual reporting periods ending after September 15, 2009.  The FASB accounting standards codification (“ASC, “Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with GAAP. All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative. However, rules and interpretive releases of the SEC issued under the authority of federal securities laws will continue to be sources of authoritative GAAP for SEC registrants.  The Codification does not change or alter existing GAAP and, therefore, it does not have an impact on our financial position, results of operations and cash flows.

We also adopted authoritative guidance issued by the FASB on business combinations. The guidance retains the fundamental requirements that the acquisition method of accounting (previously referred to as the purchase method of accounting) be used for all business combinations, but requires a number of changes, including changes in the way assets and liabilities are recognized and measured as a result of business combinations. It also requires the capitalization of in-process research and development at fair value and requires the expensing of acquisition-related costs as incurred.  We will apply this guidance to business combinations completed after July 1, 2009.  Adoption of the new guidance did not have a material impact on our financial statements.

In June 2009, the FASB made an update to consolidation of variable interest entities.  Among other things, the update replaces the calculation for determining which entities, if any, have a controlling financial interest in a VIE from a quantitative based risks and rewards calculation, to a qualitative approach that focuses on identifying which entities have the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE or the right to receive benefits from the VIE. The update also requires ongoing assessments as to whether an entity is the primary beneficiary of a VIE (previously, reconsideration was only required upon the occurrence of specific events), modifies the presentation of consolidated VIE assets and liabilities, and requires additional disclosures about a company’s involvement in VIEs.  This update will be effective for fiscal years beginning after November 15, 2009. The Company does not currently believe the adoption of this update will have any effect on its consolidated financial position and results of operations.

In October 2009, the FASB issued authoritative guidance on revenue recognition that will become effective for us beginning July 1, 2010, with earlier adoption permitted. Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance. Additionally, the FASB issued authoritative guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition.   We believe the adoption of this new guidance will not have a material impact on our financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

INDUSTRY OVERVIEW

The global forestry industry provides timber resources and processed wood products for numerous industries.  The industry is generally divided into upstream and downstream activities. Upstream activities focus on forest resource management, including forest planning, planting, stand tending and/or management of the forest, as well as harvesting and transportation of logs. The wood-based downstream activities consist of processing of logs into products such as sawn timber, plywood, reconstituted panel products, pulp and paper, as well as further value-added processing activities, including production of housing and building materials, including flooring and furniture.

In China, the State Forestry Administration of the PRC, or the SFA, is the state bureau in charge of the national forestry industry. Its principal functions include the formulation of policies and regulations for the national forestry industry, forest management and forestry resources protection and the supervision of their implementation.  Under the PRC Forest Law, the PRC strictly implements a quota system for the logging of forest wood. The forestry bureaus at the provincial level are responsible for compiling annual logging quotas. The annual quota is reviewed by the local government at the same level and is submitted to the PRC State Council for approval.  Domestic log supply in China is ultimately determined by the planted area and standing volume of resources inside China. Increases in planted area and standing volume are ultimately going to affect allowable quotas.

According to the FAO’s Global Forest Resources Assessment 2005 and the website of the State Forestry Administration Bureau of the PRC, China ranks fifth in the world with approximately 195 million hectares of forest.  However, China’s forest area per capita is approximately 0.145 hectare, only about 22.2% of the global average.  China’s forest area, in terms of percentage of land area, is approximately 18.21%, which is lower than the world average of 30.3%. The forest growing stock in China is, by area, 67 m 3 per hectares, which is only about 60.9% of the global average.  As a result, China has become the second largest timber-importer in the world.

At present, China’s comprehensive utilization rate of timber (the percentage of harvested forest actually used to make saleable products) is only 60%, while it is 80% to 90% in developed countries.  Increasing the comprehensive utilization rate of timber, especially by utilizing MDF, not only increases the comprehensive utilization rate of timber and saves forest resources, but it also provides various high value-added wood products, with large-size, multiple specifications and wide application.

FORESTRY POLICIES IN THE PRC

The following is a brief overview of certain recent forestry policies in the PRC:

•
According to the Guiding Catalogue for Industry Restructuring promulgated by NDRC which took effect on December 2, 2005, reforestation falls within the category of industries encouraged by the PRC government.  The PRC government also has formally encouraged foreign investment in the business of reforestation.

•
According to the Outline of Policy on Forest Industry promulgated by seven state bureaus of the PRC including the SFA on August 10, 2007, (1) development of essential technology, equipment and products which could speed the improvement of the forest industrial structure are encouraged; (2) forest resource development and international cooperation are encouraged; (3) non-public ownership within the forest industry is encouraged; (4) preferential tax policies on forestry were implemented; and (5) government support policies on forestry insurance were established.

•
According to the Opinion on Comprehensively Promoting the Reform of the System of Collectively-owned Forestry Rights (the “Opinion”) issued by the Central Committee of the Communist Party of China and the State Council on June 8, 2008, the PRC government will promote the reform of the system of collectively-owned forestry rights. The reform does not change the ownership of the forest land and the collectively-owned forest land will continue to be owned by the collectives, while the ownership of forest trees and the use right of forest land with a period of 70 years should be granted with clearly established ownership and rights. The Opinion also provides that those who are entitled to the forestry rights have the right to dispose of these rights in accordance with PRC laws, including by way of subcontracting, lease, transfer, mortgage and using them for contributing to the capital of a company, provided that the use of the forestry land remains unchanged. Furthermore, the PRC will simplify the legal formalities for management of logging activities and the approval procedures, and will support the establishment of leading forestry enterprises and promote large-scale forestry production and standardization of forestry management. On December 26, 2008, the SFA promulgated the Notice about the Pilot Implementation of Forestry Deforestation Management Reform, according to which, the SFA will gradually reform the forestry deforestation system, simplify the approval procedures, establish a convenient and efficient deforestation approval system, and ultimately change the current standards-based control system to a sustainable operation management system.

•
In addition to reducing the Forest Maintenance Fee (a fee required to be paid when a logging permit is applied for in the PRC) from 20% of relevant sales value to less than 10%, the PRC government will expand both domestic and international markets, accelerate technological innovation, strengthen brand construction, assist in the expansion of leading enterprises, support the small and medium enterprises and promote forestry reform.

Forest management

All forest land in the PRC is either owned by the state or rural collective economic organizations.  Ownership of forestry land is not transferable in the PRC. However, forest land use rights, forest trees use rights and forest trees ownership rights are transferable as long as the transfer is conducted in accordance with PRC law (including the requirement that a forest land cannot be converted into a non-forest land).

Forests are divided into the following five categories:

(1) Forests for special uses: forests and trees mainly aimed at national defense, environmental protection and scientific experiments.

(2) Protection forests: forests, trees and bushes mainly aimed at protection, inclusive of water source storage forests, forests for water and soil conservation, wind protection and sand bind forests, forests for farmland and grassland protection, river bank protective belts and road protection belts;

(3) Timber stands: forests and trees mainly aimed at timber production, inclusive of bamboo groves mainly aimed at bamboo production;

(4) Economic forests: trees mainly aimed at the production of fruits; edible oils, soft drinks and ingredients; industrial raw materials; and medicinal materials; and

(5) Firewood forests: trees mainly aimed at the production of fuels.

Only the timber stands, economic forests and firewood forests and the forest land use right thereof and the forest land use right of other forests, trees and other woodlands stipulated by the State Council, are transferable under the PRC laws. Moreover, according to the PRC laws, they can be priced and converted into shares or used as capital contribution for equity joint ventures or cooperation conditions for cooperative joint ventures. However, forest lands may not be converted into non-forest lands.

According to the PRC Forestry Law enacted by SCNPC on September 20, 1984 and amended on April 29, 1998, and the Implementation Regulations of PRC Forestry Law effective as of January 29, 2000, the State adopted a registration system of forest, forest wood and forest land. All forest, forest wood or forest land is to be registered by local governments at or above the county level and records maintained and certificates issued confirming the ownership or right to use.

Logging in forests is strictly regulated in the PRC under its forestry laws and regulations. Forestry bureaus at the national, provincial, municipal, county and township levels are responsible for checking and organizing the forestry resources, formulating forestry operation plans, and compiling annual logging quotas in their area based on these forestry resources and forestry operation plans.

Logging quotas

Under the PRC Forestry Law, the PRC government strictly implements a quota system for logging of forest wood, to uphold the overriding principle that the amount of consumption of timber must be less than that grown.

Each year, the forestry bureaus at the lower levels of government (mainly the county level), based on their regular check on conditions (including the maturity of trees and the forestry resources) and the forestry operation plans of all forestry lands within their respective area, prepare proposed annual logging quotas. The annual quota is reviewed by the local governments at the same level and submitted to the forest bureau at the provincial level. The forestry bureaus at the provincial level are then responsible for compiling annual logging quotas by adjusting the proposed logging quotas submitted by the lower level forestry bureaus and submitting them to the PRC State Council for final approval.

According to the Implementation Regulations, the annual quota for certain key forest zones will be approved by the PRC State Council and the quota will be set every five years. The Implementation Regulations of the PRC Forestry Law (which was enacted on September 20, 1984 and amended on 29 April 1998) further stipulate that the logging of a foreign-invested timber forest up to a certain scale is subject to the approval of the forestry bureaus at the provincial level within the annual forest logging quota approved by the PRC State Council and is to be listed separately in respect of the logging quota.

Annual logging quotas are subject to review and strictly implemented by the different levels of forestry bureaus. In order to ensure logging quotas are strictly implemented: (1) before logging, forestry operators are required to obtain the pre-approval and logging permits from the relevant forest bureaus; (2) during logging, the local forest bureaus selectively conduct on-site investigation and supervise the logging activities of the forest operators; (3) after logging, the transportation of the timber out of the forestry zone requires a separate transportation permit from the forestry bureau; and (4) in respect of transportation, timber inspection posts are set up along the roads heading out from the forestry zones to inspect the timber transport and stop the transport of timber without permit.

Logging permits

The PRC Forestry Law provides that logging of trees requires logging permits. When a state-owned forestry enterprise or institution applies for a logging permit, it is required to develop a logging area survey, design document and logging and renewal verification proof of the previous year. For non-state-owned forestry operators, they must apply for a logging permit with a document that contains contents such as logging objectives, location, tree species, tree situation, area, stock, approach and reforestation measures.

Upon receipt of an application of logging permit from a forest operator, the respective forestry bureau at the county level will examine the application and assess whether the accumulated area/volume of timber to be harvested will exceed the logging quota for the year initially allocated to the specific piece of forestry land based on its own annual assessment reports on the relevant forestry land, or the aggregate logging quota for the year allocated to the whole county.

Logging permits will not be issued to the applicant:

•	if the applicant has not replanted forest wood logged in the previous year; or

•
if there were any large scale forest fires, significant unlawful logging or large scale destruction caused by pests in the previous year and the applicant has not adopted appropriate preventive measures or improved measures to prevent such occurrences.

The logging permits usually contain details of logging, including the location, the species of trees, its origin, ownership, logging method, intensity of logging, area for logging, the amount of timber and the term of validity of the permit.  Forestry operators must carry out the harvesting activities pursuant to such details specified on the logging permits.  After logging, the forestry bureaus which issued the logging permits examine and inspect whether the logging activities comply with the terms of the logging permits.  If it is found that the relevant forestry operator has not conducted logging activities or the re-plantation in accordance with the requirements of the logging permits, the forestry bureau will not approve further applications for logging permits.

Violations

Illegal logging, or logging in excess of timber production plans or logging permits, is punishable by fines and the confiscation of illegally logged timber and the proceeds from sales thereof. Illegal loggers may be asked to replant trees. If any logging unit or individual logger fails to fulfill reforestation tasks pursuant to the prescribed provisions, the department issuing the logging permit has the power to stop issuing such permits. In the case of serious violations, the relevant forestry bureaus may impose fines and administrative sanctions.

Processing of timber in forest zones

Timber processing in forest areas must be approved by the forestry bureau at the county or higher level. The current PRC Forestry Law and its implementation regulations do not stipulate detailed requirements for timber processing in forest zones. Generally, anyone who is engaged in timber processing can apply for approval by submitting the application form and relevant documents.  However, there is a limit, depending on the volume of the local forestry resources, for the total number of approved timber processors within a forest. Any unapproved timber processing in a forest zone will be subject to penalties including the confiscation of illegal proceeds generated therefrom and a fine of not more than 2 times the proceeds.

Transportation of timber

Other than the logging quotas and logging permits, timber transportation permit is another measure implemented by the PRC government to further monitor the logging activities in the PRC.

According to the PRC Forestry Law and its implementation regulations, transportation of timber (unless the timber is uniformly allocated and transferred by the state) out of forestry zones to destination points requires a transportation permit to be issued by the forestry bureau at the county level or above. No entity or individual carrier may transport any timber without a timber transportation permit. To apply for a timber transportation permit, the applicant must submit the relevant forest logging permit, the quarantine certificate and other documents as may be required by the forestry bureau at the provincial level. The competent forestry bureau shall, within 3 days after it has received an application, issue to the applicant a timber transportation permit which specifies the total volume of timber permitted to be transported.

The local forestry bureau sets up timber inspection stations in forest zones for the inspection of timber transportation. For any timber transportation without any permit, the timber inspection station must stop it, and may temporarily detain the timber not covered by a transportation permit and immediately report it to the competent forestry bureau at the county or higher level. When anyone transports any timber without any permit or using a forged or altered timber transportation permit or in excess of the approved timber amount stated in the timber transportation permit, the law provides that (i) the timber may be confiscated; (ii) a fine of up to 50% of the price of the timber may be imposed on the owner; (iii) the transportation fee paid to the carrier may be confiscated; and (iv) a fine up to one to three times of the transportation fee may be imposed on the carrier.

Environmental impact assessment

According to the PRC Environmental Protection Law, the PRC Environmental Impact Assessment Law and other relevant regulations, if an entity performs clear logging, an environmental impact report must be prepared to provide a comprehensive assessment of the resulting environmental impact; if an entity plants in the environmental non-sensitive area, an environmental impact registration form must be filled in and submitted to the relevant environmental bureau.

Environmentally sensitive areas include the following:

•
the areas stipulated under the national and local laws that need special protection, such as water source protection areas, scenic spots, nature reserves, forest parks, key national heritage, historical and cultural preservation areas, soil erosion protection areas and basic farmland protection areas;

•
the ecologically sensitive and vulnerable areas, such as key soil erosion areas that need special governance and supervision, natural wetlands and habitats of rare or special ecological environment and naturally regenerated forests, tropical rain forests, mangroves, coral reefs, spawning grounds, fisheries and other important ecosystems; and

•	the areas of social concern, such as cultural and educational areas, resorts, hospitals and other protection areas with regional and historical, scientific, national or cultural significance.

An environmental impact report generally is required to cover the following:

1. a brief introduction to the construct project;

2. the existing environment of the construction project;

3. an analysis, prediction and assessment of the environmental effects from the construction project;

4. the protective measures for the environment of the construction project, and the technical and economic demonstrations of such measures;

5. an analysis of the environmental effects from the economic losses and benefits of the construction project;

6. a proposal for monitoring the environment of the construction project; and

7. a conclusion on the evaluation of environmental effects.

According to the contents and format promulgated by SFA, the environmental impact report form must contain the following contents:

1. the project name, location, types of industry and total investment amount;

2. the main targets of the environmental protection which may be the resident area, the school, hospital, cultural relic, landscape area, water resources or other sensitive points;

3. the analysis of the impact and suggestions or measures to protect the environment; and

4. the conclusion on the evaluation of environmental effects.

An environmental impact report is for a construction project which may have more significant environmental impact and therefore is required to contain a more comprehensive assessment of the environmental impact.  The environmental impact report is to be submitted by an enterprise which is engaged in construction activity, (1) if a feasibility study of the relevant construction project is required by PRC laws and regulation, at the time it conducts such feasibility study; and (2) if such feasibility study is not required by PRC laws and regulations, before it commences the construction or obtains the business license (if required).

Pusheng has conducted environmental impact assessments for its MDF project (as described below) and same was approved by the Environmental Protection Bureau of the Karamai municipality.  Additional government approvals are still required in order to continue with its MDF project.

Reforestation

In order to protect forests, the PRC Forestry Law and the Implementation Regulations of PRC Forestry Law provide that entities and individuals that have harvested the forest must, according to the area, number of trees, tree species and period of time specified in the logging permits, plant a number of trees equal to the ones logged.  After the planting of saplings is completed, the forestry bureaus which issue logging permits examine the area and quality of reforestation and issue an Acceptance Certificate of Reforestation.

Should forest logging entities or individuals fail to finish the reforestation task in compliance with the relevant requirements, the authorities which have issued the logging permit may stop issuing further logging permits to them until they have completed their reforestation tasks. Under any of the following circumstances, the local forestry bureau may order the forest logging entities or individuals to complete the reforestation task within a prescribed period, and if they fail to do so, a fine of not more than 2 times the expenses required for completing the uncompleted reforestation task, may be imposed: (1) the forest logging entities or individuals fail to complete the reforestation in two consecutive years; (2) the reforestation area completed within the current year is less than 50% of the area of reforestation required; (3) except for the arid or semi-arid areas as specially provided for by the state, the reforestation survival rate of the year is less than 85%; or (4) the forest logging entities or individuals fail to complete the reforestation task as scheduled in accordance with applicable requirements.  The poplar saplings grown by the Company regenerate after harvesting if they are cut at the base, rather then removed at the root level.  The Company plans to meet the reforestation requirements by doing the last harvest as cut trees so no additional costs are expected to be incurred for reforestation.

Taxation

According to the PRC EIT Law and its implementing rules, both domestic and foreign-invested enterprises are now subject to a uniform enterprise income tax rate of 25%.  Income generated from the cultivation of forest trees and the gathering of forest products, however, is exempt from the enterprise income tax pursuant to relevant PRC EIT Law, which became effective in 2008.  Therefore we paid this income tax for 2008 and will be reimbursed by the Chinese government in 2011.

In addition, under the EIT Law, an enterprise incorporated outside of the PRC may be deemed to be a “non-resident enterprise” or “resident enterprise” according to their definitions thereunder.  If that enterprise is deemed to be a “non-resident enterprise” without an establishment or place of business in the PRC, a withholding tax at the rate of 10% may be applicable to any dividends it receives from a resident enterprise, unless it is entitled to reduction or exemption of such tax, for example, pursuant to relevant tax treaties.  On the other hand, if that enterprise has “de facto management bodies” located within the PRC territory, it may be considered a “resident enterprise” under the EIT Law, and: (i) its worldwide taxable income will normally be subject to the enterprise income tax at the rate of 25%; and (ii) any dividends it pays to its non-PRC resident shareholders and any gains realized by such shareholders from the sale or other transfer of the shares of that enterprise may be regarded as China-sourced income, and as a result, be subject to a PRC income tax at a rate up to 10%.

Because the Company is categorized as in a farm and forest industry, it is entitled to participate in a government subsidy program for its sapling business. Under the program, the Company collects value added tax (VAT) from customers in an amount equal to 3% of sales during the year ended December 31, 2009 and 6% of sales during the year ended December 31, 2008.  This amount is not required to be remitted to the government. VAT, which is included in revenue, was $682,735 and $1,251,786 for the years ended December 31, 2009 and 2008 respectively.

MDF

MDF and particleboard are wood products produced from sub-quality and small fuel wood, a process encouraged as part of the government’s national timber industry policy.  Pursuant to the MDF sector investment outlook forecast for 2010 to 2015 published by the Chinese government, it is estimated that in 2010, the demand for MDF in China will be 27 million m 3 but the production will only be 24 million m 3 ..  In 2015, the annual demand for MDF in China is expected to be 35 million m3.  Since 2000, China has been importing more than 1 million m 3 of MDF each year.

MDF in China is widely used in the following industries:

1.	65% of total MDF is used in furniture industry;

2.	15% is used in building;

3.	8% is used in floor board;

4.	5% is used in packaging; and

5.	7% is used in household appliances, vehicles, ships and musical instruments.

We believe access to raw timber is critical to the success of any MDF manufacturer.  Some MDF producers have been forced to stop production, and some have had to declare bankruptcy due to a shortage of raw materials.  The Company has been creating the raw materials planting base for the last 5 years through plantings of its genetically modified saplings.  Even with so many competitors in the current domestic market, there is only one MDF manufacturing plant in Xinjiang Province which has its own raw materials planting base. Once our planting base matures to the point where we can harvest and utilize the timber, and once our MDF manufacturing facilities are operational, we believe we will have a competitive advantage in Xinjiang Province as we expect our raw material costs to be 10% to 15% lower than our competitors who do not have their own supply of raw materials.

Demand of Real Estate Market and Building Decoration Industry

The annual timber consumption of China’s building industry is 65 million m2, which is 21.3% of the total national timber consumption.  Currently, MDF is used in for approximately 25% of the Chinese building industry’s timber needs.

We believe that in order to be successful in the MDF industry in China, companies must, among other things, increase production capacity and improve product quality.  With the overall development of the Chinese economy, increases in national per capita income level and urban and rural residents’ increasing improved housing conditions, we believe there will continue to be increasing demand for MDF.

We believe the key for rapid development of the MDF processing industry is the accessing of raw materials.  However, as a result of the Chinese government’s strict controls on logging, the development of the MDF processing industry may be slowed for those companies who do not own and control the raw materials and who are not well capitalized.  For those that are, they have the ability to more successfully develop and profit from large scale MDF production capabilities.

We believe establishing an annual production capacity of 15,000 m3 MDF requires a more than RMB 20 million Yuan (approximately $3.03 million as of January 5, 2011) investment in equipment and other ancillary facilities, and an additional RMB 50 million Yuan (approximately $7.57 million as of January 5, 2011) for the improvement of conditions in these facilities.  Although we seek to construct such a facility in the future, we have not made any material efforts in this regard to date.

New and larger production lines must be built to support the expected increase in demand.  Further, existing MDF facilities are located primarily other than in Western China where we are focusing our efforts.  We believe this gives us a unique opportunity to establish a modern facility designed to meet MDF production needs.

With the rapid economic and social development and increase in people’s living standards, China's demand for wood products continues to grow.  We believe raw materials supply, production scale, product quality and management will be the key elements in establishing our competitiveness.

Competition in the MDF industry in China is mainly reflected in the purchase of raw materials, particularly by the large-scale production lines.  We expect this pattern to continue in the future, as the demand for raw materials by the wood processing industry continues to outpace supply.  In short, we believe the continuous and stable supply of raw materials will be key to survival of any company involved in MDF production.

Another key competitive factor in China's MDF industry is the quality of the products. In 2005, the Comprehensive Medium Density Fiberboard Quality Integrated pass rate in China was 73%.  This is a large difference compared with foreign advanced technology. In particular, many of China's MDF exports cannot meet the quality certification standards in European countries.  The increase in environmental standards around the world has presented challenges to existing Chinese MDF manufacturers as they must expend resources getting their facilities and products up to international quality certification standards.  We feel we will have a distinct advantage over existing competitors in this regard as our facilities are intended to be built in order to comply with ever-stricter international standards.

BUSINESS

Overview

China For-Gen is a Delaware corporation formed on February 26, 2008 solely for the purpose of acquiring all of the equity interests of Liaoning Shengsheng, a company incorporated in the People’s Republic of China (“China” or the “PRC”) on November 24, 2000.  Since its inception, Liaoning Shengsheng has been an agricultural and forestry company engaged in the breeding, cloning and sale of plant seedlings and specialized transgenic plant seedlings, and the research and development of seedling breeding technologies.

The majority of our operations are located in western China. The primary technologies used in our business are tissue culture technology and transgenic seedling technology. This is a popular type of cell breeding technology utilized in agriculture which takes advantage of cell division of a plant’s branches and leaves. By the appropriate control of temperature and humidity, we can increase the dividing speed of plant cells, thereby cultivating a large amount of plant seedlings in the shortest possible time.  Our core products are transgenic poplar seedlings, which require less water and are disease free and insect and pest resistant. The poplar seedlings are characterized by fast growth, maturing in 3-5 years, instead of the normal maturation time of 13-15 years for regular poplar seedlings. Through our intended business model expansion, we also seek to become a leading supplier of wood products (including MDF and particleboard) and plant seedlings in China. An overwhelming majority of our revenues are derived from transgenic poplar seedlings.

From September 25, 2001 through September, 2003 and through October 2002 to June 2004, Liaoning Shengsheng conducted research projects together with Dalian Technology University (“DTU”), pursuant to various Technology Development Contracts, regarding transgenic poplar research, including cellulose syntheses transgenic research.  As a result of such cooperation, the Company was able to develop Shengsheng No.1 and No.2 transgenic poplar seedlings.  The resulting technology is co-owned by both parties.  Liaoning Shengsheng and DTU are entitled to 70% and 30% of the profit, respectively, resulting from the use of the patent received on such technology by either party.  However, as no patent was ever applied for, the Company has not paid, and is not obligated to make any payment to, DTU for any profit received.  DTU is not currently commercializing this technology and, to our knowledge, has no plans to do so.  The Company now markets and sells Shengsheng No. 1 and No. 2 transgenic seedlings as a result of such development efforts. Pursuant to a confirmation letter issued by DTU dated May 28, 2010, DTU has waived its right to apply for any intellectual property protection of such research results, as well as its rights in any products resulting from this cooperative project.

Liaoning Shengsheng also entered into a Technology Development Contract with Shenyang Agriculture University Biotechnology Co., Ltd. (“SAU”) regarding cloning and insect and pest resistant transgenic poplar research project, providing that SAU would provide complete information (including research data and materials) relating to the transgenic seedling technology and Liaoning Shengsheng would reimburse SAU’s research in consideration.  The agreement provides that Liaoning Shengsheng would own all technologies and intellectual properties produced from the project and would have the exclusive right to commercialize and transfer such intellectual properties.  On March 31, 2010, the Plant Tissue Culture Laboratory of Shenyang Agriculture University, an affiliate of SAU, issued a confirmation letter stating that Liaoning Shengsheng has the sole right to commercialize the technical achievements and is entitled to all of the economic benefit generated thereafter.

Transgenic poplar seedlings collectively researched and developed by Shengsheng with DTU and SAU won the National Gold Invention Award in 2003, an award given by the Technology Exposition Committee of the Ministry of Science and Technology.  Plants developed by the Company are used for forestation in western China.  Major clients include departments in the Chinese government (at the provincial and local levels) and other social organizations responsible for tree planting in China

Recent Developments

On May 10, 2009, Liaoning Shengsheng and Tuqiang Forestry Bureau of Daxinganling (the “Tuqiang Forestry Bureau”) entered into an acquisition agreement (the “Beijisong Agreement”) pursuant to which Liaoning Shengsheng has the right to acquire 67.74% of the outstanding equity of Daxinganling Tuqiang Beijisong Wooden Boards Industry Co., Ltd. (“Beijisong”), a manufacturer of MDF, in exchange for 21 million RMB, or approximately $3.09 million.  On May 13, 2009, the Company and Tuqiang Forestry Bureau executed an amendment to the Beijisong Agreement pursuant to which Liaoning Shengsheng has the right to acquire up to 80% of the outstanding equity of Beijisong for a total consideration equal to 80% of the appraised valuation of Beijisong.  Liaoning Shengsheng has made payments of $877,693 for the Beijisong acquisition.  No further payments are due at this time and a portion of the proceeds of this offering are intended to be used for such remaining payment when the appraisal of Beijisong has been completed.  We anticipate such appraisal will be concluded in early 2011, although no assurances thereof can be given.

Products

The Company’s primary product is fast growing poplar saplings, which are grown in the far northwest regions of China, in Xinjiang province near the city of Karamai.  Our current major product is its Shengsheng Fast-Growing Poplar Seedlings.  We have different types of cloned seedlings (bottle seedlings), seedlings, one-year old seedlings, one-year old cutting seedlings, two-year old seedlings and three-year old seedlings.  Our transgenic fast-growing poplar seedlings have important features such as drought tolerant, disease resistant and a dense fiber plant (limited water requirements).  The Company grows two distinct types of poplar saplings: Shengsheng No. 1 and Shengsheng No. 2.  These varieties of poplar trees have been genetically modified for faster growth, pest resistance, low water requirements and high fiber strength.  The poplar seedlings mature in 3-5 years instead of the normal maturation time of 13-15 years.  The saplings are sold primarily to distributors who then resell our products to independent third parties for various uses, including re-forestation in western China.  Each product is separated into 5 different subcategories (1-5 years old trees) according to their age.  The characteristics of the two types of trees are as follows:

•
Shengsheng No. 1: the distinct features of these saplings are that they are highly pest and drought resistant, with a growth period of 5 years, which is very short for saplings of this kind.  According to the National Weather Service Bureau, the annual rainfall of the western region is less than 10% of that in eastern China, and as a result many types of trees cannot survive in the region, with poplar being a major exception.  The survival rate of Shengsheng No.1 is very high, at over 96%, in the western regions of China.

•
Shengsheng No. 2: the distinct feature is large plant fiber density. Under normal circumstances, poplar fiber is very loose, and therefore is generally used only in low quality paper making and as firewood.  However, the genetically modified fast-growing poplar trees have high fiber density.  As a result, the paper making utilization rate is higher, and the wood can also be used in other commercial applications. The growth period is also only 5 years for this variety, and the survival rate is also high, at over 96% in the western regions of China.

In 2002, we co-developed anti-insect-and-disease poplar seedlings and dense plant fiber seedlings in conjunction with SAU and DTU, respectively.  We began pilot planting of these new seedlings in 2003 in Xinjiang Province.  We clone and cultivate the seedlings in a greenhouse environment for transplantation into the ground.  Each seedling can be cut into about 10 pieces, and each piece can be cultivated as a new seedling.

Resources and Raw Material Supply

We do not need to purchase large amounts of raw materials.  The seedlings, being the critical material, are cloned in a greenhouse and can be mass cultivated at our headquarters in Dongsifangtai, Haicheng City, or at a project site according to demands.  Other major production costs include irrigation (twice a year), labor costs such as planting, cutting, digging, watering and leveling off the site, and lease expenses.

According to the PRC Agriculture Network published by the State Agriculture Department in 2001, the primary resources needed for our business are land and water.  Land is used mainly for nursery purposes.  For every mu, 6,000-8,000 saplings can be planted.  A “mu” is a measurement of area used in the PRC and is equal to 1/15 of a hectare.  For greenhouses, 20,000-28,000 plants (seedlings) can be planted for every mu.  Other raw materials include fertilizer, chemicals, nutrient solutions and general agricultural production materials.  These are all ordinary agricultural production materials that are generally available and there are numerous suppliers we can turn to in the event of disruption in business with our current suppliers for any reason.  Land can be rented privately or the Company can choose to rent land offered by the government.

Research and Product Development

We currently have limited resources to conduct the development of new products.  We have only 2 employees engaged in research and development, and we are dependent on our relationships with third party research and development institutes such as DTU and SAU to perform research and development for us. There were no research and development expenses incurred in 2008 or 2009 because we did not conduct any R&D activities in year 2008 or 2009. There were general administrative expenses in the amount of $711,507.54 and $775,570.86, respectively, for fiscal years 2008 and 2009, constituting 3.33% and 3.36% of the year end revenue.  We plan on allocating additional resources to new product development that we raise from our intended financing.

At present, provinces in northern China mainly plant fast-growing poplar trees like Xinjiang poplar, Beijing poplar 107 and 108, and other Chinese poplar.  All these poplar types have large leaves, a short growth cycle and high survival rate.  Their characteristics make them popular and the best choices for ecological and economic forests.  However, ordinary fast-growing poplar trees are victims of diseases and pests and have low plant fiber density.

Proceeds from this offering may be used to further this research, including obtaining the necessary government approvals.  In the event we are able to successfully develop this gene and commercialize the resulting seedlings, we believe such seedlings will quickly become one of the more purchased seedlings throughout China, and will have the added benefit of relatively stable pricing.

Facilities

Tree Plantations

We seek to acquire forestry rights by entering into co-forestation agreements with local governments in provinces throughout western China and then cultivating, processing and manufacturing those resources.  In our plantation model, we assess the suitability of land where trees have been recently harvested.  If we find the land to be suitable, we seek to lease the land under long term lease agreements.  For replanting and conversion into fast-growing high-yielding plantations, we cultivate trees using improved silviculture techniques and sell the trees as standing timber. We choose to plant trees in strategically located areas and operate our commercial plantations using advanced, environmentally prudent plantation management practices. We believe our advanced plantation management techniques are a competitive advantage in China, where the commercial tree plantation industry is comparatively underdeveloped and where there are currently limited large-scale plantations using advanced plantation management practices. We have leased and will continue to lease land from the original plantation rights holders and pay the land lease rent.  We started operating our first planted plantation in Karamai in 2002.  Our planted plantations consist primarily of poplar trees in Xinjiang Province. As of December 31, 2009, our planted plantations under management consisted of approximately 8,300 mu.

Plantation Base

The Company has leased 128 mu (approximately 85,332.48 sq. meters) of land in Xihuang Village, Dongsi Fangtai Town, from 48 villagers living in Xihuang Village, as a plantation base at a current rent of RMB 420 per mu per year (approximately $63.61 as of January 5, 2011), where the Company has established eleven greenhouses and several warehouses as production facilities.  The term of the lease runs from November 15, 2000 to November 15, 2030.  The initial rent is RMB 300/mu/year (approximately $45.44 as of January 5, 2011) from year 2000 to 2005 and market rate increases occur every five years.  For 2005 through 2010, rent is RMB 420/mu/year (approximately $63.61 as of January 5, 2011).

On January 23, 2010, Liaoning Shengsheng, as the lessee, and Karamai Yongheng Industry Development Co., Ltd., as the lessor, entered into a lease agreement to rent land in Karamai with total area of 700 mu (about 466,662 sqm) at a rent of RMB 160/mu/year (approximately $24.23 as of January 5, 2011) from January 1, 2010 to December 31, 2011.  This land is used as a nursery for the Company’s poplar seedlings.

Land Use Rights

We currently maintain the following assigned land use right certificates for four pieces of land located in Xihuang Village, Dongsi Fangtai Town, issued by the Land Administration Bureau of Haicheng City:

•
an assigned industrial land use right certificate issued on April 26, 2001 and valid until April 18, 2031 for a piece of land with an area of 12,033 m2 . This land currently is used for production, greenhouse and growing seedlings and there is no permanent building on this land;

•
an assigned industrial land use right certificate issued on April 26, 2001 and valid until October 30, 2051 for a piece of land with the area of 616m2 , which is the Company’s tissue culture research building;

•
an assigned business service land use right certificate issued on January 8, 2000 and valid until January 8, 2030 for a piece of land with an area of 1,306 m2 , where the Company’s dormitory building is located; and

•	an assigned industry land use right certificate issued on December 26, 2001 and valid until October 30, 2051 for a piece of land with an area of 715m2 , the Company’s office building.

Real Property Ownership

We currently own, and maintain the following House Ownership Certificate for, three real properties located in Xihuang Village, Dongsi Fangtai Town issued by Urban and Rural Construction Administration Bureau of Haicheng City:

•	a house ownership certificate issued on November 7, 2001 of our office building for a construction area of 2,285.17 m2 ;

•	a house ownership certificate issued on November 7, 2001 of our tissue culture research building for a construction area of 1,506.82 m2 ; and

•	a house ownership certificate issued on January 9, 2001 for our dormitory building for a construction area of 2,614 m2 .

Customers

The Company’s major clients are distributors who then resell our products to independent third parties without our knowledge or participation.  Sales are made pursuant to seasonal contracts that are generally valid for no more than a few months.

We had two major distributors, Karamai Teng Lin Farming Co., Ltd., and Liaoning Dongran Landscape Engineering Co., Ltd., that accounted for 81% and 94% of total sales for our fiscal year ended December 31, 2009 and 2008, respectively.  Karamai Teng Lin was responsible for 53.37% of our 2009 total sales and Liaoning Dongran was responsible for 29.94% of our total sales.  Although we do not currently have any contracts or orders in place with such distributors, we believe our relationship with these (and our other) distributors is strong.

Sales and Marketing

We are engaged in the forestry industry and focused on the construction of ecologically sustainable and economically profitable forest area through the provision of quality seedling products and services.  We are in an expanding industry that benefits from the support of many favorable government policies.  We do not utilize mass advertising or conduct general public outreach.

We do not sell our products directly to end users, but rather use a network of independent sales agents.  The major agents are separated by region, primarily from Xinjiang, Gansu, Sichuan and Shanxi. Most of them have long-standing relationships with the Company. The Company evaluates its agents based on their ability to coordinate buyers, as well as expected timing of funds collection, which is usually based on standard practice in the region in which the agent operates.  The Company believes it saves a significant amount on sales and marketing infrastructure by using this agency system, and the Company believes it is the most efficient way to match buyers with their products across China.  Most of the Company’s agents operate under an exclusivity clause whereby they are not allowed to sell similar varieties of fast-growing poplars.  Agent agreements are renewed each year, usually immediately after the Chinese New Year in the first part of the calendar year.  This is due to the fact there are little to no sales in the winter months.  The Company customarily executes contracts in the late summer or early fall, and such contracts require performance by all parties in May, at which time the contracts terminate.  Sales revenue is recognized at the date of shipment or delivery to sales agents as the sales price is either fixed or determinable and management deems no other significant obligations, such as warrants or product returns of the Company, exist.

We have four full-time personnel working in sales and marketing, including our project team.  Employees in our project, marketing and sales department are provided with incentives of up to 3% of the size of new projects signed.

Pricing and Payment

The price at which we sell fast-growing poplar seedlings is based on numerous factors, including: market price changes of fast-growing poplar seedlings; regional supply of fast-growing poplar seedlings; seasonal availability of seedlings and demand for fast-growing poplar seedlings.  Generally, it takes 20 days for a single transaction to be consummated.  This time frame includes negotiation of terms, execution of contract, preparation, delivery, transportation, planting of products and receipt of payment.  For larger transactions, it can take up to one year for the last payment to be made.

Transportation

Distributors that purchase our products are responsible for all aspects of the transportation of such products.  Soil is the only thing needed when transporting the seedlings.  Long distance transportation does not materially adversely affect the survival rate of seedlings.

Intellectual Property

We do not have any patents, trademarks or other intellectual property protection.  Our cell breeding processes can be mastered by ordinary agricultural technicians.  Accordingly, we do not rely on any such protection, but rather on our experience, our management team and our local contacts to provide products and services we believe are superior to our competitors.

The seedling products use the brand names of “Shengsheng No.1” and “Shengsheng No.2.”  However, these product names have not been trademarked.

Liaoning Shengsheng was formerly known as Anshan Xinfang Gardening Co., Ltd., which was incorporated in April 1997 as a limited liability company with a registered capital of RMB 10 million (approximately $1.515 million as of January 5, 2011) (“Anshan Xinfang”).  Liaoning Shengsheng held the trademark “Xin Fang”, registered with PRC Trademark Bureau under the State Administration for Industry and Commerce, from June 21, 1999 through November 21, 2010.  The Company is currently not planning to renew this trademark.

As of today, the Company is not aware of:

(i)
any challenges or disputes relating to any intellectual property rights owned or used by the Company, including any challenges to the validity, subsistence or ownership of such rights including details of any claims or threatened claims by employees for compensation in respect of any intellectual property;

(ii)	any actual, prospective or alleged infringement by third parties of any intellectual property rights owned or used by the Company;

(iii)	any circumstances which might affect the intellectual property rights owned or used by the Company or the validity, enforceability or registration of such intellectual property; or

(iv)	any suspected or alleged infringement of third party intellectual property rights by the Company.

Business Secrets

According to the Counter Unfair Competition Law of the PRC , business secrets refer to the technical and/or operational information which is practical and not known to the public and can bring economic benefits to the owners, and the owners have taken measures to keep them confidential.  A business operator may not infringe on business secrets of others via any of (1) obtaining business secrets by stealing, seduction, threats or other illegal means; (2) disclosing, using or allowing others to use the business secrets by the means mentioned in the preceding item (1); (3) disclosing, using or allowing others to use business secrets by breaching confidential requirements or obligations.  Where a third party obtains, uses or discloses the business secrets of others, acknowledging or should have acknowledged the illegal acts above mentioned, the breaching party is deemed to have infringed on such business secrets too. Where any party infringes on business secrets, the relevant authority is required to order it to stop the illegal acts and may, according to circumstances, impose on the breaching party a fine ranging from RMB 10,000 to RMB 200,000 (from approximately $1,515 to $30,292 as of January 5, 2011).  We currently neither own nor rely on any business secrets to protect our products or services, but rather on our experienced management team and local contacts to provide products and services we believe are superior to our competitors.

Competition

The Chinese forestry industry is very competitive, but maintains high barriers to entry.  Ever since the implementation of the national policy of encouraging forestation, market entry restrictions and price controls have been lifted.  Currently, non-state capital investment accounts for 80% of the yearly total investment. There are approximately five enterprises in China that have fast-growing poplar seedling capacity of over 10 million seedlings.  Though they have the ability to produce more than 10 million fast-growing poplar seedlings, we do not believe these are their main products.  However, there is no company in China to our knowledge that engages in both the seedling breeding and planting aspects of the forestry industry.  Further, our research indicates there is no domestic forestry enterprise that has a nursery capacity over 1,000 mu (166.7 acres).  Assuming the maximum production of each mu is 8,000 plants, no single company has a production capacity over 10 million plants.  Additionally, while there are companies similar to ours throughout China, logistical issues prevent companies such as ours from competing on a national scale.

In the fast-growing poplar seedling market, we believe our main competitors are Beijing Forestry University, the National Forestry Academy, Northeastern Forestry University and Shenyang Agriculture University.  However, they are primarily forestry science and research entities, not production entities, so the breeding and selling of fast-growing poplar seedlings are not their primary focus.  They have a very low market share of fast-growing poplar seedlings.  We do not believe there are any competitors in the provinces in which we conduct business regarding fast-growing poplar seedlings.

There are numerous other companies engaged in various other aspects of the planting, harvesting, processing and sale of timber and wood products.  Due to both the expected increase in demand for timber and numerous wood products across a multitude of industries and the government encouragement of the development of the domestic forestry industry, we expect to face a growing number of competitors both within and outside of China.

Competitive Advantages

Our business model relies on the fact that seedlings for large-scale forestation projects (more than 10,000 mu) can be bred in a relatively short period of time.  Although we are not the only company that can produce fast-growing poplar seedlings on a large-scale using tissue culture technology, there are only a few that have been successful in securing contracts for forestation projects of more than 10,000 mu.

We believe we also have a built-in competitive advantage due to the genetic make-up of our fast-growing poplar seedlings.  Further, we utilize our currently existing facilities or the facilities of others with which we enter into research agreements, which reduces the need for us to construct or lease additional space.

While the Chinese forestry industry is highly competitive, we believe that the following strengths give us a competitive edge:

•	our proprietary technology allows us to breed faster growing, disease resistant trees;
•	our ability to select, culture and grow our nursery stock and to scale these processes as our production capacity increases;
•	we have strategically located production bases;
•
our expansion strategy seeks to create a vertically integrated operator in our industry, handling all aspects of forest, lumber and wood production, from seedling production and plantation, through growth management and harvesting, to lumber processing and production and sale of MDF and other wood products; and

•	we have an experienced management team.

We believe our production bases are strategically located, in part, due to the local demand for poplar trees, but also because Xinjiang Province is primarily a dry, arid region.  Accordingly, the province has benefitted from several national preferential policies put in place by the PRC aimed at establishing and sustaining forest production.  For example, the National Forest Conservation Program adopted in China seeks the expansion of natural forests and increasing the productivity of forest plantations.  Xinjiang Province was designated a first priority province, and, together with other first priority provinces and regions, receives the highest level of financial support from the central government to plant forests for soil and water protection and to increase timber production from forest plantations.

Additionally, our planned expansion into the Daxinganling Forest through the Beijisong acquisition, as discussed above, is expected to provide us with additional abundant forest resources, as well as potential acquisition opportunities due to the presence there of other lumber producers, both of which could help us to expand our business.  Other than as described in this prospectus, we have not identified any acquisition candidates nor made a comprehensive assessment of the benefits, risks or costs involved in such undertakings.

Employees

Substantially all of our employees are located in China. As of January 5, 2011, we had 56 employees, including four sales representatives.  There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory.

We have signed standard employment agreements in a form provided by the Labour and Social Security Bureau of Anshan Municipal with all employees, including our directors and senior executives, but excluding interns and temporary workers.

Insurance

We are required to contribute a portion of our employees’ total salaries to the Chinese government’s social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, and a housing assistance fund, in accordance with relevant regulations.  The insurance rate of each type of insurance is as follows:

Insurance Type	Percentage Payable by Employer	Percentage Payable Employee	Total Percentage of the Salary
Pension	20	8	28
Unemployment Insurance	2	1	3
Medical Insurance	N/A	N/A	N/A
Occupational Injury Insurance	0.5	0	0.5
Maternity Insurance	0.8	0	0.8

We have purchased social insurance for all our full-time employees. In the last three years, we contributed approximately $83,683, $111,549 and $126,430 for the fiscal years ended December 31, 2007, 2008 and 2009, respectively. We expect the amount of contribution to the government’s social insurance funds to increase in the future as we expand our work force and operations.

As of today, we are not aware of any investigations, prosecutions, disputes, claims or other proceedings in respect of insurance made by any insurance authority of the PRC.

The Company is currently not paying medical insurance for its employees. Currently, China has not instituted a planned national medical insurance reform. In accordance of the Decision on Establishing the Basic Medical Insurance System for Urban Employees by the State Council and the Tentative Program for Reforming Basic Medical Insurance System for Urban Employees of Haicheng City, it is not a compulsive duty for enterprises in Haicheng City where Liaoning Shengsheng is located to buy medical insurance for its employees.

Environmental Matters

The Company is not aware of any investigations, prosecutions, disputes, claims or other proceedings in respect of environmental protection made by any environmental administration authorities of the PRC.

Pusheng has conducted environmental impact assessments for its proposed MDF project (as described below) which was approved by the Environmental Protection Bureau of the Karamai municipality.  Additional government approvals are still required in order to proceed with the MDF project, as discussed herein.

Tree Plantations

As disclosed in the Risk Factors section hereof, our tree plantations are subject to certain environmental laws and regulations, particularly with respect to air emissions and discharges of wastewater and other pollutants into land, water and air, and the use, disposal and remediation of hazardous substances and contaminants. We may be required to incur significant expenditures to comply with applicable environmental laws and regulations. Moreover, some or all of the environmental laws and regulations to which we are subject in our tree plantations and manufacturing plants could become more stringent in the future, which could affect our production costs and results of operations. Any failure by us to comply with applicable environmental laws and regulations could result in civil or criminal fines or penalties or enforcement actions, including a requirement to install pollution control equipment or other mandated actions. As a result, environmental laws and regulations may adversely affect our business, financial condition and results of operations.

Government Approval and Regulation of Our Principal Products or Services

Preferential policies of Afforestation in Karamai

According to the Several Policies for Encouraging Investment and Improving Industry Structure Adjustment in Karamai and Implementary Rules for Several Policies for Encouraging Investment and Improving Industry Structure Adjustment in Karamai , enterprises and individuals who develop and plant ecological-public-interest forest (including farmland protecting forest), water-maintaining forest, water and soil maintaining forest, and wind-proof and sand fixing forest, are entitled to a one-time subsidy of RMB 500/mu (approximately $73.56) and maintenance subsidy of RMB 50/mu (approximately $7.36) per year for five years, subject to approval of relevant Karamai government authorities. Enterprises and individuals enjoy a subsidy of 80% of the water fee for five years after the trees are planted in an ecological-public-interest forest and 50% of the water fee for five years after the trees are planted in farmland protecting the forest, subject to approval of relevant local government authorities.  We pay reduced water fees as a result of our participation in the Karamai project described below and will continue to pay reduced fees for as long as we operate the project.  We pay RMB 6 Yuan (approximately $0.15) per m³ less than what we would otherwise be charged.

On October 26, 2000, the State Council promulgated the Circular regarding Several Policy Measures for China’s Western Development Program and on January 15, 2004, the People’s Government of Xinjiang Province promulgated the Opinion concerning Further Improve and Implement State Land Preferential Policies to Promote the Social and Economic Sustainable Development in Xinjiang.

According to the above two regulations with regard to planting forests and grassland on barren hills and wasteland, and to restoring forests and grassland from cultivated land of the western regions, local government has implemented a policy that whoever restores, plants or operates the forest land has the right to the use of land and the ownership of the forests and grassland.  Corporations and individuals may apply to use barren hills and wasteland owned by the state and conduct environment protection construction like restoring vegetation of trees and grasses, on the condition that if such construction investment and afforestation work be completed, such corporation or individual has the timber rights for cultivation of state-owned land by paying an assigned fee to the local government, which may be reduced or exempted. Such right to the use of land is valid for 25 years subject to renewal upon application and is transferable by inheritance or contract with consideration.  We have cultivated approximately 11,000 mu and as a result we are entitled to 25 years of timber rights.  Currently, we have 19 years left on this right.

Preferential policies of Afforestation in Liaoning

On September 1, 2009, Liaoning Provincial People’s Government issued the Notice of Construction Plan of Large-scale Afforestation Projects in Liaoning Province, with a valid term from 2010 to 2012.  According to such notice, financial subsidies for afforestation are as follows: planting trees on barren hills and wasteland, RMB 450/mu (approximately $66.20); planting shrubbery, RMB 350/mu (approximately $51.49); enclosing a hill for afforestation, RMB 100/mu (approximately $14.71); aerial seeding, RMB 80/mu (approximately $11.77); afforestation projects with foreign investment, RMB 500/mu (approximately $73.56); replant open forest land, shrub land and defective transformation of silkworm field, RMB 200/mu (approximately $29.42); street trees planning in rural area, RMB 1.5 (approximately 0.22) per tree; non-forest plantation, RMB 350/mu (approximately $51.49).  We have not yet begun participation in this program but intend to do so.

A new PRC farm subsidized government program provides subsidies of 4,000 RMB (approximately $588.44) per 1 mu to those involved in pesticide and pollution free vegetable farming.  We intend to begin participation in this program during our fiscal year 2010, although the extent of such participation has yet to be determined.

Legal Proceedings

We may be subject to legal proceedings, investigations and claims incidental to the conduct of our business from time to time. We are not currently a party to any legal proceedings. We are also not aware of any legal proceeding, investigation or claim, or other legal exposure that could have a material adverse effect on our business, financial condition or results of operations.

Business Strategy

We seek to continue to sell our transgenic poplar seedlings to third parties and are continuing our research and development in order to further enhance the benefits of fast-growing poplar seedlings.  We also seek to continue the expansion of our cultivation, manufacturing and production businesses.  Through the Beijisong acquisition, we believe we can establish a stronger presence in the Daxinganling Forest, which is one of a few forests the Chinese government has allocated for private corporations.  We believe the following key initiatives will allow us to successfully execute our strategy:

•	expand our geographical locations by investing in additional tree plantations to gain market share in the PRC;

•	improve the yields of our tree plantations and reduce production costs through continuing investment in research and development and application of advanced forestry management techniques;

•	practice sustainable and environmentally responsible forestry and manufacturing;

•	build integrated manufacturing operations to supply value-added, wood-based products to the PRC market and further increase our revenue streams;

•	strengthen management processes and information systems to support the growth of our businesses; and

•	maintain strategic alignment with the PRC government‘s plans.

The Karamai Project

Karamai, China is located in Xinjiang Province.  Currently, Xinjiang province does not have an established lumber industry.  Local supply is imported from other provinces and countries and the resulting transportation costs makes the final product very expensive.

The Karamai city government established a new fast-growing forest base (the “Forest Base”) of 100,000 mu (one mu is equal to 1/6 of one acre) for industrial use located in Xinjiang province.  Liaoning Shengsheng established its wholly foreign owned subsidiary, Karamai Pusheng Forest and Wood Industry, LLC (“Pusheng”), a limited liability company organized under the laws of the PRC, on January 25, 2005 in order to engage in timber cultivation and wood processing in the Karamai region.

On November 1, 2005, the Karamai Developing Planning Commission approved Pusheng to establish an MDF facility capable of producing 80,000 cubic meters of MDF using poplar and other trees provided from the fast-growing forest base.  The total investment required in order to get the plant operational is anticipated to be RMB 64,800,000 (approximately $9,814,762 as of January 5, 2011).  Although the government approval to build this plant has expired, the Company believes it will have the proper authority to build this facility at such time as it is ready to do so.  Because there are few trees that are adaptive in the western area of China, the Company plans to develop the business of Pusheng as part of its development plan for penetrating into Gansu Province and the Inner Mongolia area.  Based on its prior experience working with the local government and the third parties that would be necessary to complete the tasks, the Company expects to re-obtain government approval for this project and complete all required applications and assessment work within 45 days following the consummation of this offering and to begin the first phase of construction shortly thereafter.  It is likely that construction will not begin until March, 2011, at the earliest, due to weather-related factors.  In addition to the $5 million of proceeds from this offering, the Company anticipates the remaining $4.5 million required to get the plant operational will be financed from the Company’s then-existing cash flow.

A portion of the proceeds raised in this offering may be used to prepare the first phase of construction and execution of the Karamai Project in Karamai Petrochemical Industry Park, including:

•	purchasing the land rights and building the manufacturing plant;

•	equipment purchasing;

•	working capital; and

•	purchasing the rights for logging a portion of the forest from the Chinese government.

6,300mu Ownership of Trees and Timber

On January 5, 2007, Pusheng, as the purchaser, and Karamai Pulin Ecology and Technology Co., Ltd. (“Pulin”), as the seller, entered into a Forestry Right Purchase Agreement for Pusheng to buy 11,000 mu (about 7,333,260 sq. meters) of forest for consideration of RMB 55 million (approximately $8.33 million as of January 5, 2011).  Pusheng has paid RMB 43 million to date (approximately $6,512,882 as of January 5, 2011).  However, due to the national reform of forestry rights, Pulin could not fulfill its obligations to sell the forestry right to Pusheng.  Therefore, Pusheng and Pulin entered into a new agreement on February 25, 2009, pursuant to which Pulin refunded RMB 8,350,000 (approximately $1,264,711 as of January 5, 2011) to Pusheng and granted Pusheng ownership of trees and timber growing in 6,300 mu (about 4,199,958 sq. meters) forest land within 10 years as compensation for failure to transfer the initial 11,000 mu of forestry rights to Pusheng.  Pusheng is responsible for maintenance and plantation of forest in such land and intends to sell the timber from these forests consistent with its prior operating history.

Beijisong Acquisition

The Company seeks to expand its business capabilities through the acquisition of Beijisong.  Daxinganling Forest is located in the northern part of Heilongjiang Province, which is China's northernmost province.  Daxinganling Forest is China's most resource-rich forest area and, through The Forestry Administration of Daxinganling, is one of the few forests in China planning for state owned enterprises and private corporations to work together.  The Forestry Administration of Daxinganling, together with the national Forestry Bureau, has the authority over the forest.  The 11 counties under the Forestry Administration of Daxinganling each have their own County Forestry Department, each of which controls several state-owned wood processing enterprises.  One of the county forestry departments is the Tuqiang Forestry Bureau, which owns and operates Beijisong.  Beijisong is a limited liability company incorporated in the PRC on March 25, 2008. Beijisong has an annual production capacity of 80,000 cubic meters of MDF and 2008 revenues of more than RMB 35 million ($5.147 Million US Dollars).  Its advanced facility covers an area of about 70,000 square meters.  The manufacturing facility is composed of a main plant, polishing plant, urea plant and power systems, buildings, plants and a 15,000 square meter construction complex, including a particleboard production plant with annual production capacity of 15,000 cubic meters.  Beijisong has raw materials inventory of approximately 50,000 cubic meters of wood.  The Company intends to use the gross proceeds of this offering to complete its acquisition of Beijisong.

On May 13, 2009, the Company and Tuqiang Forestry Bureau executed an amendment to the Beijisong Agreement pursuant to which Liaoning Shengsheng has a right of first refusal to purchase 80% of the outstanding equity of Daxinganling Yuying Wood Industry Co., Ltd. (“Yuying”) and Daxinganling Chengyu Wood Industry Co., Ltd. (“Chengyu”), entities owned by Tuqiang Forestry Bureau, for RMB equal to 80% of the appraised valuation of Yuying and Chengyu.  Yuying is a wood processing company with annual revenue of RMB 50 Million Yuan ($7.352 million) that produces a variety of wood lathe board and wood plat side, and also reprocess wood residues.

The Company seeks to consummate the acquisition of Beijisong, as well as acquire Yuying, in an effort to increase its production, manufacturing and sales capabilities.  The proceeds of this offering are intended to be used for such payments.  The Company anticipates acquiring Beijisong following completion of the appraisal of Beijisong.  The Company anticipates such appraisal will be concluded in early 2011, although no assurances thereof can be given.  Proceeds of this offering are also intended to be used for the acquisition of Yuying as soon as reasonably practicable following this offering.  The Company anticipates the cost of Yuying to be approximately $2.6 million, but the final price will be determined based on Yuying’s net assets at that time.  The Company does not expect to require additional sources of funds other than the offering proceeds in order to acquire Yuying.  The Company does not intend to acquire Chengyu at this time.

OUR HISTORY AND CORPORATE STRUCTURE

Organizational History of China For-Gen.

We were originally incorporated under the laws of the State of Delaware under the name China For-Gen Corp. on February 26, 2008. Our principal office is located in the Tengao District, Haicheng City, Liaoning Province, P.R.China 114000.

Pursuant to the Share Transfer Agreement entered into on March 26, 2009 (the “Share Transfer”) between the shareholders of Liaoning Shengsheng and the Company, we acquired all of the outstanding equity securities of Liaoning Shengsheng (the “Shengsheng  Shares”) from all of the Shengsheng Shareholders in consideration for $5.12 million, equivalent to RMB 35,000,000 (the “Purchase Price”) and the Shengsheng Shareholders transferred and contributed all of their Shengsheng Shares to us.  The closing of the Share Transfer (the “Closing”) took place on May 6, 2009.  In February, 2010, we paid $1.28 million to the Shengsheng Shareholders and the remaining $3.18 million will be paid to the Shengsheng Shareholders from a portion of the proceeds of this offering upon receipt thereof.  As a result of the Closing, Liaoning Shengsheng became a wholly foreign-owned subsidiary (“WFOE”) of China For-Gen.  On February 12, 2010, Liaoning Shengsheng and the shareholders of Liaoning Shengsheng entered into an agreement providing that the Purchase Price would be transferred from the Shengsheng Shareholders to Liaoning Shengsheng for working capital and general corporate purposes.

In connection with the acquisition of the WFOE, certain officers and directors of Lioaning Shengsheng (the “Call Option Stockholders”) entered into a call option agreement (the “Call Option Agreement”) with Ms. Sherry Li (“Ms. Li”), then the sole officer, director and shareholder of China For-Gen, wherein Ms. Li agreed to transfer 12,000,000 shares of Company common stock to the Call Option Stockholders after our initial public offering.  The call option may be exercised by the Call Option Stockholders for nominal consideration of $0.001 per share (the “Call Option”).  The Call Option Agreement provides that Ms. Li may not dispose of any China For-Gen shares owned by her without the prior written consent of the Call Option Stockholders.  The Call Option Agreement was amended and restated in its entirety on May 12, 2010 to comply with PRC laws, including, without limitation, laws with respect to acquisitions by foreign entities and ownership by PRC citizens in a foreign enterprise (the “Amended Call Option Agreement”).  The percentage ownership of the Company to be granted to the Call Option Stockholders remains unchanged.  On December 31, 2010, the Call Option Stockholders exercised their rights under the Amended Call Option Agreement with respect to 50% of the shares and they have indicated they intend to exercise their rights with respect to the remaining 50% on or by December 31, 2011.  Upon exercise of the Call Option, neither the ownership structure of the Company nor the number of shares of Company common stock outstanding changed or will change from the current structure as the shares underlying the Call Option are currently issued and outstanding and beneficially owned by the Call Option Stockholders.  Please see the section titled “Security Ownership of Certain Beneficial Owners and Management ” on page 59 for the percentage ownership of Company common stock owned by the Call Option Stockholders.  The Call Option Agreement was executed as part of, and in connection with, the initial acquisition of Liaoning Shengsheng by the Company.  Accordingly, the sale of all of the shares of Liaoning Shengsheng to the Company was the consideration paid by the Shengsheng shareholders for the Option Shares held by Sherry Li on their behalf pursuant to the Amended Call Option.

The Call Option Stockholders are subject to a lockup agreement providing that they shall not, until the 24 month anniversary of the effectiveness of this registration statement, without the prior written consent of T Squared Investments LLC, directly or indirectly: (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”); (ii) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) with respect to any Beneficially Owned Shares, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, whether or not such transaction is to be settled by delivery of Beneficially Owned Shares, other securities, cash or other consideration; or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.  Notwithstanding the foregoing, during such 24 month period, an aggregate of 300,000 shares shall be released from lock-up and shall be allowed to be disposed of beginning on the one year anniversary of the effectiveness of this registration statement and an additional 300,000 shares shall be released from lock-up and shall be allowed to be disposed of beginning on the date that is the eighteen (18) month anniversary of the effectiveness of this registration statement.  The remaining Beneficially Owned Shares shall continue to be subject to the lock-up until the 24 month anniversary of the date of effectiveness of this registration statement.

Mr. Baoquan Wang was appointed as our President and Chairman of Board and Ms. Lanfeng Wu was appointed as our Treasurer and Secretary, effective as of May 13, 2010.

Liaoning Shengsheng Biotechnology Co., Ltd.

Liaoning Shengsheng is a limited liability company organized under the laws of the PRC, which is wholly owned by China For-Gen.  Liaoning Shengsheng is engaged in the hi-tech forestry industry (excluding scarce species restricted by national laws and regulations), including producing vegetables, flowers and fruit, researching and developing applications of biotechnology; producing edible fungi and its products (except as otherwise provided by laws and regulations); and landscaping.

The predecessor of Liaoning Shengsheng is Anshan Xinfang Gardening Co., Ltd., which was incorporated in April 1997 as a limited liability company with a registered capital of RMB 10 million (approximately $1.515 million as of January 5, 2011)  (“Anshan Xinfang”). Baoquan Wang and Zhao Yaomei contributed funds of RMB 7.8 million (approximately $1.181 million as of January 5, 2011) and RMB 0.2 million (approximately $30,292.47 as of January 5, 2011), respectively, and Shen Xiaoyang and Na Ningxin contributed their patent of soilless culture technology at an appraised value of RMB 2 million.  In September 2000, Anshan Xinfang increased it registered capital to RMB 12.5 million (approximately $1.89 million as of January 5, 2011), which was verified by Liaoning Zhenghe Certified Public Accountants Co., Ltd.  The patent for soilless culture technology expired on February 18, 2005.

On November 13, 2000, the People’s Government of Liaoning Province (“Liaoning Government”) approved the incorporation of the Company as a limited liability company limited by shares through the restructuring of Anshan Xinfang.  The name of the Company changed to “Anshan Shengsheng High-tech Planting Technology Application Co., Ltd.” The Company obtained its business license from Liaoning Administration of Industry and Commerce on November 24, 2000.  The registered capital of Anshan Shengsheng was RMB 24 million (approximately $3.64 million as of January 5, 2011), which was verified by Dalian North Certified Public Accountants Co., Ltd.

On June 26, 2002, the People’s Government of Liaoning Province approved the increase of the Company’s registered capital from RMB 24 million (approximately $3.64 million as of January 5, 2011)   to RMB 35 million (approximately $5.30 million as of January 5, 2011) and the issuance of 11 million shares to two new shareholders, and the Company changed its name to the current “Liaoning Shengsheng Biotechnology Co., Ltd.”  The increased contribution was verified by Liaoning Pan-China Certified Public Accountants Co., Ltd.

On April 20, 2009, the Foreign Trade and Economic Cooperation Department of Liaoning Province approved the acquisition of all share equity of Liaoning Shengsheng by China For-Gen Corp.  Liaoning Shengsheng obtained a Certificate of Approval to become a WFOE on April 20, 2009 and obtained a new business license on May 6, 2009.

China For-Gen operates its business through Liaoning Shengsheng.

Karamai Pusheng Forest and Wood Industry, LLC

On January 25, 2005, Baoquan Wang and Lanfeng Wu established Karamai Pusheng Forest and Wood Industry, LLC (“Pusheng”), a limited liability company organized under the laws of the PRC, with registered capital of RMB 10 million (approximately $1.515 million as of January 5, 2011). On September 28, 2007, Liaoning Shengsheng acquired all of the share equity of Pusheng from Baoquan Wang and Lanfeng Wu, and currently owns 100% of the share equity of Pusheng.  Pusheng currently does not conduct any business operations but is expected to be used as the primary vehicle for the Company to expand into the manufacturing of MDF in the future.

Our post initial public offering organization structure is summarized below:

DIRECTORS AND EXECUTIVE OFFICERS

Our current executive officers and directors as of the date of this prospectus are as follows:

Directors and Executive Officers	Position/Title	Age

Baoquan Wang	President and Chairman of the Board	44

Lanfeng Wu	Treasurer and Secretary	35

Jia Yu	Director	39

Zhang Daoxu	Director	70

Gang Xu	Vice President and Director	53

Jun Fang	Vice President	50

Scott Ogilvie	Director	56

Kevin Randolph	Director	61

Marc Klee	Director	55

The following is a summary of the biographical information of our directors and officers. Any gap in employment background of an individual indicates that during the gap, the individual did not obtain work experience relevant to his or her role as an officer or director.

Baoquan Wang.    Mr. Wang is our Chief Executive Officer. In 1997 Mr. Wang founded Anshan Xinfang Horticulture Co., Ltd., a Chinese company that provides services to landscape construction and project contracting in the PRC, and has been the Chief Executive Officer since that time. In 2000, Mr. Wang restructured the former Xinfang Horticulture Co., Ltd. into Liaoning Shengsheng and has served as its chairman and president since that time.  Mr. Wang received his master degree in Business Administration from the Chinese University of Hong Kong in 2000.  Mr. Wang has been chosen as a director because he is one of the founders of our company and we believe his knowledge of our company and years of experience in our industry give him the ability to guide our company as a director.

Lanfeng Wu.    Ms. Wu graduated from Liaoning University of Science and Technology with a bachelor’s degree in International Trading and Economics.  Ms. Wu has been working for the Company since 2000 as the assistant to Baoquan Wang.  Ms. Wu has been chosen as a director because we believe we can benefit from her intimate knowledge of the business and operations of Liaoning Shengsheng and her leadership skills.

Jia Yu.    Mr. Yu joined our Board of Directors in 2010. Since 2003, Mr. Yu has worked for Huaying Rongtong Investment Consulting Co., Ltd. as CEO, a consulting service company that provides services in valuation, investment advisory services and general practice surveying. Mr. Yu served as CFO and COO of Oriental Real Ventures Management Ltd. from 2002 to 2008, and served as vice president of Yihe Financial Investment Consulting Co. from 2001 to 2003, and served as manager of government relations of Andersen (Shanghai) Business Consulting Co., Ltd. from 2002 to 2003.  Mr. Yu received a bachelors and masters degree in public relations from the Southern California State University, College of Communication in 1993 and 1995, respectively. Mr. Yu has been chosen as a director because we believe we can benefit from his leadership skills and management experience.

Zhang Daoxu.    Mr. Zhang joined our Board of Directors in 2010. Since 1961, Mr. Zhang has served as a research scientist for Shenyang Agriculture and Science Research Institute. Mr. Zhang received a bachelor’s and a masters degree in biology and plantation from Shenyang Agriculture University and Jilin University in 1960 and 1961, respectively.  Mr. Zhang has been chosen as a director because we believe we can benefit from his leadership skills and management experience.

Gang Xu. Mr. Xu has served as Liaoning Shengsheng’s Vice President of Operations since 2003 and a director since 2010.  Mr. Xu is responsible for the production, marketing and sale of our products.  Mr. Xu served as General Manager and Discipline Secretary of Anshan Cooler Manufacturer from 2000 to 2003, and CEO and director of Anshan Transportation Equipment Factory from 1996 to 1998.  Mr. Xu received his bachelor’s degree in economics and management in 1986 from the Liaoning Radio and Television University.  Mr. Xu has been chosen as a director because he is one of the key employees of our company and we believe we can benefit from his management experience and marketing skills.

Jun Fang. Mr. Fang has served as Liaoning Shengsheng’s Vice President of Finance since 2003. Mr. Fang is responsible for project development, financing and business strategy planning.  Mr. Fang served as deputy manager and vice general manager of the investment department of Anshan Trust and Investment Co., Ltd. from 1997 to 2002. Mr. Fang served as vice general manager for the investment banking and business department of ZhongShan Securities, Inc. from 2002 to 2003. Mr. Fang received his bachelor’s degree in mathematics in 1978 from the Liaoning University. Mr. Fang has been chosen as a director because we believe we can benefit from his capital markets experience .

Scott Ogilvie. Mr. Ogilvie has served as our director since June, 2010.  Mr. Ogilvie is the founder and since 2006 has been the President of AFin International, Inc., an international advisory and development company focused in U.S. and international markets in areas including infrastructure, renewable energy, IT, energy, entertainment, healthcare and real estate.  Mr. Ogilvie is also the President and CEO of Gulf Enterprises International, Ltd. (“GEI”), a position he has held since 2006.  GEI is an international advisory and development company that brings Persian Gulf, U.S. and international expertise, investment capital and operating platforms to Middle East and North Africa markets in areas such as infrastructure, renewable energy, IT, energy, entertainment, healthcare and real estate.  From 2000 through 2008, Mr. Ogilvie was the Chief Operating Officer for the CIC Group of companies.  During Mr. Ogilvie’s tenure, CIC sponsored and managed international investment funds across public equity, private equity and real estate asset classes.  CIC had over $1 billion in assets under management.  Mr. Ogilvie oversaw the company’s investment management group in New York City, as well as its Kuwait based staff.  He also served on the boards of directors and investment committees of each of CIC’s funds.  Mr. Ogilvie is currently a director of Neuralstem, Inc., a publicly-traded biotherapeutics company whose mission is to apply stem cell research and its patented human neural stem cell technology to treat diseases of the central nervous system.   Mr. Ogilvie is also currently a director of GenSpera, Inc., a publicly traded development stage oncology company focused on therapeutics that deliver a potent, unique and patented drug directly to tumors.  Mr. Ogilvie received a B.S.B.A. from the University of Denver and a J.D. from University of California-Hastings College of Law.  Mr. Ogilvie has been chosen as a director because we believe we can benefit from his investment and management experience.

Kevin Randolph.    Mr. Randolph, age 61, joined our Board of Directors in June, 2010.  Mr. Randolph is currently the President and CEO of Randolphs.com, LLC, a company that provides interim management, strategic/market/product planning and other services, positions he has held since founding Randolps.com in 1992.  From 1998 to 2000, he was President and CEO of Asia Online, Ltd., headquartered in Hong Kong.  Asia Online provided Internet service, web development, web hosting and systems integration services in 12 countries throughout Asia.  He is a graduate of Washington State University with a degree in Business Administration, majoring in marketing and electrical engineering.  Mr. Randolph has been chosen as a director because we believe we can benefit from his leadership skills and management experience.

Marc H. Klee Mr. Klee has served as a member of the Company's board of directors since September, 2010.  Mr. Klee was the vice president of American Fund Advisors from January 1981 until May 1984, its senior vice president from May 1984 until March 2000 and has been its executive vice president since March 2000. He has also been a director of American Fund Advisors since May 1984. From June 2007-August 2009, Mr. Klee served as president, chief financial officer and secretary of North Shore Acquisition Corp., a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.  From November 2004 until February 2007, Mr. Klee was the president, chief financial officer, secretary and a member of the board of directors of Ardent Acquisition Corporation. Mr. Klee was the vice president of the John Hancock Technology Series, Inc. from May 1981 until May 1987 and was co-portfolio manager of the John Hancock Technology Fund from January 1983 to March 2005. Since September 1999, Mr. Klee has been secretary and a director of BlueStone AFA Management, LLC and since January 2000, has been a director of the AFA Private Equity Fund 1. Mr. Klee was also the president of the New Jersey Cardinals from February 1990 until April 2006 and vice president of the Norwich Navigators from March 1991 until April 2005. Mr. Klee received his Bachelor of Arts degree from the State University of New York at Stony Brook (Phi Beta Kappa) and his Master of Business Administration from the Wharton School of Business at the University of Pennsylvania. Mr. Klee is a chartered financial analyst. Mr. Klee has been chosen as a director because of his financial acumen and experience in running both public and private companies.

All of our directors will hold their positions on the board until our next annual meeting of the stockholders and until their respective successors have been elected or appointed.  Officers serve at the discretion of the board of directors.

There are no family relationships among our directors and executive officers.  There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors.

Our directors and executive officers have not, during the past ten years:

•
filed a petition under the Federal bankruptcy laws or any state insolvency law by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

•
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

•	Engaging in any type of business practice; or

•	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

•
found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
been the subject of, or a party to, any Federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

•	Any Federal or state securities or commodities law or regulation;

•
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order;

•	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Board of Directors

We currently have seven members serving on our Board of Directors, four of which are considered “independent directors” as defined under the Section 803 of the NYSE Amex Company Guide.  All actions of the Board of Directors require the approval of either a majority of the directors in attendance at a meeting, duly called and noticed, at which a quorum is present or the unanimous written consent of all of the members of the Board of Directors.  During the fiscal year ended December 31, 2009, the Board did not meet but took action by unanimous written consent twice.

Board Committees

Prior to the consummation of this offering, the Board of Directors will form an audit committee, a nominating committee and a compensation committee and adopt charters for all of such committees.

Code of Ethics

Prior to the consummation of this offering, the Board of Directors of the Company intends to adopt a code of ethics that applies to our officers, directors and employees, including our chief executive officer, senior executive officers, principal accounting officer, and other senior financial officers.  A copy of our code of ethics will also be provided to any person without charge, upon written request sent to us at our offices located at Tengao District, Haicheng City, Liaoning Province, P.R.China 114000.  A printed copy of the code of ethics,  once adopted, may be obtained free of charge by writing to us at China For-Gen Corp., Tengao District, Haicheng City, Liaoning Province, 114000, People’s Republic of China.

EXECUTIVE COMPENSATION

The following summary compensation table indicates the cash and non-cash compensation earned for years ended December 31, 2009 and 2008 by our Chief Executive Officer and each of our other two highest paid executives, whose total compensation exceeded $100,000 (if any) for the years ended December 31, 2009 and 2008.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1) (2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Baoquan Wang,	2009	12,305	119,534						131,839
President and Chairman	2008	10,620	59,693	—	—	—	—	—	70,313
Gang Xu,	2009	9,668	26,954						36,622
Vice President and Director	2008	5,186	24,112	—	—	—	—	—	29,298
Jun Fang,	2009	9,668	26,954						36,622
Vice President	2008	5,186	24,112	—	—	—	—	—	29,298

(1)
All compensation for the years shown was paid in RMB which, for reporting purposes, has been converted to U.S. dollars at the conversion rate of 6.8225 RMB U.S. dollar for 2009 and 6.8282 RMB to one U.S. dollar for 2008.

(2)	Bonuses to its executive officers are determined by the Company’s Board of Directors and are awarded as a percentage of net revenue.

Outstanding Equity Awards at Fiscal Year End

We have not granted any stock options to our executive officers or directors from inception through the date hereof.

Director Compensation

Employee directors and non-voting observers do not receive any compensation for their services. Non-employee directors are entitled to receive a cash payment of $5,000 quarterly.  In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each Board of Directors meeting attended. Independent directors also receive fifty thousand (50,000) warrants to purchase Common Stock, vesting quarterly over a two year period at an exercise price equal to the initial public offering price of the Common Stock, as set forth herein.  The chairman of the audit committee will receive an additional $1,250 per quarter and the chairman of each of the compensation and nominating committees will receive $250 per quarter.  Other members of the audit committee receive $625 per quarter and other members of the compensation and nominating committees receive $125 per quarter.

Executives Employment Contracts

Except as described below, we currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

Liaoning Shengsheng has entered into employment agreements with each of Baoquan Wang, Gang Xu and Jun Fang. Each of these employment agreements provides for a three-year term valid until 2012.  Under Chinese law, Liaoning Shengsheng is obligated to pay an employee compensation equal to one month’s salary for each year Liaoning Shengsheng has employed such employee, up to twelve years, upon termination (or upon expiration of any applicable employment agreement), except where (1) the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect to Liaoning Shengsheng; (2) the employee is then-receiving a pension; (3) the employee dies or is declared missing; and (4) Liaoning Shengsheng offers to renew the employment agreement at equal or higher consideration and the employee does not accept it.  If Liaoning Shengsheng terminates an employment agreement before expiration and without cause, an employee has the right to either enforce the employment agreement or require Liaoning Shengsheng to pay twice the compensation due thereunder.

Indemnification of Officers and Directors

We are a Delaware corporation, and accordingly, we are subject to the corporate laws under the Delaware General Corporation Law.  Article Sixth of our second amended and restated certificate of incorporation contains the following indemnification provision for our directors and officers:

 “The Corporation shall have the power to indemnify any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officers and (iv) all executive officers and directors as a group, as of January 5, 2011.

Name and Address of Beneficial Owners (1)(2)	Amount of Beneficial Ownership	Percent of Class (3)

Baoquan Wang, President and Chairman	3,456,000	24.22%
Jia Yu, Director	2,400,000	16.82%
Zhang Daoxu, Independent Director	*	—
Scott Ogilvie, Independent Director	*	—
Kevin Randolph, Independent Director	*	—
Marc Klee, Independent Director	*	—
Gang Xu, Vice President and Director	2,933,300	20.55%
Jun Fang, Vice President	2,397,900	16.80%
Lanfeng Wu, Secretary and Treasurer	812,800	5.71%
T Squared Investments LLC(4)	2,645,099	15.90%
Silver Rock II, Ltd.(5)	1,296,741	8.33%
All directors and officers as a group (9 individuals)	12,000,000	84.09%

* less than 1%

(1)	Unless otherwise noted, the address for each of the named beneficial owners is: Tengao District, Haicheng City, Liaoning Province, 114000, People’s Republic of China.

(2)
The Call Option Agreement, as amended and restated, entered into between Ms. Sherry Li and the Call Option Stockholders results in Ms. Sherry Li not being the beneficial owner of such Option Shares under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Act”), pursuant to which:

(a) Ms. Li has transferred 50% of the 12 million Option Shares and is expected to transfer the remaining 50% within the next year to the Call Option Stockholders for nominal consideration of $0.001/share;

(b) Ms. Li is not permitted to dispose of any of the Option Shares without the Call Option Stockholders’ prior written consent and may not transfer the Option Shares to anyone except the Call Option Stockholders; and

(3) The Call Option Stockholders have sole voting and dispositive power over, and sole pecuniary interest in, the Option Shares.

(3)	Unless otherwise noted, the number and percentage of outstanding shares of our common stock is based upon 14,270,948 shares outstanding as of January 5, 2011.

(4)
The business address of the named beneficial owner is 1325 Sixth Avenue, New York, NY 10019. The 2,645,099 shares of common stock include: (i) 283,200 shares of common stock issued and outstanding as of the date hereof; (ii) 1,314,357 shares of common stock issuable upon conversion of such holder’s convertible promissory notes; (iii) 980,875 shares of common stock issuable upon conversion of such holder’s common stock purchase warrants; and (iv) 66,667 shares of common stock issuable upon conversion of such holder’s common stock purchase warrants. Mark Jensen and Thomas Suave have voting and investment control over such securities. Please see the section titled “Description of Our Securities” for a thorough description of such promissory notes and warrants.

(5)
The business address of the named beneficial owner is Sable Trust Road, Tortola, BVI. The 1,296,741 shares of common stock include: (i) 742,574 shares of common stock issuable upon conversion of such holder’s Note; and (ii) 554,167 shares of common stock issuable upon conversion of such holder’s common stock purchase warrants.  Ezzat Jallad has voting and investment control over such securities. Please see the section titled “Description of Our Securities” for a thorough description of such promissory notes and warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As part of the Share Transfer, on June 8, 2009, the Call Option Stockholders entered into the Call Option Agreement with Ms. Li, then the sole shareholder officer, director and shareholder of China For-Gen, wherein she agreed to transfer a number of shares of the Company equal to 60% (now approximately 55% as the additional investment right has been exercised by those investors who participated in the 2010 private placement) of the issued and outstanding shares of common stock after our initial public offering.  The Call Option Agreement became effective upon the closing of the Share Transfer.  The Call Option Agreement was amended and restated in its entirety on May 12, 2010 to be in full compliance with PRC laws, including, without limitation, laws with respect to acquisitions by foreign entities and ownership by PRC citizens in a foreign enterprise.

Pursuant to the Call Option Agreement, as amended and restated, the option may be exercised by the Call Option Stockholders for nominal consideration of $0.001/share.  The Amended Call Option Agreement provides that Ms. Li may not dispose of any China For-Gen shares held for the benefit of the Call Option Stockholders without their prior written consent.  On December 31, 2010, the Call Option Stockholders exercised their rights under the Amended Call Option Agreement with respect to 50% of the shares and they have indicated that they intend to exercise their rights with respect to the remaining 50% on or by December 31, 2011.

In the first quarter of 2009, Mr. Baoquan Wang, our President and Chairman, made a loan to the Company in the amount of $968,131.  In the first quarter of 2010, Mr. Wang made a loan to the Company in the amount of $63,400. These loans are pursuant to oral agreements, do not bear interest and are payable on demand.

Except for the aforementioned transactions, since January 1, 2007, we have not engaged in any material transactions with our directors, executive officers, holders of more than five percent (5%) of our voting securities, and affiliates of our directors, executive officers and five percent stockholders. We are not a subsidiary of any company.

Procedures for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable SEC rules.  We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

DESCRIPTION OF OUR SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been filed as exhibits to this prospectus. The following discussion is qualified in its entirety by reference to such exhibits.

General

We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share, and 2,000,000 shares of preferred stock, par value $0.001 per share.

As of January 5, 2011, we had 14,270,948 shares of common stock, and 500,000 shares of preferred stock (consisting entirely of Series A Convertible Preferred Stock), issued and outstanding.

The following is a summary of the material terms of our capital stock.

Common Stock

Voting: The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders.  Our common stock has no cumulative voting rights.

Dividends: The holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors, in its discretion, from funds legally available therefor.

Liquidation: In the event of liquidation or dissolution of the Company, the holders of our common stock are entitled to receive, pro rata, assets remaining available for distribution to stockholders.

No Preemptive Rights:  Our common stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls.

Preferred Stock

We are authorized to issue 2,000,000 shares of preferred stock.  Other than with respect to the Series A Preferred Stock (the “Series A Stock”), which is described below, our board of directors is expressly authorized to provide for the issuance of all or any of the remaining shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such shares and as may be permitted by the Delaware General Corporation Law.  The board of directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

On May 30, 2008, we designated all such shares of preferred stock as Series A Convertible Preferred Stock (the “Series A Stock”) by filing a certificate of designation with the Secretary of State of Delaware.  The Series A Stock is convertible into shares of our common stock at any time by the holder at an initial conversion price of $.91 per share.

The Company has the right at any time to repurchase the Series A Stock at a price of $1.14 per share.  In lieu of exercising such repurchase option, the Company may make annual distributions to holders of Series A Stock in an amount equal to two percent (2%) of the net income of the Company, if any.

The Series A Stock shall be entitled to a dividend in the amount of 11% per annum, payable monthly.  No dividends are permitted to be paid on our common stock while the Series A Stock is outstanding.  The Company is further prohibited from redeeming or repurchasing any common stock or any other class of Company securities which is junior to or on parity with the Series A Stock while the Series A Stock is outstanding.

The Series A Stock has no voting rights, however, so long as any Series A Stock is outstanding, the Company shall not, without the prior approval of the holders of the Series A Stock then outstanding, (a) alter the powers, preferences or rights of the Series A Stock, (b) authorize or create any class of securities ranking senior to the Series A Stock as to dividends or distributions of assets, (c) amend its certificate of incorporation or other charter documents in breach of any of the provisions of the certificate of designation, (d) increase the authorized number of shares of Series A Stock or (e) enter into any agreement with respect to the foregoing.

The Company shall not effect any conversion of the Series A Stock if after giving effect to such conversion, such holder would beneficially own in excess of 4.9% of the number of shares of our common stock outstanding immediately following such conversion.

Holders of Series A Stock may be entitled to an additional number of shares of our common stock under certain circumstances in the event the Company issues common stock, warrants, options or convertible debt or equity with an exercise or conversion price that places a valuation of less than $42,500,000.

Warrants

May 2008 Private Placement

On May 30, 2008, the Company conducted a private placement of 500,000 shares of its newly created Series A Convertible Preferred Stock convertible into 333,333 shares of our common stock and a five-year common stock purchase warrant to purchase up to 666,667 post-reverse split shares of common stock at an exercise price of $1.88 post-reverse split per warrant (equivalent to $1.25 pre-reverse split per warrant) or 416,667 post-reverse split shares of common stock upon cashless exercise of such warrants (in either event equivalent to 1,000,000 pre-reverse split shares) (the “2008 Warrant”).  The Company received gross proceeds of $455,000 from the private placement.  The 2008 Warrant was exercised in January, 2010 on a cashless basis for 416,667 shares of our common stock.  Following the Reverse Split and the February 2010 private placement, the Series A Convertible Preferred Stock is convertible into 444,119 shares of common stock at a conversion price of $0.91 per share.  The securities were offered pursuant to exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, Regulation D and Rule 506.

In connection with the May 2008 private placement, we entered into a registration rights agreement to have the shares of common stock underlying the preferred stock and 2008 Warrant registered for public resale.  The filing of the registration statement of which this prospectus is a part is intended to satisfy certain of our obligations under that registration rights agreement.

February 2010 Private Placement

On February 12, 2010, the Company received gross proceeds of $2,000,000 from the sale of five year convertible promissory notes, bearing interest at ten percent (10%) per annum (the “Notes” or the “2010 Notes”) and Common Stock Purchase Warrants A and B (each, the “A Warrants” and “B Warrants” and collectively, the “Warrants” or the “2010 Warrants”) to various accredited and institutional investors.  Following the Reverse Split, these Notes are convertible into 1,320,133 shares of our common stock.  Additionally, such investors have, as of August 10, 2010, exercised their right to purchase up to an additional $2,500,000 of Notes on terms identical to the Notes purchased in February 2010, which such Notes are convertible into 1,650,165 post-Reverse Split shares of common stock.  Accordingly, such investors have outstanding Notes convertible into an aggregate of 2,970,298 shares of common stock.  The Notes are convertible at any time at the option of the Note holder.

Holders of the Notes and Warrants are not entitled to convert their Notes or any Warrants into such number of shares of our common stock which, when added to the number of shares of common stock beneficially owned by such holder and its affiliates immediately prior to conversion of such Note or Warrant, would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of our common stock.  For the purposes of the immediately preceding sentence, “beneficial ownership” is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.  This restriction may be waived or amended only with the consent of the applicable Note holder and the consent of holders of a majority of the shares of our outstanding common stock who are not affiliates of the Company.  The securities were offered pursuant to exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, Regulation D and Rule 506.

The A Warrants were exercisable for five years at an exercise price of $1.35 per share, for up to an aggregate of 1,662,500 shares of our common stock.  The B Warrants were exercisable for five years at an exercise price of $1.70 per share, for up to an aggregate of an additional 1,662,500 shares of our common stock.  Following the Reverse Split, the A Warrants are exercisable for 1,108,334 shares of common stock at an exercise price of $2.03 per share and the B Warrants are exercisable for 1,108,333 shares of common stock at an exercise price of $2.55 per share.  There were no adjustments to the exercise price as a result of the Company’s financial position as of December 31, 2009.

The exercise price of the A Warrants is subject to further adjustment in the event the Company fails to meet certain earnings per share projections.   In the event the Company’s net income for the year ended December 31, 2010 is less than $.6163 per share on a fully-diluted basis, then the exercise price shall be reduced by the percentage shortfall (where net income on a fully diluted basis shall always be defined as earnings from continuing operations before any non-cash items on a pre-taxed fully diluted basis (including dilution from any options, warrants and convertible securities) as reported for the fiscal year ended December 31, 2010). The A Warrant exercise price shall be reduced proportionately by 0% if the earnings are $.6163 per share and by 75% if the earnings are $.1541 per share.  For example, if the Company earns $.4930 per share, or 20% below $.6163 per share, then the A Warrant exercise price shall be reduced by 20%.  Such reduction shall automatically be in effect at the time the December 31, 2010 financial results are reported or at any other time that the initial investor in the Note and the Company have a written and executed agreement stating otherwise, and shall be made from the starting exercise price of the warrants being the exercise price of the warrants at that time, and shall be cumulative upon any other changes to the exercise price of the warrant that may already have been made.

The exercise price of the B Warrants is also subject to further adjustment in the event the Company fails to meet certain earnings per share projections.  In the event the Company’s net income for the year ended December 31, 2010 is less than $.6163 per share on a fully-diluted basis, then the B Warrant exercise price shall be reduced by the percentage shortfall (where net income on a fully diluted basis shall always be defined as earnings from continuing operations before any non-cash items on a pre-taxed fully diluted basis (including dilution from any options, warrants and convertible securities) as reported for the fiscal year ended December 31, 2010). The warrant exercise price shall be reduced proportionately by 0% if the earnings are $.6163 per share and by 75% if the earnings are $.1541 per share. For example, if the Company earns $0.4930 per share, or 20% below $.6163 per share, then the B Warrant exercise price shall be reduced by 20%. Such reduction shall automatically be in effect at the time the December 31, 2010 financial results are reported or at any other time that the initial investor in the Note and the Company have a written and executed agreement stating otherwise, and shall be made from the starting exercise price of the warrants being the exercise price of the warrants at that time, and shall be cumulative upon any other changes to the exercise price of the warrant that may already have been made.

SHARES ELIGIBLE FOR FUTURE SALE

As of the closing of this offering, we will have 18,870,948 shares of common stock issued and outstanding, assuming full exercise of the underwriter over-allotment option.

Approximate Number of Shares Eligible for Future Sale (1)	Date
11,857,715(1)	After the date of this prospectus, freely tradable shares sold or registered in this offering.

(1)  Assumes the underwriter’s over-allotment option to purchase additional shares is not exercised.

As of January 5, 2011, there were (i) 14,270,948 shares of common stock outstanding, (ii) 10% senior convertible notes convertible into 2,970,298 shares of common stock, (ii) shares of Series A Convertible Preferred Stock convertible into 444,119 shares of common stock and (iii) warrants to purchase an aggregate of 2,283,334 shares of common stock.  Assuming conversion of all of the 10% senior convertible notes, conversion of the Series A Convertible Preferred Stock and the exercise of all of the warrants, there will be 24,568,699 shares of common stock outstanding.  8,068,698 of these shares have been registered for resale in the registration statement of which this prospectus forms a part.  Many of our shares (including all of the shares underlying the Preferred Stock) are currently eligible for resale under Rule 144, subject to the restrictions set forth therein.

Rule 144

Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act.  In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding (which will equal approximately 188,709 shares immediately after this offering); or

•
the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, assuming that our common stock is trading at such time.

Sales by a person deemed to be our affiliate under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Registration Rights

We are obligated to register an aggregate of 5,697,751 shares of common stock issuable upon conversion of our Series A Convertible Preferred Stock, the Notes and the Warrants pursuant to multiple Registration Rights Agreements executed in connection with the private placement of such shares, notes and warrants.  The registration rights agreements require us to register such shares at such time as we undertake a reverse merger.  The agreement with respect to the Series A Convertible Preferred Stock also requires there be a simultaneous financing providing gross proceeds to us of not less than $9,500,000 before we are required to register such shares.  As we do not intend to effectuate a reverse merger, we are not obligated to register any of such shares at this time.  However, we have determined to include all of such shares in the registration statement of which this prospectus forms a part.  Accordingly, the registration statement, of which this prospectus forms a part, registers 5,697,751 shares for resale in a separate resale prospectus.

Lock-Up Agreements

All Call Option Stockholders have entered into a lockup agreement requiring that all such shares shall be held by such stockholders until the 24 month anniversary of the effectiveness of this registration statement. Notwithstanding the foregoing, during such 24 month period, an aggregate of 300,000 shares shall be released from lock-up and shall be allowed to be disposed of beginning on the one year anniversary of the effectiveness of this registration statement and an additional 300,000 shares shall be released from lock-up and shall be allowed to be disposed of beginning on the date that is the eighteen (18) month anniversary of the effectiveness of this registration statement.  The remaining shares shall continue to be subject to the lock-up until the 24 month anniversary of the effectiveness of this registration statement.

All other current stockholders of the Company, including the Selling Stockholders, have agreed not to sell or otherwise dispose of their shares of Common Stock until the three month anniversary of the effectiveness of this Registration Statement.

MATERIAL PRC INCOME TAX CONSIDERATIONS

The following discussion summarizes the material PRC income tax considerations relating to the acquisition, ownership and disposition of our common stock following the consummation of this offering.  As used in this discussion, references to “we,” “our” and “us” refer only to China For-Gen.

Resident Enterprise Treatment

On March 16, 2007, the Fifth Session of the Tenth National People’s Congress passed the EIT Law, which became effective on January 1, 2008. Under the EIT Law, enterprises are classified as “resident enterprises” and “non-resident enterprises.” Pursuant to the EIT Law and its implementing rules, enterprises established outside the PRC whose “de facto management bodies” are located in the PRC are considered “resident enterprises” and subject to the uniform 25% enterprise income tax rate on their worldwide taxable income. According to the implementing rules of the EIT Law, “de facto management body” refers to a managing body that in practice exercises overall management control over the production and business, personnel, accounting and assets of an enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice on the Issues Regarding Recognition of Enterprises that are Domestically Controlled as PRC Resident Enterprises Based on the De Facto Management Body Criteria, which was retroactively effective as of January 1, 2008. This notice provides that an overseas incorporated enterprise that is controlled domestically will be recognized as a “tax-resident enterprise” if it satisfies all of the following conditions: (i) the senior management responsible for daily production/business operations are primarily located in the PRC, and the location(s) where such senior management execute their responsibilities are primarily in the PRC; (ii) strategic financial and personnel decisions are made or approved by organizations or personnel located in the PRC; (iii) major properties, accounting ledgers, company seals and minutes of board meetings and stockholder meetings, etc., are maintained in the PRC; and (iv) 50 percent or more of the board members with voting rights or senior management habitually reside in the PRC.

Given the short history of the EIT law and lack of applicable legal precedent, it remains unclear how the PRC tax authorities will determine the resident enterprise status of a company organized under the laws of a foreign (non-PRC) jurisdiction, such as us. If the PRC tax authorities determine we are a “resident enterprise” under the EIT Law, a number of tax consequences could follow. First, we could be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations.  Second, the EIT Law provides that dividend income between “qualified resident enterprises” is exempt from enterprise income tax. As a result, if we are treated as a “qualified resident enterprise,” all dividends we receive from Liaoning Shengsheng (assuming such dividends are considered sourced within the PRC) should be exempt from PRC tax.

As of the date of this prospectus, there has not been a definitive determination as to our “resident enterprise” or “non-resident enterprise” status.  However, since it is not anticipated that we would receive dividends or generate other income in the near future, we are not expected to have any income that would be subject to the 25% enterprise income tax on worldwide taxable income in the near future. We will make any necessary tax payment if we (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that we are a resident enterprise under the EIT Law, and if we were to have income in the future.

Enterprise Income Tax

According to article 27 of the Enterprise Income Law of the PRC, effective as of January 1, 2008, and article 86 of the Implementary Rules of the Enterprise Income Law of the PRC, we are exempted from enterprise income tax derived from seedlings and plantation of trees and we receive a 50% deduction on enterprise income tax from profit derived from planting flowers.

Dividends From Liaoning Shengsheng

If we are not treated as a resident enterprise under the EIT Law, then dividends we receive from Liaoning Shengsheng may be subject to PRC withholding tax. The EIT Law and the implementing rules of the EIT Law provide that (A) an income tax rate of 25% will normally be applicable to “non-resident enterprises,” which (i) have an establishment or place of business inside the PRC, and (ii) the income in connection with their establishment or place of business is sourced from the PRC or is earned outside the PRC but has actual connection with their establishment or place of business inside the PRC, and (B) a PRC withholding tax at a rate of 10% will normally be applicable to dividends payable to “non-resident enterprises”, which (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC, but the relevant income is not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC.

As described above, the PRC tax authorities may determine the resident enterprise status of entities organized under the laws of foreign jurisdictions, on a case-by-case basis.  We are a holding company and substantially all of our income may be derived from dividends.  Thus, if we are considered a “non-resident enterprise” under the EIT Law and the dividends paid to us are considered income sourced within the PRC, such dividends received may be subject to the PRC withholding tax described in the foregoing paragraph.

As of the date of this prospectus, there has not been a definitive determination as to our “resident enterprise” or “non-resident enterprise” status.  We will make any necessary tax withholding if, in the future, Liaoning Shengsheng were to pay any dividends and we (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that we are a non-resident enterprise under the EIT Law.

Dividends that Non-PRC Resident Enterprise Investors Receive From Us; Gain on the Sale or Transfer of Our common stock

If dividends payable to (or gains realized by) our enterprise, but not individual, investors that are not tax residents of the PRC (the “non-resident investors”) are treated as income derived from sources within the PRC, then the dividends that non-resident investors receive from us and any such gain derived by such investors on the sale or transfer of our common stock, may be subject to tax under PRC tax laws.

Under the PRC tax laws, PRC withholding tax at the rate of 10% is applicable to dividends payable to non-resident investors that (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent that such dividends have their sources within the PRC.  Similarly, any gain realized on the transfer of our common stock by such investors is also subject to 10% PRC income tax if such gain is regarded as income derived from sources within the PRC.

The dividends paid by us to non-resident investors with respect to our common stock, or gain non-resident investors may realize from the sale or transfer of our common stock, may be treated as PRC-sourced income and, as a result, may be subject to PRC tax at a rate of 10%. In such event, we may be required to withhold a 10% PRC tax on any dividends paid to non-resident investors.  In addition, non-resident investors in our common stock may be responsible for paying PRC tax at a rate of 10% on any gain realized from the sale or transfer of our common stock after the consummation of this offering if such non-resident investors and the gain satisfy the requirements under the PRC tax laws.  However, under the PRC tax laws, we would not have an obligation to withhold PRC income tax in respect of the gains that non-resident investors (including U.S. investors) may realize from the sale or transfer of our common stock from and after the consummation of this offering.

If we were to pay any dividends in the future and if we (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that we must withhold PRC tax on any dividends payable by us under the PRC tax laws, we will make any necessary tax withholding on dividends payable to our non-resident investors. If non-resident investors as described under the PRC tax laws (including U.S. investors) realize any gain from the sale or transfer of our common stock and if such gain were considered as PRC-sourced income, such non-resident investors would be responsible for paying 10% PRC income tax on the gain from the sale or transfer of our common stock. As indicated above, under the PRC tax laws, we would not have an obligation to withhold PRC income tax in respect of the gains that non-resident investors (including U.S. investors) may realize from the sale or transfer of our common stock from and after the consummation of this offering.

On December 10, 2009, the SAT released Circular Guoshuihan No. 698 (“Circular 698”) that reinforces the taxation of certain equity transfers by non-resident investors through overseas holding vehicles. Circular 698 addresses indirect equity transfers as well as other issues. Circular 698 is retroactively effective from January 1 2008. According to Circular 698, where a non-resident investor who indirectly holds an equity interest in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers an equity interest in a PRC resident enterprise by selling an equity interest in the offshore holding company, and the latter is located in a country or jurisdiction where the actual tax burden is less than 12.5 percent or where the offshore income of its residents is not taxable, the non-resident investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days of the execution of the equity transfer agreement.  The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets. If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the seller to PRC tax on the capital gain from such transfer. Since Circular 698 has a short history, there is uncertainty as to its application. We (or a non-resident investor) may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that we (or such non-resident investor) should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations (or such non-resident investor’s investment in us).

Penalties for Failure to Pay Applicable PRC Income Tax

Non-resident investors in us may be responsible for paying PRC tax at a rate of 10% on any gain realized from the sale or transfer of our common stock after the consummation of this offering if such non-resident investors and the gain satisfy the requirements under the PRC tax laws, as described above.

According to the EIT Law and its implementing rules, the PRC Tax Administration Law (the “Tax Administration Law”) and its implementing rules, the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises (the “Administration Measures”) and other applicable PRC laws or regulations (collectively the “Tax Related Laws”), where any gain derived by non-resident investors from the sale or transfer of our Securities is subject to any income tax in the PRC, and such non-resident investors fail to file any tax return or pay tax in this regard pursuant to the Tax Related Laws, they may be subject to certain fines, penalties or punishments, including without limitation: (1) if a non-resident investor fails to file a tax return and present the relevant information in connection with tax payments, the competent tax authorities shall order it to do so within the prescribed time limit and may impose a fine up to RMB 2,000 (approximately $302.92 as of January 5, 2011)  , and in egregious cases, may impose a fine ranging from RMB 2,000 (approximately $302.92 as of January 5, 2011)  to RMB 10,000 (approximately $1,515 as of January 5, 2011); (2) if a non-resident investor fails to pay all or part of the amount of tax payable, the non-resident investor shall be required to pay the unpaid tax amount payable, a surcharge on overdue tax payments (the daily surcharge is 0.05% of the overdue amount, beginning from the day the deferral begins), and a fine ranging from 50% to 500% of the unpaid amount of the tax payable; (3) if a non-resident investor fails to file a tax return or pay the tax within the prescribed time limit according to the order by the PRC tax authorities, the PRC tax authorities may collect and check information about the income items of the non-resident investor in the PRC and other payers (the “Other Payers”) who will pay amounts to such non-resident investor, and send a “Notice of Tax Issues” to the Other Payers to collect and recover the tax payable and impose overdue fines on such non-resident investor from the amounts otherwise payable to such non-resident investor by the Other Payers; (4) if a non-resident investor fails to pay the tax payable within the prescribed time limit as ordered by the PRC tax authorities, a fine may be imposed on the non-resident investor ranging from 50% to 500% of the unpaid tax payable; and the PRC tax authorities may, upon approval by the director of the tax bureau (or sub-bureau) of, or higher than, the county level, take the following compulsory measures: (i) notify in writing the non-resident investor’s bank or other financial institution to withhold from the account thereof for payment of the amount of tax payable, and (ii) detain, seal off, or sell by auction or on the market the non-resident investor’s commodities, goods or other property in a value equivalent to the amount of tax payable; or (5) if the non-resident investor fails to pay all or part of the amount of tax payable or surcharge for overdue tax payment, and can not provide a guarantee to the tax authorities, the tax authorities may notify the frontier authorities to prevent the non-resident investor or their legal representative from leaving the PRC.

Value-Added Tax

According to article 15 of the Value-Added Tax Interim Regulation and article 35 the Implementary Rules for Value-Added Tax Interim Regulation, we are exempt from value-added tax for sales of agriculture products (including flowers, grass, tress and seedlings) we produce as agricultural producers (including plantation and forestry).

Because the Company is categorized as in a farm and forest industry, it is entitled to participate in a government subsidy program for its sapling business. Under the program, the Company collects value added tax (VAT) from customers in an amount equal to 3% of sales during the year ended December 31, 2009 and 6% of sales during the year ended December 31, 2008.  This amount is not required to be remitted to the government. VAT, which is included in revenue, was $682,735 and $1,251,786 for the years ended December 31, 2009 and 2008 respectively.

UNDERWRITING

Subject to the terms and conditions in the underwriting agreement, dated [                     ], 2011, by and between us and Maxim Group LLC, who is acting as the representative of the underwriters of this offering, each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of shares of common stock set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Underwriter	Number of Shares
Maxim Group LLC	[	]
Total	[	]

The underwriting agreement provides for the purchase of a specific number of shares of common stock by each of the underwriters.  The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of shares, but is not responsible for the commitment of any other underwriter to purchase shares.

The underwriters have agreed to purchase all of the shares offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased.  Under the underwriting agreement, if an underwriter defaults in its commitment to purchase shares, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances.  The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares are subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations.

The shares should be ready for delivery on or about [                                       ], 2011 against payment in immediately available funds.  The underwriters may reject all or part of any order.

We intend to apply to have our common stock listed on the NYSE AMEX  under the symbol CFG, which listing is expected to be effective concurrent with the closing of this offering.

Commissions and Discounts

The following table provides information regarding the amount of the discount to be paid to the underwriters by us:

Total
	Per Share	Without Over-Allotment	With Over-Allotment

Public offering price	$4.00 – 6.00*	$16,000,000 – 24,000,000	$18,400,000 – 27,600,000
Underwriting discount	$0.32 – 0.48	$1,280,000 – 1,920,000	$1,472,000 – 2,208,000
Non-accountable expense allowance (1)	$0.04 – 0.06	$160,000 – 240,000	$160,000 – 240,000
Proceeds to us	$3.64 – 5.46 (without over-allotment) 3.68 – 5.52 (with over-allotment)	$14,560,000, – 21,840,000	$16,928,000 – 25,152,000

* The range of the maximum offering price is based on bona fide estimate pursuant to Item 501(b)(3) of Regulation S-K.
(1)
The non-accountable expense allowance of 1.0% of the gross proceeds of the offering is not payable with respect to the shares of common stock sold upon exercise of the underwriters’ over-allotment option.

We estimate that the total expense of this offering excluding the underwriters’ discount and the non-accountable expense allowance, will be approximately $[ ].

We have agreed to sell the shares of common stock to the underwriters at the initial public offering price less the underwriting discount set forth on the cover page of this prospectus.  The underwriting agreement also provides that Maxim Group LLC the representative of the underwriters, will be paid a non-accountable expense allowance equal to 1.0% of the gross proceeds from the sale of the shares of common stock offered by this prospectus ($[          ] of which has been previously advanced to Maxim Group LLC), exclusive of any common stock purchased on exercise of the underwriters’ over-allotment option.

Pricing of Securities

The representative has advised us that the underwriters propose to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus.  In addition, the representative may offer some of the shares to other securities dealers at such price less a concession of $[           ] per share.  The underwriters may also allow, and such dealers may reallow, a concession not in excess of $[           ] per share to other dealers.  After the shares are released for sale to the public, the representatives may change the offering price and other selling terms at various times.

Prior to this offering, there was no public market for our securities. The public offering price of our common stock was determined by negotiation between us and the underwriters. The principal factors considered in determining the public offering price of the shares included:

•	the information in this prospectus and otherwise available to the underwriters;

•	the history and the prospects for the industry in which we compete;

•	the ability of our management;

•	the prospects for our future earnings;

•	the present state of our development and our current financial condition;

•	the general condition of the economy and the securities markets in the United States at the time of this offering; and

•	other factors we deemed relevant.

We can offer no assurances that the public offering price in this offering will correspond to the price at which our shares will trade in the public market following this offering or that an active trading market for our shares will develop and continue after this offering.

Over-allotment Option

We have granted the underwriters an over-allotment option.  This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 600,000 additional shares from us to cover over-allotments.  If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount.  If this option is exercised in full, the total price to the public will be $[              ] million and the total proceeds to us will be $[              ] million.  The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional shares proportionate to the underwriter’s initial amount reflected in the foregoing table.

Representative’s Warrant

We have also agreed to issue to Maxim Group, for $100, a common stock purchase warrant to purchase a number of shares of our common stock equal to an aggregate of five percent (5%) of the shares sold in the offering.  The warrant will have an exercise price equal to 110% of the offering price of the shares sold in this offering.  The warrants are exercisable commencing six (6) months after the effective date of the registration statement related to this offering, and will be exercisable for five (5) years thereafter.  The warrant is not redeemable by us, and allows for “cashless” exercise.  The warrant also provides for one demand registration right at our expense, one demand registration right at the warrant holders’ expense and for unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock during the five (5) year period commencing six (6) months after the effective date.  Pursuant to the rules of the Financial Industry Regulatory Authority, Inc., or FINRA, and in particular FINRA Rule 5110, the warrants (and underlying shares) issued to Maxim Group may not be sold, transferred, assigned, pledged, or hypothecated, or the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective disposition of the securities by any person for a period of 180 days immediately following the date of delivery and payment for the shares offered provided, however, the warrant (and underlying shares) may be transferred to officers or directors of Maxim Group and members of the underwriting syndicate and their affiliates as long as the warrants (and underlying shares) remain subject to the lockup.

Right of First Refusal

We have granted the representative of the underwriters a right of first refusal to act as our lead underwriter or placement agent in any and all of our future public and private equity offerings for a period of 24 months from the closing of this offering.

Lock-Up

The Call Option Stockholders have entered into a lockup agreement requiring that all such shares be held by such stockholders until the 24 month anniversary of the effectiveness of this registration statement. Notwithstanding the foregoing, during such 24 month period, an aggregate of 300,000 shares shall be released from lock-up and shall be allowed to be disposed of beginning on the one year anniversary of the effectiveness of this registration statement and an additional 300,000 shares shall be released from lock-up and shall be allowed to be disposed of beginning on the date that is the eighteen (18) month anniversary of the effectiveness of this registration statement. The remaining shares shall continue to be subject to the lock-up until the 24 month anniversary of the date of effectiveness of this registration statement. This means that, during the applicable lock-up period following the date of this prospectus, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of T Squared Investments LLC, who may also waive the terms of these lock-ups. See “Shares Eligible for Future Sale.”   T Squared Investments LLC has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived in its discretion. In determining whether to waive the terms of the lock-up agreements, T Squared Investments LLC may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

All other current stockholders of the Company, including the Selling Stockholders, have agreed not to sell or otherwise dispose of their shares of Common Stock until the three month anniversary of the effectiveness of this Registration Statement.

Representation on the Board of Directors

Upon execution of the underwriting agreement, Maxim Group will have the right to designate one member of our Board of Directors and have one additional Maxim Group representative attend all meetings of our Board of Directors.  This obligation will continue for three years.  In addition, the Maxim Group designee and representative will receive the same compensation as the highest paid non-employee director on the Board of Directors other than the Chairman of the Audit Committee and be entitled to have expenses reimbursed. The Maxim Group designee is Marc Klee.

Other Matters

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities.  We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters.  The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders.  Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations.  In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically.  No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares of common stock offered by this prospectus to accounts over which they exercise discretionary authority.

Stabilization

Until the distribution of the shares of common stock offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our shares of common stock.  As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Securities Exchange Act of 1934 that are intended to stabilize, maintain or otherwise affect the price of our common stock.  The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•	Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of shares of common stock in excess of the number of shares of common stock the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of our common stock in the open market.

•
Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If the underwriters sell more shares of common stock than could be covered by the over-allotment option, creating a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

•
Penalty bids permit the underwriters to reclaim a selling concession from a selected dealer when the shares of common stock originally sold by the selected dealer are purchased in a stabilizing or syndicate covering transaction.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock.  As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our common stock.  These transactions may occur on the NYSE AMEX Stock Exchange or on any other trading market.  If any of these transactions are commenced, they may be discontinued without notice at any time.

Foreign Regulatory Restrictions on Purchase of Shares

We have not taken any action to permit a public offering of the shares outside the United States or to permit the possession or distribution of this prospectus outside the United States.  Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of ordinary shares and the distribution of the prospectus outside the United States.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for shares of our common stock and preferred stock is Continental Stock Transfer & Trust Company.  Our Transfer Agent and Registrar’s telephone number is (212) 509-4000.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.  In addition, legal matters relating to the PRC in connection with this offering will be passed upon for us by Global Law Offices, Beijing, PRC.  Loeb & Loeb, LLP, New York, New York is acting as counsel to the underwriters in this offering.

EXPERTS

Our financial statements for the years ended December 31, 2008 and December 31, 2009 have been included in this prospectus and in the registration statement in reliance upon the report of Paritz & Company, independent registered public accounting firm, appearing elsewhere in this prospectus and upon the authority of that firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No “expert” or “counsel” as defined by Item 509 of Regulation S-K promulgated under the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in us or our parents or subsidiaries, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

Some of our directors and officers reside in the PRC and substantially all of our assets are located in the PRC.  In addition, certain “experts” named in this prospectus are located in the PRC. As a result, it may be difficult or impossible for you to effect service of process on our officers and directors or those experts within the United States.

Global Law Offices, our counsel as to PRC law, has advised us there is uncertainty as to whether the courts of the PRC would (1) recognize or enforce judgments of United States courts obtained against our officers or directors or the experts named in this prospectus based on the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the PRC against our officers or directors or the experts named in this prospectus based on the securities laws of the United States or any state in the United States.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the United States Securities and Exchange Commission, 100 F. Street, N.E., Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. We have not included in this prospectus all the information contained in the registration statement and you should refer to the registration statement and its exhibits for further information.

The registration statement and other information may be read and copied at the SEC's Public Reference Room at 100 F. Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site (http://www.sec.gov) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

You may also read and copy any reports, statements or other information that we have filed with the SEC at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our bylaws provide that we will indemnify our directors and officers to the extent required by the Delaware General Corporation Law and shall indemnify such individuals to the extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
China For-Gen Corp.

We have audited the accompanying consolidated balance sheets of China For-Gen Corp. and Subsidiary as of December 31, 2009 and 2008 and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of is internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China For-Gen Corp. and Subsidiary as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ Paritz & Company, P.A.

Hackensack, New Jersey
May 6, 2010

CHINA FOR-GEN CORP.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$843,358	$612,971
Accounts receivable	10,895,902	7,403,788
Deposits	7,581,584	6,703,051
Income tax receivables	2,962,539	823,779
Inventories	5,963,585	5,984,432
Other receivables	11,118	24,423
Total current assets	28,258,086	21,552,444

Property, plant and equipment	2,723,201	2,977,488

Total assets	$30,981,287	$24,529,932

Liabilities and stockholders' equity
Current liabilities
Trade accounts payable	$309	$1,157,621
Loan payable stockholder	-	71,933
Accrued expenses and other payables	409,984	459,703
Advance from customer	1,039,398	-
Total current liabilities	1,449,691	1,689,257

Warrant liabilities	106,925	106,925

Stockholders' equity
Preferred stock: par value $0.001; 500,000 shares authorized, 500,000 shares issued and authorized	500	500
Common stock: par value $0.001; 21,500,000 shares authorized, 13,854,281 and 13,854,281 shares issued and outstanding at December 31, 2009 and 2008, respectively	13,854	13,854
Additional paid in capital	5,435,232	5,435,232
Retained earnings	21,379,363	14,722,854
Accumulated other comprehensive income	2,595,722	2,561,310
Total stockholders' equity	29,424,671	22,733,750

Total Liabilities and stockholders' equity	$30,981,287	$24,529,932

CHINA FOR-GEN CORP.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Year ended December 31,
	2009	2008

Sales	$23,615,957	$22,146,254

Cost of goods sold	$6,351,073	$10,428,042

Gross profit	$17,264,884	$11,718,212

Operating expenses
Selling expense	$3,561,550	$4,206,849
General and administrative expenses	$912,870	$830,813
Total operating expenses	$4,474,420	$5,037,662

Operating income	$12,790,464	$6,680,550

Other income
Interest income	$5,211	$8,221
Total other income	$5,211	$8,221

Net income	$12,795,675	$6,688,771

Foreign Currency Translation Adjustment	$34,412	$1,138,567

Comprehensive Income	$12,830,087	$7,827,338

Net income from common share
Earnings per share – Basic	$0.92	0.48
Earnings per share Diluted	0.92	0.48

Weighted average common share outstanding
Basic	13,854,281	13,854,281
Diluted	13,854,281	13,854,281

CHINA FOR-GEN CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2009	2008
Cash flows from operating activities:
Net income	$12,795,675	$6,688,771
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	259,509	391,905
Changes in operating liabilities and assets:
Trade accounts receivable	(3,430,109)	389,119
Advance to suppliers	(1,002,110)	(1,366,031)
Inventories	26,406	(4,728,944)
Other receivables	13,305
Trade accounts payable	(1,157,311)	1,136,396
Advance from customer	1,039,398
Accrued expenses	(49,720)	203,422
Income tax receivable	(2,078,882)	(2,065,650)
Net cash provided by operating activities	6,419,755	648,988

Cash flows from investing activities:
Purchases of plant and equipment	(2,923)	(8,476)
Prepaid leased land	-	(97,670)
Net cash used in investing activities	(2,923)	(106,146)

Cash flows from financing activities:
Proceeds from issued shares	-	455,000
Related party payable	(48,391)	(1,204,506)
Dividend paid	(6,139,166)	-
Net cash used in financing activities	(6,187,557)	(749,506)

Effect of rate changes on cash	1,112	46,437

Increase (decrease) in cash and cash equivalents	230,387	(160,227)
Cash and cash equivalents, beginning of period	612,971	773,198
Cash and cash equivalents, end of period	$843,358	612,972

Supplemental disclosures of cash flow information:
Income taxes paid in cash	$2,137,989	$2,091,470

CHINA FOR-GEN CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Series A Preferred Stock		Common Stock		Registered	Additional Paid in	Retained	Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Capital	Earnings	Income	Totals

Balance: December 31, 2007	-	$-	-	$-	$4,228,841	$872,671	$8,034,083	$1,422,743	$14,558,338

Sale of 500,000 preferred shares	500,000	$500			347,575				348,075

Reverse acquisition			13,854,281	13,854	(4,576,415)	4,562,561			-

Foreign currency translation adjustments								1,138,567	1,138,567

Net income							6,688,771		6,688,771

Balance: December 31, 2008	500,000	$500	13,854,281	$13,854	0	5,435,232	14,722,854	2,561,310	$22,733,750

Dividend paid							(6,139,166)		(6,139,166)

Foreign currency translation adjustments								34,412	34,412

Net income							12,795,675		12,795,675

Balance: December 31, 2009	500,000	$500	13,854,281	$13,854	0	5,435,232	21,379,363	2,595,722	$29,424,671

CHINA FOR-GEN CORPORATION
NOTES TO FINANCIAL STATEMENTS

1.   Nature of operations

China For-Gen Corporation (“the Company”) was incorporated in the State of Delaware on February 26th, 2008. The Company acquired all of the equity interests of Liaoning Shengsheng Biotechnological Co., Ltd. (“Liaoning Shengsheng”), a company incorporated in the People’s Republic of China (the “PRC”) on November 24, 2000.  Since its inception, Liaoning Shengsheng has been an agricultural and forestry company engaged in the breeding, cloning and sale of plant seedlings and specialized transgenic plant seedlings, and the research and development of seedling breeding technologies.

2.      Acquisition

Pursuant to the Share Transfer Agreement entered into on March 26, 2009 (the “Share Transfer”) between the shareholders of Liaoning Shengsheng and the Company, we acquired Liaoning Shengsheng and its wholly-owned subsidiary, Pusheng.  The closing of the Share Transfer (the “Closing”) took place on May 6, 2009 whereby we acquired all RMB 35,000,000 (approximately $5.15 million as of June 21, 2010) of the registered capital of Liaoning Shengsheng (the “Shengsheng Shares”) from all of its shareholders in consideration for $5.12 million.  In February, 2010, the Company paid $1.28 million to the Shengsheng Shareholders, who are included among the selling stockholders hereunder.  As a result of the Closing, Liaoning Shengsheng became a wholly foreign-owned subsidiary (“WFOE”) of China For-Gen.

As part of the Share Transfer, on June 8, 2009, certain officers and directors of the Company (the “Grantees”) entered into a call option agreement (the “Call Option Agreement”) with Ms. Sherry Li (“Ms. Li”), then the sole shareholder officer, director and shareholder of China For-Gen, wherein she agreed to transfer a number of shares of the Company equal to 60% (now approximately 55% since the additional investment right was exercised by those investors who participated in the February 2010 private placement) of the issued and outstanding shares of common stock after an initial public offering.  The Call Option Agreement became effective upon the closing of the Share Transfer.  The option may be exercised by the Grantees for nominal consideration.  The Call Option Agreement provides that Ms. Li may not dispose of any of the shares owned by Ms. Li in China For-Gen without the Grantee’s prior written consent.

The transaction was accounted for as a reverse merger and, accordingly, the Company is the legal surviving entity and Liaoning Shengsheng is the accounting acquirer.

3.      Summary of Significant Accounting Policies

Basis of presentation

On May 11, 2010, the Company effected a 1:1.5 reverse split of the Company’s issued and outstanding common stock, decreasing the number of outstanding shares from 20,781,421 to 13,854,281 as of December 31, 2009.  These statements have been adjusted to reflect this reverse split on a historical pro-forma basis.

The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates and such differences could be material.

Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand and demand deposits held by banks. Deposits held in financial institutions in the PRC are not insured by any government entity or agency.

CHINA FOR-GEN CORPORATION
NOTES TO FINANCIAL STATEMENTS

3.      Summary of Significant Accounting Policies

Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business. Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An allowance for doubtful accounts is established and determined based on management’s assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. There was no allowance for doubtful accounts as of December 31, 2009 and 2008.

Inventories

Inventories consist of trees grown from seedlings developed by the Company and trees purchased and grown for resale. The costs of growing trees are capitalized into inventory until the time of harvest. Once a tree is harvested and sold, the related inventoried costs are recognized as a cost of sale to provide an appropriate matching of expenses with the related revenue earned. The Company states its inventories at the lower of cost or net realizable value.

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the assets. Land lease acquisition costs are amortized over the life the lease. Major renewals are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Revenue Recognition

Our revenues consist of sales of genetically modified saplings.  Sales are recognized in accordance with SEC Staff Accounting Bulletin (“SAB”) No. 104 included in the codification as ASC 605, Revenue Recognition, when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable and collectability is reasonably assured. No return allowance is made as products are normally not returnable upon acceptance by the customers.

The price at which we sell fast-growing poplar seedlings is based on numerous factors, including: market price changes of fast-growing poplar seedlings; regional supply of fast-growing poplar seedlings; seasonal availability of seedlings and demand for fast-growing poplar seedlings.  Generally, it takes 20 days for a single transaction to be consummated.  This time frame includes negotiation of terms, execution of contract, preparation, delivery, transportation, planting of products and receipt of payment.  For larger transactions, it can take up to one year for the last payment to be made.

Because the Company is categorized as in a farm and forest industry, it is entitled to participate in a government subsidy program for its sapling business. Under the program, the Company collects value added tax (VAT) from customers in an amount equal to 3% of sales during the year ended December 31, 2009 and 6% of sales during the year ended December 2008.  This amount is not required to be remitted to the government. VAT, which is included in revenue, was $682,735 and $1,251,786 for the years ended December 31, 2009 and 2008 respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.  A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Impairment of Long-Lived Assets

Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired according to the guidelines established in Statement of Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”   No impairment of assets was recorded in the periods reported.

Derivative Financial Instruments

In connection with the sale of debt or equity instruments, we may sell options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as embedded derivative features, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability. Derivative financial instruments are recorded as liabilities in the consolidated balance sheet, measured at fair value.  When available, quoted market prices are used in determining fair value.  However, if quoted market prices are not available, we estimate fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques. The derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income, in the period in which the changes occur.

CHINA FOR-GEN CORPORATION
NOTES TO FINANCIAL STATEMENTS

3.      Summary of Significant Accounting Policies

Foreign Currency and Comprehensive Income
The accompanying financial statements are presented in US dollars. The functional currency is the Renminbi (“RMB”) of the PRC. The financial statements are translated into US dollars from RMB at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Accumulated other comprehensive income represents foreign currency translation adjustments.

Net Income Per Share

Basic net income per share is computed on the basis of the weighted average number of common shares outstanding during the period. Diluted net income per share is computed on the basis of the weighted average number of common shares and common share equivalents outstanding. Dilutive securities having an anti-dilutive effect on diluted net income per share are excluded from the calculation. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

New accounting pronouncement

On September 30, 2009, the Company adopted changes issued by the FASB to the authoritative hierarchy of generally accepted accounting principles (“GAAP”).  These changes establish the FASB Accounting Standards Codification TM (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP in the U.S. The Codification was effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The adoption had no material impact on the Company’s consolidated results of operations or financial condition.

In October 2009, the FASB issued authoritative guidance on revenue recognition that will become effective for us beginning July 1, 2010, with earlier adoption permitted. Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance. Additionally, the FASB issued authoritative guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition.   We believe the adoption of this new guidance will not have a material impact on our financial statements.

4.            Deposits
Deposits consist of the following:
		December 31,	December 31,
		2009	2008
Equipment purchase	(a)	$7,205,413	$-
Business acquisition	(b)	292,903	-
Property with trees	(c)	-	6,645,012
Supplies		83,268	58,039
		-	-
		7,581,584	6,703,051

a.
In April 2009, Liaoning entered into an agreement to purchase equipment for RMB 61,500,000 (approximately $9,000,000).  This equipment will be used in a factory the Company intends to build in the city of Karamai to produce wood panel.  Payment made to this supplier under this agreement totaled RMB 49,200,000 (approximately $7,200,000) as of December 31, 2009.  Under this Agreement, the equipment vendor will design, manufacture, deliver, and set up all equipment required for manufacturing artificial board, or Medium Density Fiberboard.

b.
In May 2009, Liaoning entered into an agreement to acquire 80% of the outstanding shares of Daxinganling Tuqiangbeiji Wood Co. Ltd. for RMB31,000,000 (approximately $4.56 million as of June 21, 2010).  A deposit of RMB2,000,000 (approximately $294,221.48 as of June 21, 2010) was paid as of December 31, 2009.

CHINA FOR-GEN CORPORATION
NOTES TO FINANCIAL STATEMENTS

c.	The balance as of December 31, 2008 represents the prepayment to Karamai Pulin Ecology and Technology Co., Ltd to purchase trees and timber.

5.	Property, Plant and Equipment

Property, Plant and Equipment consists of the following:

	December 31, 2009	December 31, 2008	Estimated Useful Life
Land use rights	$61,704	$132,927	Life of lease
Buildings	2,932,790	2,930,043	10-30 years
Machinery and equipment	1,130,164	1,129,106	3-8 years
Vehicles	139,306	139,175	5-8 years
Computer and office equipment	83,917	80,912	3-5 years
Office equipment	9,710	9,701	3-5 years
Total property, plant and equipment	4,357,591	4,421,865
Accumulated depreciation	(1,634,390)	(1,444,377)
	2,723,201	2,977,488

6.	Advance from customer

Advance from customer consists of deposit from a customer. This amount is noninterest bearing.

7.	Stockholders’ equity

In May 2008, the Company amended and restated Certificate of Incorporation to authorize the issuance of 22,000,000 shares, consisting of 500,000 preferred shares and 21,500,000 are common shares, par value $.001 per share.

In May 2008, the Company sold 500,000 shares of Series A preferred shares (“Preferred Stock”) and 1,000,000 warrants to purchase 0.66 (1.00 share pre-reverse split) share of the Company’s common stock for an aggregate consideration of $455,000. Each share of Preferred Stock is convertible into 0.66 (1.00 share pre-reverse split) share of common stock. The Company has the right at any time to repurchase the Series A Stock at a price of $1.71 ($1.14 per share pre-reverse split) per share.  In lieu of exercising such repurchase option, the Company may make annual distributions to holders of Series A Stock in an amount equal to two percent (2%) of the net income of the Company, if any.

The Series A Stock shall be entitled to a dividend in the amount of 11% per annum, payable monthly.  No dividends are permitted to be paid on Company common stock while the Series A Stock is outstanding.  The Company is further prohibited from redeeming or repurchasing any common stock or any other class of Company securities which is junior to or on parity with the Series A Stock while the Series A Stock is outstanding.

The Series A Stock has no voting rights, however, so long as any Series A Stock is outstanding, the Company shall not, without the prior approval of the holders of the Series A Stock then outstanding, (a) alter the powers, preferences or rights of the Series A Stock, (b) authorize or create any class of securities ranking senior to the Series A Stock as to dividends or distributions of assets, (c) amend its certificate of incorporation or other charter documents in breach of any of the provisions of the certificate of designation, (d) increase the authorized number of shares of Series A Stock or (e) enter into any agreement with respect to the foregoing.

The Company shall not effect any conversion of the Series A Stock if after giving effect to such conversion, such holder would beneficially own in excess of 4.9% of the number of shares of our common stock outstanding immediately following such conversion.

CHINA FOR-GEN CORPORATION
NOTES TO FINANCIAL STATEMENTS

Holders of Series A Stock may be entitled to an additional number of shares of our common stock under certain circumstances in the event the Company issues common stock, warrants, options or convertible debt or equity with an exercise or conversion price that places a valuation of less than $42,500,000.

8.  Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share of common stock:

	Years Ended December 31,
	2009	2008
Basic net income per share:
Numerator:
Net income used in computing basic net income per share	$12,795,675	$6,688,771
Net income applicable to common shareholders	$12,795,675	$6,688,771

Denominator:
Weighted average common shares outstanding	13,854,281	13,854,281
Basic net income per share	$0.92	$0.48

Diluted net income per share:
Numerator:
Net income used in computing diluted net income per share	$12,795,675	$6,688,771
Net income applicable to common shareholders	$12,795,675	$6,688,771

Denominator:
Weighted average common shares outstanding	13,854,281	13,854,281
Weighted average effect of dilutive securities:
Shares used in computing diluted net income per share	13,854,281	13,854,281
Diluted net income per share	$0.92	$0.48

As of December 31, 2009, the Company had 500,000 shares of Series A Convertible P referred S tock outstanding and 1,000,000 warrants (on a pre-reverse split basis).  The Series A Convertible Preferred Stock had a $0.91 conversion price on a pre-reverse split basis), which was the same as the fair value of the Company’s common stock on December 31, 2009.  The warrants had an exercise price of $1.25 per share (on a pre-reverse split basis), which is greater than the fair value of the Company’s common stock on December 31, 2009.  The 500,000 shares of Series A Convertible Preferred Stock and 1,000,000 warrants were excluded from the EPS calculations as they were anti-dilutive in the year-ended December 31, 2009 and 2008.

9.	Warrants

The Warrants are entitled to a price adjustment provision that allows the exercise price of the Warrants to be reduced in the event the Company issues any additional shares of common stock at a price per share less than the then-applicable warrant price. The Company determined that the Warrants meet the definition of a derivative under ASC Topic 815, Derivatives and Hedging “ASC Topic 815”. In determining whether the Warrants were eligible for a scope exception from ASC Topic 815, the Company considered the provisions of ASC Topic 815-40 (Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock). The Company determined that the Warrants do not meet a scope exception because they are not deemed indexed to the Company’s own stock. Pursuant to ASC Topic 815, derivatives should be measured at fair value as of the inception date and re-measured at fair value as of each subsequent balance sheet date with changes in fair value recorded in earnings at each reporting period.

Fair value is generally based on independent sources such as quoted market prices or dealer price quotations. To the extent certain financial instruments trade infrequently or are non-marketable securities, they may not have readily determinable fair values. The Company estimated the fair value of the Warrants and using historical information that management deems most relevant.

The Company used the Black-Scholes option-pricing model with the following assumptions:

	Year Ended December 31,
	2009	2008
Estimated dividends	11%	11%
Expected volatility	54%	54%
Risk-free interest rate	3%	3%
Expected term	3.3 years	4.3 years

10.	Income tax

The Company’s subsidiary, Liaoning Shengsheng, is exempted from income tax for its sapling business effective January 1, 2008. During the years ended December 31, 2008 and 2009, Liaoning Shengsheng paid income tax of approximately RMB 20,000,000 (approximately $2,900,000) which will be refunded in 2011. The Company recorded this amount as income tax receivable on its balance sheet.

A reconciliation of the Company’s effective income tax rate to the U.S. Federal statutory rate is as follows:

CHINA FOR-GEN CORPORATION
NOTES TO FINANCIAL STATEMENTS

	Year Ended December 31,
	2009	2008
Federal statutory rate	35%	35%
Tax exempt income	-36%	-37%
Valuation allowance	1%	2%
Effective tax rate	0%	0%

Under the income tax laws of the PRC, the Company’s subsidiaries operate in a nationally investment-encouraged industry and are not subject to income tax.

The Company has a deferred tax asset of approximately $100,000 and $190,000 resulting from net operating loss carryforwards from company’s U.S. operation for the years ended December 31, 2008 and 2009 in the U.S. for which a 100% valuation allowance has been provided.

The Company has available approximately $300,000 and $260,000 of net operating loss carryforwards in the United States which expire in 2028 and 2029.

11.	Concentration of Credit Risks and Uncertainties

Concentration of credit risk exists when changes in economic, industry or geographic factors similarly affect groups of counter parties whose aggregate credit exposure is material in relation to the Company’s total credit exposure. Two customers, each independent distributors, accounted for more than 10% of accounts receivable at December 31, 2009 and 2008, totaling 87% and 69%, respectively. Two customers accounted for 81% and 94% of sales for the year ended December 31, 2009 and 2008.

12.	Subsequent events

On February 12, 2010, the Company received gross proceeds of $2,000,000 from the sale of five year convertible promissory notes, bearing interest at ten percent (10%) per annum (the “Notes”) and common stock Purchase Warrants A and B (each, the “A Warrants” and “B Warrants” and collectively, the “Warrants”) to various accredited and institutional investors.  Following the Reverse Split, these Notes are convertible into 1,320,133 shares of our common stock.  Additionally, such investors have, as of August 10, 2010, exercised their right to purchase up to an additional $2,500,000 of Notes on terms identical to the Notes purchased in February 2010, which such Notes are convertible into 1,650,165 post-Reverse Split shares of common stock.  Accordingly, such investors have outstanding Notes convertible into an aggregate of 2,970,298 shares of common stock.  The Notes are convertible at any time at the option of the Note holder.

The Company determined that the Warrants meet the definition of a derivative under ASC Topic 815, Derivatives and Hedging “ASC Topic 815”). In determining whether the Warrants were eligible for a scope exception from ASC Topic 815, the Company considered the provisions of ASC Topic 815-40 (Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock).  The Company determined that the Warrants do not meet a scope exception because they are not deemed indexed to the Company’s own stock.  Pursuant to ASC Topic 815, derivatives should be measured at fair value at the date of issuance and recorded as a corresponding liability and re-measured at fair value with changes in fair value recorded in earnings at each reporting period. Fair value is generally based on independent sources such as quoted market prices or dealer price quotations.  Due to the fact that the Company’s securities are non-marketable securities, they do not have readily determinable fair values. The Company will estimate the fair value of the Warrants using various pricing models and available information that management deems most relevant. Among the factors to be considered in determining the fair value of financial instruments are discounted anticipated cash flows, the cost, terms and liquidity of the instrument, the financial condition, operating results and credit ratings of the issuer, the quoted market price of similar traded securities, and other factors generally pertinent to the valuation of financial instruments. Upon the earlier of the warrant exercise or the expiration date, the warrant liability will be reclassified into shareholders’ equity.  Until that time, the warrant liability will be recorded at fair value based on the methodology described above.

On August 10, 2010, those investors exercised their right and purchased an additional $2,500,000 face value of convertible notes.

The notes bears interest at a rate of 10% per annum accrued monthly in kind for the first 12 months and shall be payable in cash by the 10th day of each month, following the initial 12 months, at the election of the note holder.  Total financing costs directly associated with the issuance of these notes was $292,500 and is recorded as deferred financing costs in the balance sheet at grant date. The Company is amortizing these financing costs over the life of the Notes.

The conversion feature of the convertible notes provides for a rate of conversion that is above market value. There is no BCF.

As of grant date, we recorded carrying value of convertible notes of $2,500,000 on the balance sheet.

CHINA FOR-GEN CORP.
CONSOLIDATED BALANCE SHEETS

	September 30, 2010	December 31, 2009
Assets
Current assets
Cash and cash equivalents	$8,689,839	$843,358
Accounts receivable	12,436,371	10,895,902
Deposits	8,337,703	7,581,584
Prepaid expenses	37,808	-
Income tax receivables	1,521,590	2,962,539
Inventories	3,435,768	5,963,585
Other receivables	-	11,118
Total current assets	34,459,079	28,258,086

Property, plant and equipment	$2,728,542	$2,723,201
Long-term deposit	2,687,329
Deferred financing costs	418,517	-

Total assets	$40,293,467	$30,981,287

Liabilities and stockholders' equity
Current liabilities
Trade accounts payable	$895	$309
Accrued expenses and other payables	312,120	409,984
Advance from customer	57,730	1,039,398
Due to shareholder	95,067
Total current liabilities	465,812	1,449,691

Warrant liabilities	911,209	106,925
Convertible notes, net of debt discount of 1,681,250	2,818,750	-
Convertible notes-accrued interest	81,825	-
Total liabilities	4,277,596	1,556,616

Stockholders' equity
Preferred stock: par value $0.001; 500,000 shares authorized, 500,000 shares issued and authorized	500	500
Common stock: par value $0.001; 21,500,000 shares authorized, 14,270,948 and 13,854,281 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	14,271	13,854
Additional paid in capital	9,439,394	5,435,232
Retained earnings	23,122,008	21,379,363
Other comprehensive income	3,439,698	2,595,722
Total stockholders' equity	36,015,871	29,424,671

Total liabilities and stockholders' equity	$40,293,467	$30,981,287

CHINA FOR-GEN CORP.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Nine months ended September 30,		Three months ended September 30,
	2010	2009	2010	2009

Sales revenues	$16,288,827	$12,922,412	$45,552	$6,094

Cost of goods sold	3,485,125	5,201,809	9,957	4,483

Gross profit	12,803,702	7,720,603	35,595	1,611

Operating expenses
Selling expense	1,729,768	2,562,828	7,625	628
General and administrative expenses	1,019,482	491,064	211,762	114,349
Total operating expenses	2,749,250	3,053,892	219,387	114,977

Operating income	10,054,452	4,666,711	(183,792)	(113,366)

Other income (expense)
Interest income	7,703	4,180	3,613	531
Gain on change of fair value of derivative liabilities	149,644	-	68,726	-
Interest expense	(376,623)	-	(166,708)	-
Other expense	(1,514)	(245)	(741)	(476)
Total other income (expenses)	(220,790)	3,935	(95,110)	55

Net income(loss)	9,833,662	4,670,646	(278,902)	(113,311)

Foreign Currency Translation Adjustment	843,976	(3,026)	742,056	30,396

Comprehensive Income	$10,677,638	$4,667,620	$463,154	(82,915)

Net income for common share
Income(loss) per share-Basic	$0.69	$0.34	$(0.02)	$(0.01)
Income(loss) per share-Diluted	$0.69	$0.34	$(0.02)	$(0.01)

Weighted average common stock outstanding
Basic	14,270,948	13,854,281	14,270,948	13,854,281
Diluted	14,270,948	13,854,281	14,270,948	13,854,281

CHINA FOR-GEN CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2010	2009
Cash flows from operating activities:
Net income	$9,833,662	$4,670,646
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	155,504	149,015
Gain on the change of fair value of derivative liabilities	(149,644)	-
Amortization of deferred financing costs	28,983	-
Amortization of discount convertible notes	242,438	-
Changes in operating liabilities and assets:
Trade accounts receivable	(1,305,622)	(4,304,017)
Advance to suppliers	(12,716)	(2,818,559)
Inventories	2,597,768	(502,814)
Prepaid expense	(35,908)	45,888
Other receivable	10,887	5,850,365
Income tax receivable	1,472,486	(2,133,518)
Deposit	(597,184)	(292,290)
Long-term deposit	(2,640,690)	-
Trade accounts payable	571	(1,155,974)
Advance from customer	(984,470)	98,895
Accrued expenses and other payables	82,491	277,569

Accrued interest expenses-convertible notes	81,825	-
Net cash provided by (used in) operating activities	8,780,381	(114,794)

Cash flows from investing activities:
Purchases of property, plant and equipment	(108,776)	(1,149)
Net cash used in investing activities	(108,776)	(1,149)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	4,500,000	-
Deferred financing costs	(447,500)	-
Capital contribution	3,034,819
Dividend paid	(8,091,017)
Proceeds (repayment) to shareholder	93,417	(70,553)
Net cash used in financing activities	(910,281)	(70,553)

Effect of rate changes on cash	85,157	(223)

Increase (decrease) in cash and cash equivalents	7,846,481	(186,719)
Cash and cash equivalents, beginning of period	843,358	612,971
Cash and cash equivalents, end of period	$8,689,839	$426,252

CHINA FOR-GEN CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Series A Preferred Stock		Common Stock		Additional Paid in	Retained	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Earnings	Income	Totals
Balance: January 1, 2009	500,000	$500	13,854,281	$13,854	$5,435,232	$14,722,854	$2,561,310	$22,733,750

Dividend paid						$(6,139,166)		$(6,139,166.13)

Foreign currency translation adjustments							$34,412	$34,412

Net income						$12,795,675		$12,795,675

Balance: December 31, 2009	500,000	$500	13,854,281	$13,854	$5,435,232	$21,379,363	$2,595,722	$29,424,671

Issuance of shares for cancellation of warrants			$416,667	$417	$106,508			$106,925

Beneficial conversion feature					$862,835			$862,835

Capital contribution					$3,034,819			$3,034,819

Dividend declared or paid						$(8,091,017)		$(8,091,017)

Foreign currency translation adjustments							$843,976	$843,976

Net income						$9,833,662		$9,833,662

Balance: September 30, 2010	500,000	$500	14,270,948	$14,271	$9,439,394	$23,122,008	$3,439,698	$36,015,871

CHINA FOR-GEN CORPORATION
NOTES TO FINANCIAL STATEMENTS

 1.   Nature of operations

China For-Gen Corporation (the “Company”) was incorporated in the State of Delaware on February 26th, 2008. The Company acquired all of the equity interests of Liaoning Shengsheng Biotechnological Co., Ltd. (“Liaoning Shengsheng”), a company incorporated in the People’s Republic of China (the “PRC”) on November 24, 2000.  Since its inception, Liaoning Shengsheng has been an agricultural and forestry company engaged in the breeding, cloning and sale of plant seedlings and specialized transgenic plant seedlings, and the research and development of seedling breeding technologies.

The Company experiences strong seasonality in the sales of popular saplings, its main product.  The majority of sales are executed in April, May, October and November each year. Accordingly, the Company has extreme seasonal fluctuations in its revenue, operating income and cash flows. Result of operation for three and nine months ended September 30, 2010 and 2009 are not necessarily indicative of the results to be obtained a full year.

2.      Acquisition

Pursuant to the Share Transfer Agreement entered into on March 26, 2009 (the “Share Transfer”) between the shareholders of Liaoning Shengsheng and the Company, we acquired Liaoning Shengsheng and its wholly-owned subsidiary, Pusheng.  The closing of the Share Transfer (the “Closing”) took place on May 6, 2009 whereby we acquired all RMB 35,000,000 of the registered capital of Liaoning Shengsheng (the “Shengsheng Shares”) from all of its shareholders in consideration for $5.12 million.  In February, 2010, the Company paid $1.28 million to the Shengsheng Shareholders, who are included among the selling stockholders hereunder.  As a result of the Closing, Liaoning Shengsheng became a wholly foreign-owned subsidiary (“WFOE”) of China For-Gen.

As part of the Share Transfer, on June 8, 2009, the shareholders of Liaoning Shengsheng (the “Grantees”) entered into a call option agreement (the “Call Option Agreement”) with Ms. Sherry Li (“Ms. Li”), then the sole shareholder officer, director and shareholder of China For-Gen, wherein she agreed to transfer a number of shares of the Company equal to 60% of the issued and outstanding shares of common stock after an initial public offering.  The Call Option Agreement became effective upon the closing of the Share Transfer.  The call option may be exercised by the Grantees for nominal consideration, which would give the Grantees indirect ownership of a significant percentage of our common stock.  The Call Option Agreement provides that Ms. Li may not dispose of any of the shares owned by Ms. Li in China For-Gen without the Grantee’s prior written consent.

The transaction was accounted for as a reverse merger and, accordingly, the Company is the legal surviving entity and Liaoning Shengsheng is the accounting acquirer.

3.      Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

The Company's functional currency is the Chinese Renminbi, however the accompanying consolidated financial statements have been translated and presented in United States Dollars.

On May 12, 2010, the Company effected a 1:1.5 reverse split of the Company’s issued and outstanding shares of common stock, decreasing the number of outstanding shares from 20,781,421 to 13,854,281 as of December 31, 2009 and from 21,406,422 to 14,270,948 as of September 30, 2010.  These statements have been adjusted to reflect this reverse split.

Principles of consolidation
The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

CHINA FOR-GEN CORPORATION
NOTES TO FINANCIAL STATEMENTS

3.      Summary of Significant Accounting Policies (continued)

Use of estimates
The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates and such differences could be material.

Cash and Cash Equivalents
Cash and cash equivalents includes cash on hand and demand deposits held by banks. Deposits held in financial institutions in the PRC are not insured by any government entity or agency.

Accounts Receivable
The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An allowance for doubtful accounts is established and determined based on management’s assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. As of September 30, 2010 and December 31, 2009, there were no allowances of doubtful accounts. .

Inventories
Inventories consist of trees grown from seedlings developed by the Company and trees purchased and grown for resale. The costs of growing trees are capitalized into inventory until the time of harvest. Once a tree is harvested and sold, the related inventoried costs are recognized as a cost of sale to provide an appropriate matching of expenses with the related revenue earned. The Company states its inventories at the lower of cost or net realizable value.

Property, Plant and Equipment
Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the assets. Land lease acquisition costs are amortized over the life the lease. Major renewals are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Revenue Recognition
Our revenues consist of sales of genetically modified saplings.  Sales are recognized in accordance with SEC Staff Accounting Bulletin (“SAB”) No. 104 included in the codification as ASC 605, Revenue Recognition, when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable and collectability is reasonably assured. No return allowance is made as products are normally not returnable upon acceptance by the customers.

The price at which we sell fast-growing poplar seedlings is based on numerous factors, including: market price changes of fast-growing poplar seedlings; regional supply of fast-growing poplar seedlings; seasonal availability of seedlings and demand for fast-growing poplar seedlings.  Generally, it takes 20 days for a single transaction to be consummated.  This time frame includes negotiation of terms, execution of contract, preparation, delivery, transportation, planting of products and receipt of payment.  For larger transactions, it can take up to one year for the last payment to be made.

Because the Company is categorized as in a farm and forest industry, it is entitled to participate in a government subsidy program for its sapling and farming business. Under the program, the Company collects value added tax (VAT) from customers at 3% of sales. This amount is not required to be remitted to the government. VAT, which is included in revenue, was $474,772 and $727,321 for the nine months ended September 30, 2010 and 2009 respectively.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.  A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

CHINA FOR-GEN CORPORATION
NOTES TO FINANCIAL STATEMENTS

3.      Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets
Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired according to the guidelines established in Statement of Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”   No impairment of assets was recorded in the periods reported.

Foreign Currency and Comprehensive Income
The accompanying financial statements are presented in US dollars. The functional currency is the Renminbi (“RMB”) of the PRC. The financial statements are translated into US dollars from RMB at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Accumulated other comprehensive income represents foreign currency translation adjustments.

Earnings Per Share
Basic net income per share is computed on the basis of the weighted average number of common shares outstanding during the period. Diluted net income per share is computed on the basis of the weighted average number of common shares and common share equivalents outstanding. Dilutive securities having an anti-dilutive effect on diluted net income per share are excluded from the calculation. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Derivative Financial Instruments
In connection with the sale of debt or equity instruments, we may sell options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as embedded derivative features, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability. Derivative financial instruments are recorded as liabilities in the consolidated balance sheet, measured at fair value.  When available, quoted market prices are used in determining fair value.  However, if quoted market prices are not available, we estimate fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques. The derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income, in the period in which the changes occur.

New accounting pronouncement

In January 2010, FASB issued ASU N0. 2010-01, Equity (ASC Topic 505), Accounting for Distributions to Shareholders with Components of Stock and Cash. The update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected prospectively in earnings per share and is not considered a stock dividend for purposes of ASC Topic 505 and Topic 260, Earnings Per Share. This standard is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. This standard is not currently applicable to the Company.

On September 30, 2009, the Company adopted changes issued by the FASB to the authoritative hierarchy of generally accepted accounting principles (“GAAP”).  These changes establish the FASB Accounting Standards CodificationTM (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP in the U.S. The Codification was effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The adoption had no material impact on the Company’s consolidated results of operations or financial condition.

In October 2009, the FASB issued authoritative guidance on revenue recognition that will become effective for us beginning July 1, 2010, with earlier adoption permitted. Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance. Additionally, the FASB issued authoritative guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition.   We believe the adoption of this new guidance will not have a material impact on our financial statements.

CHINA FOR-GEN CORPORATION
NOTES TO FINANCIAL STATEMENTS

5.         Deposits
Deposits consist of the following:

		9/30/2010	12/31/2009
Equipment purchase	(a)	$7,345,367	$7,205,413
Business acquisition	(b)	895,776	292,903
Supplies		96,560	83,268
Total		$8,337,703	$7,581,584

a.
In April 2009, Liaoning Shengsheng entered into an agreement to purchase equipment for RMB61,500,000 (approximately $9,000,000).  This equipment will be used in a factory the Company intends to build in the city of Karamai to manufacture artificial board or Medium Density Fiberboard (“MDF”).  Payment made to this supplier under this agreement totaled RMB 49,200,000 (approximately $7,345,367) as of September 30, 2010. Under the agreement, the equipment vendor will design, manufacture, deliver and setup all equipment required for manufacturing MDF.

b.
In May 2009, Liaoning Shengsheng entered into an agreement to acquire 80% of the outstanding shares of Daxinganling Tuqiangbeijisong Wood Co. Ltd. for $3,084,335.  As of September 30, 2010, the Company paid $895,776 as a deposit for this acquisition.

6.       Property, Plant and Equipment
Property, Plant and Equipment consists of the following:

	9/30/2010	12/31/2009	Estimated Useful Life
Land use rights	$55,172	$61,704	Life of lease
Buildings	2,989,754	2,932,790	10-30 years
Machinery and equipment	1,158,210	1,130,164	3-8 years
Vehicles	187,063	139,306	5-8 years
Computer and office equipment	88,366	83,917	3-5 years
Office equipment	66,632	9,710	3-5 years
Total property, plant and equipment	4,588,199	4,357,591
Accumulated depreciation	(1,816,655)	(1,634,390)
	$2,728,542	$2,723,201

7.        Long-term deposit

As of September 30, 2010, the Company has a long-term deposit of $2,687,329 paid to Karamai Gas Company for large-scale forestation projects (30,000 mu).

8.         Advance from customer

Advances from customers consists of deposits from one of our customers.  This amount is non-interest bearing.

9.         Due to shareholder

The Company has a payable due to a shareholder as of September 30, 2010 of $95,067.  Amounts due are payable on demand with no stated interest.

CHINA FOR-GEN CORPORATION
NOTES TO FINANCIAL STATEMENTS

10.         Convertible Notes

On February 12, 2010, pursuant to a convertible note purchase agreement, the Company received gross proceeds of $2,000,000 from the sale of five year convertible promissory notes, bearing interest at ten percent (10%) per annum (the “Notes”) and maturing on February 11, 2015 and common stock Purchase Warrants A and B (each, the “A Warrants” and “B Warrants” and collectively, the “Warrants”) to various accredited and institutional investors.  Following the Reverse Split (see note 3), the Notes are convertible into an aggregate of 1,320,133 shares of common stock.  The Notes are convertible at any time at a conversion price of $1.515 post split ($1.01 per share before split).  On August 10, 2010, the Note investors exercised their additional investment right and purchased an additional $2,500,000 face value of Notes.

The convertible note agreement the Company entered into with its investors contain various covenants that may limit the Company’s discretion in operating its business. In particular, the Company agrees for two years after the second payment not to enter into any borrowing of more than three times as much as of the EBITDA (defined as earnings before interest, tax, depreciation and amortization) from recurring operations over the past four quarters. The Company also agrees not to issue any convertible debt for a period of three years from the closing date.

The notes bears interest at a rate of 10% per annum accrued monthly in kind for the first 12 months and shall be payable in cash by the 10th day of each month following the initial 12 months, at the election of the note holder.  Approximately $418,517 of due diligence fees and other costs directly associated with the issuance of the Notes is recorded as deferred financing costs in the balance sheet at September 30, 2010. The Company is amortizing these financing costs over the life of the Notes. The amortization for the period ended September 30, 2010 was $28,983.

The conversion feature of the Notes provides for a rate of conversion that is below market value. This feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20. In this circumstance, the convertible debt has been recorded net of the discount related to the BCF and the Company will amortize the discount to interest expense over the life of the notes. The Company recorded a BCF of $862,835 related to the convertible notes. The effective interest rate paid, inclusive of the amortization on the discount relating to the warrant liability and the beneficial conversion feature is 33.5%.

As of September 30, 2010, convertible notes consisted of the following:

Gross proceeds	Discount Debt	BCF	September 30, 2010
$2,000,000	$927,156	$754,094	$318,750
$2,500,000	-	-	$2,500,000
$4,500,000	$927,156	$754,094	$2,818,750

11.         Stockholders’ equity

On January 20, 2010, Liaoning Shengsheng declared a dividend to the original Liaoning Shengsheng Shareholders in the amount of $8,091,017 (RMB 55,300,000).  RMB 34,557,800 ($5,056,198) of such dividend was paid in May 2010 to the non-management Shengsheng Shareholders. On June 28, 2010, the remaining Shengsheng Shareholders agreed to waive their right to obtain their dividends, in a total amount equal to $3,046,471 (RMB 20,742,200), in order to assist the Company’s future developments.

The Company is not required to pay US taxes for this dividend since the Company paid the first purchase payment to Liaoning Shengsheng in February 2010.  Liaoning Shengsheng became a wholly foreign-owned subsidiary (“WFOE”) of China For-Gen as a result of the closing.

12.      Warrants

In connection with the convertible note purchase agreement, the Company issued the A warrants and B warrants to purchase shares of the Company’s common stock.

The A Warrants were initially exercisable for five years at an exercise price of $1.35 per share, for up to an aggregate of 1,662,500 shares of our common stock.  The B Warrants were initially exercisable for five years at an exercise price of $1.70 per share, for up to an aggregate of an additional 1,662,500 shares of our common stock.  Following the Reverse Split, the A Warrants are exercisable for 1,108,334 shares of common stock at an exercise price of $2.03 per share and the B Warrants are exercisable for 1,108,333 shares of common stock at an exercise price of $2.55 per share.

CHINA FOR-GEN CORPORATION
NOTES TO FINANCIAL STATEMENTS

12.      Warrants (continued)

In the event the Company’s net income for the year ended December 31, 2010 is less than $.6163 per share on a fully-diluted basis, then the B Warrant exercise price shall be reduced by the percentage shortfall as reported for the fiscal year ended December 31, 2010. The warrant exercise price shall be reduced proportionately by 0% if the earnings are $.6163 per share and by 75% if the earnings are $.1541 per share.
The Warrants are entitled to a price adjustment provision that allows the price of the Warrants to be reduced in the event the Company issues any additional shares of common stock at a price per share less than the then-applicable warrant price. The Company determined that the Warrants meet the definition of a derivative under ASC Topic 815, Derivatives and Hedging “ASC Topic 815”. In determining whether the Warrants were eligible for a scope exception from ASC Topic 815, the Company considered the provisions of ASC Topic 815-40 (Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock). The Company determined that the Warrants do not meet a scope exception because they are not deemed indexed to the Company’s own stock. Pursuant to ASC Topic 815, derivatives should be measured at fair value as of the inception date and re-measured at fair value as of each subsequent balance sheet date with changes in fair value recorded in earnings at each reporting period.  These warrants were measured at fair value of $1,060,853 on the grant date. The Company recorded a gain on change in fair value of warrants liability of $149,644 and $68,726 for the six and three months ended September 30, 2010, respectively.

Fair value is generally based on independent sources such as quoted market prices or dealer price quotations. To the extent certain financial instruments trade infrequently or are non-marketable securities, they may not have readily determinable fair values. The Company estimated the fair value of the Warrants and using historical information that management deems most relevant.

As of September 30, 2010, the Company used the Black-Scholes option-pricing model with the following assumptions:

Expected Term (Years)	4.37
Dividend Rate (%)	0
Volatility (%)	53.9
Risk Free Rate (%)	1.27

On January 1, 2010, the Company entered into an agreement to cancel 1,000,000 outstanding warrants which were issued during the year ended December 31, 2008 in exchange for 416,667 shares of common stock.

13. Earnings per share

The following table sets forth the computation of basic and diluted earnings per share of common stock:

	For the nine months ended September 30,
	2010	2009
Basic net income per share:
Numerator:
Net income used in computing basic net income per share	$9,833,662	$4,670,646
Net income applicable to common shareholders	$9,833,662	$4,670,646
Denominator:
Weighted average common shares outstanding	14,270,948	13,854,281
Basic income per share	$0.69	$0.34
Diluted net loss per share:
Numerator:
Net income used in computing diluted net income per share	$9,833,662	$4,670,646
Net income applicable to common shareholders	$9,833,662	$4,670,646
Denominator:
Weighted average common shares outstanding	14,270,948	13,854,281
Weighted average effect of dilutive securities:	-	-
Shares used in computing diluted net income per share	14,270,948	13,854,281
Diluted net income per share	$0.69	$0.34

As of September 30, 2010, the Company had 500,000 shares of Series A Convertible Preferred Stock outstanding and convertible promissory notes outstanding which are convertible into 2,970,298 shares of Company common stock and 2,216,667 common stock purchase warrants.  The Series A convertible preferred stock has a $1.37 convertible price, the same as the fair value of the Company’s common stock valued on September 30, 2010.  The promissory notes are convertible into Company common stock at a price of $1.52 per share, which is greater than the fair value of common stock valued on September 30, 2010.  The 2,216,667 warrants include 1,108,334 Series A warrants and 1,108,333 Series B warrants. The A Warrants have an exercise price of $2.03 and the B Warrants have an exercise price of $2.55.

The 500,000 shares of Series A Convertible preferred stock, promissory notes of the Company convertible into 2,970,298 shares of Company stock and 2,216,667 warrants issued by the Company were excluded from the EPS calculations as they were anti-dilutive in the nine and three month periods ended September 30, 2010 and 2009.

CHINA FOR-GEN CORPORATION
NOTES TO FINANCIAL STATEMENTS

14.   Income Tax

A reconciliation of the Company’s effective income tax rate to the U.S. Federal statutory rate is as follows:
	For the period ended September 30
	2010	2009
Federal statutory rate	35%	35%
Tax exempt income	-36%	-37%
Valuation allowance	1%	2%
Effective tax rate	0%	0%

Under the income tax laws of the PRC, the Company’s subsidiaries operate in a nationally investment- encouraged industry and are not subject to income tax.

The Company has deferred tax assets of approximately $267,350 and $48,687 from net operating loss in the U.S. for the nine months ended September 30, 2010 and 2009 for which a 100% valuation allowance has been provided.

15.  Concentration of Credit Risks and Uncertainties

Two customers accounted for more than 10% of accounts receivable at September 30, 2010, totaling 89%.  Two customers accounted for more than 10% of accounts receivable at September 30, 2009, totaling 95%.  Two customers represented 92% of total sales for the nine months ended September 30, 2010 and two vendors accounted for 91% of total purchases during the nine months ended September 30, 2010.

16.  Subsequent events

The Company has evaluated subsequent events through November 15, 2010, the date these financial statements were issued, and no such subsequent events requiring disclosure have occurred.

4,000,000 Shares

China For-Gen Corp.

COMMON STOCK

Until           , 2011 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS

Maxim Group LLC

          , 2011

[Alternate Page for Selling Securityholder Prospectus]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, Dated [                    ], 2011

CHINA FOR-GEN CORP.

8,068,698 shares of common stock

This prospectus relates to the resale of up to 8,068,698 shares (the “Shares”) of common stock, par value $.001 per share of China For-Gen Corp., a Delaware corporation, that may be sold from time to time by the selling stockholders named in this prospectus on page SS-2 (“Selling Stockholders”).  The shares of common stock offered under this prospectus includes (i) 5,697,751 shares of common stock issuable upon exercise of preferred stock, promissory notes and warrants and (ii) 2,370,947 shares of common stock currently issued and outstanding.

The Shares were issued to the Selling Stockholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

The distribution of securities offered hereby may be effected in one or more transactions that may take place on the NYSE AMEX Stock Exchange, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholders. No sales of the shares covered by this prospectus shall occur until the shares of common stock sold in our initial public offering begin trading on the NYSE Amex Stock Exchange.

We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price for those Warrants.

Our common stock is not currently quoted or traded on any public market.  We intend to apply to have our shares listed on the NYSE AMEX Stock Exchange under the symbol CFG.

On [           ], 2011, a registration statement under the Securities Act with respect to our initial public offering underwritten by Maxim Group LLC, as the representative of the underwriters, of 4,000,000 shares of Common Stock assuming a $[ ] per share initial public offering price was declared effective by the Securities and Exchange Commission. We received approximately $[  ] in net proceeds from the offering (assuming no exercise of the underwriters’ over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 8 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is           , 2011

[Alternate Page for Selling Securityholder Prospectus]

TABLE OF CONTENTS

Prospectus Summary	1
The Offering	5
Risk Factors	8
Cautionary Note Regarding Forward-Looking Statements and Other Information Contained in this Prospectus	23
Use of Proceeds	24
Selling Stockholders	S-2
Dividend Policy	25
Capitalization	26
Market Price of and Dividends of Common Equity and Related Stockholder Matters	27
Determination of Offering Price	28
Dilution	29
Exchange Rate Information	30
Selected Consolidated Financial and Operating Data	31
Management’s Discussion and Analysis of Financial Condition and Results of Operations	32
Industry Overview	41
Business	47
Facilities	49
Legal Proceedings	53
Our History and Corporate Structure	56
Directors and Executive Officers	59
Executive Compensation	63
Security Ownership of Certain Beneficial Owners and Management	64
Certain Relationships and Related Transactions	65
Description of Our Securities	66
Shares Eligible for Future Sale	69
Material PRC Income Tax Considerations	70
Transfer Agent and Registrar	76
Legal Matters	76
Experts	76
Interests of Named Experts and Counsel	76
Service of Process and Enforcement of Judgments	76
Where You Can Find More Information	76
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	78
Index to Financial Statements	F-1

[Alternate Page for Selling Securityholder Prospectus]

THE OFFERING

This prospectus relates to the sale by the Selling Stockholders of up to 8,068,698 shares of our Common Stock, which includes (i) 2,370,947 currently outstanding shares of Common Stock; and (ii) 2,970,298 shares of Common Stock issuable upon conversion of 2010 PIPE Convertible Notes; (iii) 2,283,334 shares of Common Stock issuable upon exercise of currently outstanding Warrants; and (iii) 444,119 shares issuable upon conversion of 2008 Series A Preferred Stock.

Common stock outstanding prior to the offering	13,854,281 shares

Common stock offered by Selling Stockholders	8,068,698 shares

Common stock outstanding after the offering on a fully diluted basis, including shares offered  (assuming conversion of all outstanding convertible promissory notes, convertible preferred stock and warrants and exercise of the underwriter’s over-allotment option)
24,568,699 shares

Risk Factors	See “Risk Factors” beginning on page 6 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. However, to the extent that the warrants are exercised for cash, we will receive proceeds from the exercise of such warrants. We intend to use any proceeds received from the exercise of the warrants for working capital and other general corporate purposes.

[Alternate Page for Selling Securityholder Prospectus]

SELLING STOCKHOLDERS

We are registering for resale an aggregate of 8,068,698 shares of our common stock, of which 2,370,947 are currently issued and outstanding and 5,697,751 are issuable upon (i) conversion of outstanding notes and preferred stock and (ii) exercise of outstanding warrants. We are registering the shares to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution”. None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

The following table sets forth:

•	the name of the Selling Stockholders,

•	the number of shares of our common stock that the Selling Stockholders beneficially owned prior to the offering for resale of the shares under this prospectus,

•	the maximum number of shares of our common stock that may be offered for resale for the account of the Selling Stockholders under this prospectus, and

•
the number and percentage of shares of our common stock to be beneficially owned by the Selling Stockholders after the offering of the shares (assuming all of the offered shares are sold by the Selling Stockholders).

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)		Percentage of Shares Before Offering(1)	Maximum Number of Shares to be Sold	Shares of Common Stock Beneficially Owned After Offering(2)	Percentage Ownership After Offering
T Squared Investments LLC	2,645,099	(3)	15.90	2,645,099	0	0
T Squared China Fund LLC	259,348	(4)	1.78	259,348	0	0
Silver Rock II, Ltd.	1,296,741	(5)	8.3	1,296,741	0	0
Ross Pirasteh	129,674	(6)	*	129,674	0	0
Special Situations Private Equity Fund, L.P.	583,534	(7)	3.93	583,534	0	0
G. Tyler Runnels and Jasmine N. Runnels TTEES	393,726	(8)	2.76	393,726	0	0
Steven B. Dunn	393,726	(8)	2.76	393,726	0	0
Swing Rock Trading, LLC	860,786	(9)	5.69	860,786	0	0
Jin Haifu, Inc.	483,040	(10)	3.38	483,040	0	0
Wan Xuesheng, Inc.	483,040	(11)	3.38	483,040	0	0
Maxsun Investments	25,000	(12)	*	25,000	0	0
Steven Fox	80,000		*	80,000	0	0
China Financial Services	334,984	(13)	2.35	334,984	0	0
Minmin Zhang	100,000		*	100,000	0	0

*         Represents less than 1% of total outstanding common stock.

(1)           Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 14,270,948 shares of common stock outstanding as of January 5, 2011.

(2)           Assumes that all securities registered will be sold.

(3)           The 2,645,099 shares of common stock include: (i) 283,200 shares of common stock issued and outstanding as of the date hereof; (ii) 1,314,357 shares of common stock issuable upon conversion of such holder’s 2010 Notes; (iii) 980,875 shares of common stock issuable upon conversion of such holder’s 2010 Warrants; and (iv) 66,667 shares of common stock issuable upon conversion of the 2008 Warrants held by such holder.  Mark Jensen and Thomas Suave have voting and investment control over such securities.

(4)           The 259,348 shares of common stock include: (i) 148,515 shares of common stock issuable upon conversion of the 2010 Notes; and (ii) 110,833 shares of common stock issuable upon conversion of the 2010 Warrants.  Mark Jensen and Thomas Suave have voting and investment control over such securities.

(5)           The 1,296,741 shares of common stock include: (i) 742,574 shares of common stock issuable upon conversion of the 2010 Notes; and (ii) 554,167 shares of common stock issuable upon conversion of the 2010 Warrants.  Ezzat Jallad has voting and investment control over such securities.

(6)           The 129,674 shares of common stock include: (i) 74,257 shares of common stock issuable upon conversion of the 2010 Notes; and (ii) 55,417 shares of common stock issuable upon conversion of the 2010 Warrants.

(7)           The 583,534 shares of common stock include: (i) 334,159 shares of common stock issuable upon conversion of the 2010 Notes; and (ii) 249,375 shares of common stock issuable upon conversion of the 2010 Warrants.  Benjamin Burditt has voting and investment control over such securities.

(8)           The 393,726 shares of common stock include: (i) 82,508 shares of common stock issued and outstanding as of the date hereof; (ii) 178,218 shares of common stock issuable upon conversion of such holder’s 2010 Notes; and (iii) 133,000 shares of common stock issuable upon conversion of the 2010 Warrants.

(9)           The 860,786 shares of common stock include: (i) 444,119 shares issuable upon conversion of Series A Preferred Stock; and (ii) 416,667 shares of common stock issued upon cashless exercise by the selling stockholder of its common stock purchase warrants.  Greg Goldberg has voting and investment control over such securities.

(10)         Huafu Wang has voting and investment control over such securities.

(11)         Li Liao has voting and investment control over such securities.

(12)         Johnny Song Lin has voting and investment control over such securities.

(13)         Sherry Li has voting and investment control over such securities.

May 2008 Private Placement

On May 30, 2008, the Company conducted a private placement of 500,000 shares of its newly created Series A Convertible Preferred Stock convertible into 333,333 shares of our common stock and a five-year common stock purchase warrant to purchase up to 666,667 post-reverse split shares of common stock at an exercise price of $1.88 post-reverse split per warrant (equivalent to $1.25 pre-reverse split per warrant) or 416,667 post-reverse split shares of common stock upon cashless exercise of such warrants (in either event equivalent to 1,000,000 pre-reverse split shares) (the “2008 Warrant”).  The Company received gross proceeds of $455,000 from the private placement.  The 2008 Warrant was exercised in January, 2010 on a cashless basis for 416,667 shares of our common stock.  Following the Reverse Split and the February 2010 private placement, the Series A Convertible Preferred Stock is convertible into 444,119 shares of common stock at a conversion price of $0.91 per share.  The securities were offered pursuant to exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, Regulation D and Rule 506.

In connection with the May 2008 private placement, we entered into a registration rights agreement to have the shares of common stock underlying the preferred stock and 2008 Warrants registered for public resale.  The filing of the registration statement of which this prospectus is a part is intended to satisfy certain of our obligations under that registration rights agreement.

February 2010 Private Placement

On February 12, 2010, the Company received gross proceeds of $2,000,000 from the sale of five year convertible promissory notes, bearing interest at ten percent (10%) per annum (the “Notes”) and common stock Purchase Warrants A and B (each, the “A Warrants” and “B Warrants” and collectively, the “Warrants”) to various accredited and institutional investors.  Following the Reverse Split, these Notes are convertible into 1,320,133 shares of our common stock.  Additionally, such investors have, as of August 10, 2010, exercised their right to purchase up to an additional $2,500,000 of Notes on terms identical to the Notes purchased in February 2010, which such Notes are convertible into 1,650,165 post-Reverse Split shares of common stock.  Accordingly, such investors have outstanding Notes convertible into an aggregate of 2,970,298 shares of common stock.  The Notes are convertible at any time at the option of the Note holder.

Holders of the Notes and Warrants shall not be entitled to convert their Notes or any Warrants into such number of shares of our common stock which, when added to the number of shares of common stock beneficially owned by such holder and its affiliates immediately prior to conversion of such Note or Warrant, would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of our common stock.  For purposes of the immediately preceding sentence, “beneficial ownership” is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.  This restriction may be waived or amended only with the consent of the applicable Note holder and the consent of holders of a majority of the shares of our outstanding common stock who are not affiliates of the Company.

The A Warrants are currently exercisable for five years at an exercise price of $2.03 per share, for up to an aggregate of 1,108,334 shares of our common stock.  The B Warrants are currently exercisable for five years at an exercise price of $2.55 per share, for up to an aggregate of an additional 1,108,333 shares of our common stock.  There were no adjustments to the exercise price as a result of the Company’s financial position as of December 31, 2009.

The exercise price of the A Warrants is subject to adjustment in the event the Company fails to meet certain earnings per share projections.  In the event the Company’s net income for the year ended December 31, 2010 is less than $.6163 per share on a fully-diluted basis, then the exercise price shall be reduced by the percentage shortfall (where net income on a fully diluted basis shall always be defined as earnings from continuing operations before any non-cash items on a pre-taxed fully diluted basis (including dilution from any options, warrants and convertible securities) as reported for the fiscal year ended December 31, 2010). The A Warrant exercise price shall be reduced proportionately by 0% if the earnings are $.6163 per share and by 75% if the earnings are $.1541 per share.  For example, if the Company earns $.4930 per share, or 20% below $.6163 per share, then the A Warrant exercise price shall be reduced by 20%.  Such reduction shall automatically be in effect at the time the December 31, 2010 financial results are reported or at any other time that the initial investor in the Note and the Company have a written and executed agreement stating otherwise, and shall be made from the starting exercise price of the warrants being the exercise price of the warrants at that time, and shall be cumulative upon any other changes to the exercise price of the warrant that may already have been made.

The exercise price of the B Warrants is also subject to adjustment in the event the Company fails to meet certain earnings per share projections.  In the event the Company’s net income for the year ended December 31, 2010 is less than $.6163 per share on a fully-diluted basis, then the B Warrant exercise price shall be reduced by the percentage shortfall (where net income on a fully diluted basis shall always be defined as earnings from continuing operations before any non-cash items on a pre-taxed fully diluted basis (including dilution from any options, warrants and convertible securities) as reported for the fiscal year ended December 31, 2010). The warrant exercise price shall be reduced proportionately by 0% if the earnings are $.6163 per share and by 75% if the earnings are $.1541 per share. For example, if the Company earns $0.4930 per share, or 20% below $.6163 per share, then the B Warrant exercise price would be reduced by 20%.  Such reduction shall automatically be in effect at the time the December 31, 2010 financial results are reported or at any other time that the initial investor in the Note and the Company have a written and executed agreement stating otherwise, and shall be made from the starting exercise price of the warrants being the exercise price of the warrants at that time, and shall be cumulative upon any other changes to the exercise price of the warrant that may already have been made.

Each Selling Stockholder may offer for sale all or part of the shares from time to time. The selling stockholder table assumes the Selling Stockholders will sell all of the shares offered for sale.  A Selling Stockholder is under no obligation, however, to sell any shares pursuant to this prospectus.

[Alternate Page for Selling Securityholder Prospectus]

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided , however , that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such security beneficial owner before the offering; (4) the amount to be offered for the security beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such security beneficial owner after the offering is complete.

In connection with the sale of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that rule.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The maximum amount of compensation to be received by any FINRA member or independent broker-dealer for the sale of any securities registered under this prospectus will not be greater than 8.0% of the gross proceeds from the sale of such securities.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

To our knowledge, no selling securityholder is a broker-dealer or an affiliate of a broker-dealer.

Lock-Up Agreement

All Selling Stockholders have agreed not to sell or otherwise dispose of their shares of Common Stock until the three month anniversary of the effectiveness of this Registration Statement.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

[Alternate Page for Selling Securityholder Prospectus]

Until           , 2011 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

8,068,698 Shares

of

Common Stock

CHINA FOR-GEN CORP.

▪
PROSPECTUS
▪

          , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Expenses payable by us in connection with this offering are as follows:

SEC Registration Fee	$9,075.80
AMEX Filing Fees	$60,000
Professional Fees and Expenses	$300,000
Printing and Engraving Expenses (1)	$40,000
Miscellaneous Expenses(1)	$5,355.20

Total (1)	$414,431

(1) Estimates

Item 14. Indemnification of Directors and Officers.

We are a Delaware corporation, and accordingly, we are subject to the corporate laws under the Delaware General Corporation Law.  Article Sixth of our second amended and restated certificate of incorporation contains the following indemnification provision for our directors and officers:

“The Corporation shall have the power to indemnify any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.”

None of our directors will be personally liable to us or our stockholders for monetary damages resulting from a breach of fiduciary duty as a director, except liability for the following:

•	Any breach of their duty of loyalty to us or our stockholders;

•	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	Any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation also provides discretionary indemnification for the benefit of our directors, officers, and employees, to the fullest extent permitted by Delaware law, as it may be amended from time to time. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors or officers, or persons controlling us, pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to our amended and restated bylaws, we are required to indemnify our directors, officers, employees and agents, and we have the discretion to advance his or her related expenses, to the fullest extent permitted by law.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty.  They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Item 15. Recent Sales of Unregistered Securities

The following are all issuances of securities by the registrant during the past three years which were not registered under the Securities Act of 1933, as amended.  In each of these issuances the recipient represented that he or it was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

May 2008 Private Placement

On May 30, 2008, the Company conducted a private placement of 500,000 shares of its newly created Series A Convertible Preferred Stock convertible into 500,000 shares of our common stock and the 2008 Warrant.  The Company received gross proceeds of $455,000 from the private placement.  The 2008 Warrant is exercisable through May 20, 2013 at an exercise price of $1.25 per share.  The securities were offered pursuant to exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, Regulation D and Rule 506. The 2008 Warrant was exercised in January, 2010 on a cashless basis for 416,667 shares of our common stock.

In connection with the May 2008 private placement, we entered into a registration rights agreement to have the shares of common stock underlying the preferred stock and 2008 Warrants registered for public resale.  The filing of the registration statement of which this prospectus is a part is intended to satisfy certain of our obligations under that registration rights agreement.

February 2009 Private Placement

 On February 12, 2010, the Company received gross proceeds of $2,000,000 from the sale of five year convertible promissory notes, bearing interest at ten percent (10%) per annum (the “Notes”) and Common Stock Purchase Warrants A and B (each, the “A Warrants” and “B Warrants” and collectively, the “Warrants”) to various accredited and institutional investors.  The securities were offered pursuant to exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, Regulation D and Rule 506.

In connection with the February 2009 private placement, we entered into a registration rights agreement to have the shares of Common Stock underlying the Notes and Warrants registered for public resale.  The filing of the registration statement of which this prospectus is a part is intended to satisfy certain of our obligations under that registration rights agreement.

Exhibit Number	Document
1.1	Form of Underwriting Agreement (2)

2.1	Share Transfer Agreement, dated March 26, 2009, by and among the Company, Liaoning Shengsheng and the shareholders of Liaoning Shengsheng (1)

3.1	Certificate of Incorporation of the Company (1)

3.2	Amended and Restated Certificate of Incorporation of the Company (1)

3.3	Second Amended and Restated Certificate of Incorporation of the Company (1)

3.4	By-Laws of the Registrant (1)

4.1	Specimen Share Certificate (3)

4.2	Form of Certificate of Series A Convertible Preferred Stock issued to investors, dated May 30, 2008 (1)

4.3	Form of Convertible Warrant issued to investors, dated May 30, 2008 (1)

4.4	Form of Convertible Warrant A issued to investors, dated February 12, 2010, as amended (1)

4.5	Form of Convertible Warrant B issued to investors, dated February 12, 2010, as amended (1)

4.6	Form of Convertible Note issued to investors, dated February 12, 2010 (1)

4.7	Form of Representative’s Warrant (2)

5.1	Opinion of Ellenoff Grossman & Schole LLP (1)

10.1	Form of Securities Purchase Agreement, dated May 30, 2008, between the Company and Professional Offshore Opportunity Fund, Ltd. (1)

10.2	Form of Registration Rights Agreement, dated May 30, 2008, between the Company and Professional Offshore Opportunity Fund, Ltd. (1)

10.3	Form of Note Purchase Agreement, dated February 12, 2010, between the Company and private placement investors (1)

10.4	Form of Registration Rights Agreement, dated February 12, 2010, between the Company and private placement investors (1)

10.5	Form of Lock-up Agreement (1)

10.6	Form of Make Good Escrow Agreement (3)

10.7	Amended and Restated Call Option Agreement, dated May 12, 2010 (1)

10.8	Certification of Use of Proceeds Executed by Liaoning Shengsheng Biotechnology Co., Ltd., dated February 12, 2010 (1)

10.9	Unofficial English translation of Employment Agreement between Liaoning Shengsheng and Mr. Baoquan Wang (4)

10.10	Unofficial English translation of Employment Agreement between Liaoning Shengsheng and Mr. Jun Fang (5)

10.11	Unofficial English translation of Employment Agreement between Liaoning Shengsheng and Mr. Gang Xu (6)

10.12	Unofficial English translation of Employment Agreement between Liaoning Shengsheng and Ms. Lanfang Wu (7)

10.13	Unofficial English translation of Beijisong Share Transfer Agreement dated May 10, 2009 and its Amendment dated May 13, 2009 (8)

21.1	Subsidiaries of the Company (1)

23.1	Consent of Paritz & Company (2)

23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.2) (1)

99.1	Unofficial English translation of Confirmation Letter issued by Shenyang Agriculture University dated March 31, 2010 (1)

99.2	Unofficial English translation of Confirmation Letter issued by Dalian Technology University dated May 28, 2010 (1)

(1)       Previously filed
(2)       Filed herewith
(3)       To be filed by amendment
(4)       Previously filed as exhibit 99.1 to Amendment No. 1 to the Registrarion Statement on Form S-1 filed with the SEC on July 15, 2010
(5)       Previously filed as exhibit 99.2 to Amendment No. 1 to the Registrarion Statement on Form S-1 filed with the SEC on July 15, 2010
(6)       Previously filed as exhibit 99.3 to Amendment No. 1 to the Registrarion Statement on Form S-1 filed with the SEC on July 15, 2010
(7)       Previously filed as exhibit 99.4 to Amendment No. 1 to the Registrarion Statement on Form S-1 filed with the SEC on July 15, 2010
(8)       Previously filed as exhibit 99.7 to Amendment No. 1 to the Registrarion Statement on Form S-1 filed with the SEC on July 15, 2010

(b) Financial Statement Schedules.  None

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter).

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Haicheng City, Liaoning Province, People’s Republic of China, on January 5, 2011.

CHINA FOR-GEN CORP.

/s/ Baoquan Wang
By: Baoquan Wang
President and Chairman of the Board of Directors
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Title	Date

/s/ Baoquan Wang	January 5, 2011
Baoquan Wang
President and Chairman of the Board of Directors
(principal executive and accounting officer)

*	January 5, 2011
Lanfeng Wu
Treasurer and Secretary (principal financial officer)

*	January 5, 2011
Jia Yu
Director

*	January 5, 2011
Zhang Daoxu
Director

*	January 5, 2011
Gang Xu
Director

*	January 5, 2011
Scott Ogilvie
Director

*	January 5, 2011
Kevin Randolph
Director

*	January 5, 2011
Marc Klee
Director

*/s/ Baoquan Wang
Baoquan Wang
Attorney-in-Fact

S-1

EXHIBIT INDEX

Exhibit Number	Document
1.1	Form of Underwriting Agreement (2)

2.1	Share Transfer Agreement, dated March 26, 2009, by and among the Company, Liaoning Shengsheng and the shareholders of Liaoning Shengsheng (1)

3.1	Certificate of Incorporation of the Company (1)

3.2	Amended and Restated Certificate of Incorporation of the Company (1)

3.3	Second Amended and Restated Certificate of Incorporation of the Company (1)

3.4	By-Laws of the Registrant (1)

4.1	Specimen Share Certificate (3)

4.2	Form of Certificate of Series A Convertible Preferred Stock issued to investors, dated May 30, 2008 (1)

4.3	Form of Convertible Warrant issued to investors, dated May 30, 2008 (1)

4.4	Form of Convertible Warrant A issued to investors, dated February 12, 2010, as amended (1)

4.5	Form of Convertible Warrant B issued to investors, dated February 12, 2010, as amended (1)

4.6	Form of Convertible Note issued to investors, dated February 12, 2010 (1)

4.7	Form of Representative’s Warrant (2)

5.1	Opinion of Ellenoff Grossman & Schole LLP (1)

10.1	Securities Purchase Agreement, dated May 30, 2008, between the Company and Professional Offshore Opportunity Fund, Ltd. (1)

10.2	Registration Rights Agreement, dated May 30, 2008, between the Company and Professional Offshore Opportunity Fund, Ltd. (1)

10.3	Note Purchase Agreement, dated February 12, 2010, between the Company and private placement investors (1)

10.4	Registration Rights Agreement, dated February 12, 2010, between the Company and private placement investors (1)

10.5	Form of Lock-up Agreement (1)

10.6	Form of Make Good Escrow Agreement (3)

10.7	Amended and Restated Call Option Agreement, dated May 12, 2010 (1)

10.8	Certification of Use of Proceeds Executed by Liaoning Shengsheng Biotechnology Co., Ltd., dated February 12, 2010 (1)

10.9	Unofficial English translation of Employment Agreement between Liaoning Shengsheng and Mr. Baoquan Wang (4)

10.10	Unofficial English translation of Employment Agreement between Liaoning Shengsheng and Mr. Jun Fang (5)

10.11	Unofficial English translation of Employment Agreement between Liaoning Shengsheng and Mr. Gang Xu (6)

10.12	Unofficial English translation of Employment Agreement between Liaoning Shengsheng and Ms. Lanfang Wu (7)

10.13	Unofficial English translation of Beijisong Share Transfer Agreement dated May 10, 2009 and its Amendment dated May 13, 2009 (8)

21.1	Subsidiaries of the Company (1)

23.1	Consent of Paritz & Company (2)

23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1) (1)

99.1	Unofficial English translation of Confirmation Letter issued by Shenyang Agriculture University dated March 31, 2010 (1)

99.2	Unofficial English translation of Confirmation Letter issued by Dalian Technology University dated May 28, 2010 (1)

(1)       Previously filed
(2)       Filed herewith
(3)       To be filed by amendment
(4)       Previously filed as exhibit 99.1 to Amendment No. 1 to the Registrarion Statement on Form S-1 filed with the SEC on July 15, 2010
(5)       Previously filed as exhibit 99.2 to Amendment No. 1 to the Registrarion Statement on Form S-1 filed with the SEC on July 15, 2010
(6)       Previously filed as exhibit 99.3 to Amendment No. 1 to the Registrarion Statement on Form S-1 filed with the SEC on July 15, 2010
(7)       Previously filed as exhibit 99.4 to Amendment No. 1 to the Registrarion Statement on Form S-1 filed with the SEC on July 15, 2010
(8)       Previously filed as exhibit 99.7 to Amendment No. 1 to the Registrarion Statement on Form S-1 filed with the SEC on July 15, 2010